As Filed with the Securities and Exchange Commission on December 21, 1999
                                                       Registration No. 333-____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------



                                    FORM S-1
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                     UNITED STATES TELECOMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 Florida                             4813                           59-3470483
      (State or Other Jurisdiction       (Primary Standard Industrial            (I.R.S. Employer
    of Incorporation or Organization)     Classification Code Number)         Identification Number)

                                    Suite 118
                             5251 110th Avenue North
                              Clearwater, FL 33760
                                 (727) 572-7832
   (Address, Including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                                 Richard Pollara
                                    President
                     United States Telecommunications, Inc.
                                    Suite 118
                             5251 110th Avenue North
                              Clearwater, FL 33760
                                 (727) 572-7832
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                           ---------------------------


                                   COPIES TO:

                             Walter E. Jospin, Esq.
                            Elizabeth Hardy Noe, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                     600 Peachtree Street, N.E., Suite 2400
                             Atlanta, Georgia 30308
                                 (404) 815-2400

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                           ---------------------------


If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            -----------------------


                        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO        AMOUNT TO BE            PROPOSED MAXIMUM
BE REGISTERED                              REGISTERED(1)           OFFERING PRICE(2)        AMOUNT OF REGISTRATION FEES(3)
Common Stock, no par value per
share..............................          4,169,644                    N/A                             N/A
Class A Preferred Stock, $0.10 par
value per share....................         16,519,349                    N/A                             N/A

         Total                              20,688,993                $29,677,218                       $7,835


(1) The amount to be registered includes all issued and outstanding shares of common stock and Class A preferred stock, except shares held by persons who were or are executive officers, directors or control persons of the Company or, to the best of our knowledge, shares held by persons who actively participated in the offer and sale of the securities which are the subject of the rescission offer.

(2) Aggregate estimated purchase price, excluding interest, estimated to be payable if the rescission offer is accepted in full.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(j) under the Securities Act of 1933.

                           ---------------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                   RESCISSION OFFER TO CERTAIN SHAREHOLDERS OF


                     UNITED STATES TELECOMMUNICATIONS, INC.



         We are offering certain holders of our common stock and Class A preferred stock the right to rescind their purchase of securities of one or more of our predecessor entities. We are making this rescission offer as a result of the following two transactions which did not satisfy the requirements of federal and state securities laws:

         - Sale of Securities of Predecessor Entities: Our predecessor entities, Tel Com East, Tel Com West and Tel Com Jacksonville, offered to sell and sold their securities in a manner that did not satisfy the requirements of federal and state securities laws.

         - Exchange Offer: As of September 30, 1998, Tel Com East, Tel Com West and Tel Com Jacksonville transferred their respective assets and liabilities to us. In connection with this transfer, unit holders of each of these entities exchanged their limited liability company units for shares of our common stock and Class A preferred stock. This exchange transaction was performed in a manner that did not satisfy the requirements of federal and state securities laws.

         We offer to rescind the purchase of the securities of our predecessor entities by repurchasing shares of our common stock and Class A preferred stock for an amount equal to the consideration you paid for securities of our predecessor entities plus interest from the date of purchase. If you have already disposed of your shares of common stock or Class A preferred stock at a loss, we offer to pay you an amount equal to the difference between the consideration you paid for the securities of our predecessor entity or entities and the consideration you received upon the sale of our stock plus interest.


         EITHER REJECTION OR ACCEPTANCE OF THIS RESCISSION OFFER IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. RETAINING AN INVESTMENT IN UNITED STATES TELECOMMUNICATIONS, INC. IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL MEANS WHO ARE ABLE TO BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT. IF OUR LIABILITY UNDER THIS RESCISSION OFFER EXCEEDS $100,000, WE EXPECT THAT PAYMENT WILL BE MADE OVER A LONG PERIOD OF TIME. PAYMENT OF OUR LIABILITY UNDER THIS RESCISSION OFFER, IF ANY, WILL BE SUBJECT TO A NUMBER OF RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF FACTORS WHICH SHOULD BE CONSIDERED BY EACH RECIPIENT OF THIS RESCISSION OFFER. IF YOU DO NOT COMPLETE AND RETURN A FORM OF ACCEPTANCE OR A FORM OF REJECTION PRIOR TO THE EXPIRATION OF THE RESCISSION OFFER, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.


         THIS RESCISSION OFFER WILL EXPIRE AT THE EARLIER OF 5:00 P.M., EASTERN STANDARD TIME, ON ___________ __, 2000 OR UPON OUR RECEIPT OF A PROPERLY COMPLETED FORM OF REJECTION OR FORM OF ACCEPTANCE FROM EACH RECIPIENT OF THE RESCISSION OFFER.

          We urge you to read this prospectus thoroughly before acting on this rescission offer. You may call one of our representatives at (813) 258-4651 if you have any questions concerning the terms and conditions of this rescission offer.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this prospectus is ____________ ___, ____.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before acting on our rescission offer. We encourage you to read the entire prospectus carefully, including the section entitled "Risk Factors" and the financial statements and notes to those financial statements.

THE COMPANY

         We provide residential local telephone service to people with bad credit. Typically, our customers have been disconnected by their local exchange carrier because of nonpayment. Most local telephone exchange carriers require disconnected customers to pay their past due balance in addition to a security deposit before the carrier will reconnect their service. We focus on those consumers who have been disconnected by their local telephone exchange carrier and cannot afford to reconnect service with the carrier. We offer these consumers local telephone service for a fixed monthly price without requiring a security deposit.

         We are authorized as a reseller or competitive local telephone exchange carrier in 26 states. As a competitive local exchange carrier, we are able to purchase telephone service from major local exchange carriers at a wholesale rate under resale agreements entered into between us and each local exchange carrier from whom we purchase telephone service. We then resell the local telephone service to our customers. As of December 1, 1999, we had 17,953 customers and were conducting business in 20 states. Our principal executive offices are located at Suite 118, 5251 110th Avenue North, Clearwater, Florida 33760.

BUSINESS STRATEGY

         Our mission is to become a leading reseller of local telephone services to consumers with bad credit. To achieve this goal, we have developed and have begun implementing a business strategy to position us as a leader in the reseller segment of the telecommunication services industry. Our business strategy can be categorized into the following five main objectives:

         -        Expand our market area;
         -        Increase product availability for our customers;
         -        Automate and upgrade our operational systems;
         -        Advertise on a national basis; and
         - Develop and introduce new ancillary products, such as Internet services.

RISK FACTORS

         Either rejection or acceptance of this rescission offer is speculative and involves a high degree of risk. Retaining on investment in United States Telecommunications, Inc. is suitable only for persons of substantial financial means who are able to bear the risk of loss of their entire investment. Recipients of this rescission offer should carefully consider all information set forth in this prospectus, including the information set forth in "Risk Factors" beginning on page 5, prior to acting on our rescission offer.

THE RESCISSION OFFER

         We are offering certain holders of our common stock and Class A preferred stock the right to rescind their purchase of securities of one or more of our predecessor entities. These securities were offered and sold and were subsequently exchanged for shares of our common stock and Class A preferred stock in a manner that did not satisfy the requirements of federal and state securities laws. In a Stipulation and Consent Agreement with Final Order dated May 12, 1999 between the State of Florida, Department of Banking and Finance, us and other parties, we, as legal successor to Tel Com East, Tel Com West and Tel Com Jacksonville, admitted that our predecessors' securities were sold in violation of the securities laws of the State of Florida. Accordingly, we offer to shareholders the right to rescind the purchase of these securities. We are not making the rescission offer to shareholders who were or are executive officers, directors or control persons of the Company or to shareholders who, to the best of our knowledge, actively participated in the offer and sale of the securities which are the subject of this rescission offer.

          If a recipient of this rescission offer accepts this rescission offer, we will pay, upon provision of adequate proof of payment by the recipient, an amount equal to the consideration paid for the securities of our predecessor entity or entities, plus interest at the applicable statutory interest rate, from the date of purchase of the securities to the expiration of the rescission offer. If a recipient of this rescission offer resold shares of our stock in a bona fide transaction to a third party at a loss prior to the date of this rescission offer, we will pay an amount equal to the difference between the purchase price paid for the securities of our predecessor entity or entities and the proceeds from the sale of shares of our stock, plus interest at the applicable state statutory rate from the date of purchase to the expiration of the rescission offer.

         We have limited resources from which to pay the amounts due to shareholders under this rescission offer. Our sole source of funds for the rescission offer may be our operating revenues. For the nine months ended September 30, 1999, our operating revenues were $12,232,122 and our operating loss was $5,830,367. If all recipients accept our rescission offer, we estimate our maximum liability under the rescission offer to be approximately $30,000,000 plus interest. Our actual liability under the rescission offer will depend on the number of shareholders who accept the rescission offer and on the price each shareholder paid for the securities. If the amount of our aggregate liability is in excess of $100,000, we will pay the amount due, including interest, over a period of time in annual installments. As of the date of this prospectus, we cannot estimate the length of time over which payments may be made because we do not know the number of recipients who will accept this offer or the purchase price the accepting recipients paid for our securities. The amount due to each recipient of this rescission offer who accepts will bear interest at the interest rate set by the state in which each recipient resides at the date of this rescission offer. THE TIME PERIOD DURING WHICH PAYMENTS WILL BE MADE TO RECIPIENTS WHO ACCEPT THIS RESCISSION OFFER WILL BE DETERMINED BY MANAGEMENT IN THEIR SOLE DISCRETION.

         To accept the rescission offer, you must complete, sign and return to us the Form of Acceptance of Rescission Offer attached to this prospectus as Appendix A prior to the expiration of the rescission offer. To reject the rescission offer, you must complete, sign and return to us the Form of Rejection of Rescission Offer attached to this prospectus as Appendix B prior to the expiration of the rescission offer.

         IF YOU DO NOT COMPLETE AND RETURN A FORM OF ACCEPTANCE OR A FORM OF REJECTION PRIOR TO THE EXPIRATION OF THE RESCISSION OFFER, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

SUMMARY FINANCIAL DATA

         The following table summarizes our statements of operations for the period from our inception (November 17, 1997) to December 31, 1997, for the year ended December 31, 1998 and for the nine months ended September 30, 1998 and 1999. In addition, the following table summarizes our balance sheet data for the nine months ended September 30, 1999. See "Selected Financial Data," "Managements' Discussion and Analysis of Financial Condition and Results of Operations," and the historical financial statements and the notes thereto, appearing elsewhere in this prospectus.

                         SUMMARY FINANCIAL INFORMATION


                                                   Nine Months Ended                   Periods Ended
                                                      September 30                      December 31
                                                      ------------                      -----------
                                                 1999              1998            1998             1997
                                             -----------       ----------      -------------     ------------
  Sales ...............................     $ 12,232,122      $  1,245,813      $  5,347,642      $
  Cost of sales .......................        5,579,939           574,897         2,317,945                --
                                            ------------      ------------      ------------      ------------

  GROSS PROFIT ........................        6,652,183           670,916          3,029697                --

  Advertising expenses ................        1,144,515               117           430,703                --
  General and administrative expenses .        9,203,713         1,030,799         5,017,832               250
  Impairment loss .....................             --                --          31,674,670                --
  Loss on promoter receivable write off        2,134,322              --             748,459                --
                                            ------------      ------------      ------------      ------------

  OPERATING (LOSS) ....................       (5,830,367)         (360,000)      (34,841,967)             (250)
                                            ------------      ------------      ------------      ------------
Other income (expenses):
  Interest Expense ....................          (43,598)             (333)          (13,860)               --
  Gain from easy phone settlement .....        1,315,742
                                            ------------      ------------      ------------      ------------
  TOTAL OTHER INCOME (EXPENSES) .......        1,272,144              --             (13,860)               --

  NET LOSS ............................     $ (4,558,223)     $   (360,333)     $(34,855,827)     $       (250)
                                            ============      ============      ============      ============

  Basic loss per share ................     $      (0.45)     $      (0.07)     $       5.68
                                            ============      ============      ============
  Diluted loss per share ..............     $      (0.45)     $      (0.07)     $       5.68
                                            ============      ============      ============
Weighted average number of common
shares
  Basic common shares .................       10,236,796         5,115,114         6,140,532
                                            ============      ============      ============
  Diluted common shares ...............       10,236,796         5,115,114         6,140,532
                                            ============      ============      ============
Balance Sheet Data:

                                      SEPTEMBER
                                      30, 1999
Working capital deficit ......     $  4,008,126
                                   ============
Total assets .................     $  6,290,977
                                   ============
Rescission obligation ........     $ 29,677,218
                                   ============
Rescission obligation interest     $  4,469,417
                                   ============
Total stockholders' deficit ..     $(33,627,853)
                                   ============

                           FORWARD-LOOKING STATEMENTS

  Certain of the statements made in this prospectus, including matters discussed under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as oral statements made by us or our officers, directors or employees, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on management's beliefs, current expectations, estimates and projections about the telecommunications industry, the economy and about us and telecommunications providers in general. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements; however, this prospectus also contains other forward-looking statements in addition to historical information. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from our historical results or from any results expressed or implied by such forward-looking statements. Such factors include, without limitation:

         -        lack of sustained growth in the economy;
         -        increased competition within the telecommunications industry;
         -        changes in the regulatory environment;
         - our ability to fund the rescission offer and the impact of the rescission offer on our financial condition;
         - our ability to obtain the necessary capital to operate and grow our business; and
         -        the additional risk factors set forth on page 5.

         Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE ACTING ON OUR RESCISSION OFFER.

  LIMITED OPERATING HISTORY

         We were incorporated in November 1997 and therefore have a limited operating history with which you can evaluate our business and prospects. Our predecessor entities were formed in early to mid-1997 and therefore they also have a limited operating history. Our business prospects must be considered in light of the uncertainties encountered by companies in the early stages of development. Some of the uncertainties we face include our ability to:

         -        increase the efficiency and function of our services;
         -        continue to develop, upgrade and protect our technology;
         - respond effectively to the increasingly competitive environment;
         - continue to closely monitor and comply with federal and state industry regulations;
         -        respond effectively to our increasing portfolio of customers;
         -        develop appropriate strategic alliances with our agents; and
         -        plan and effectively implement our business strategy.


EFFECT OF RESCISSION LIABILITY ON FINANCIAL POSITION ; TIMING OF PAYMENT WILL BE WITHIN THE SOLE DISCRETION OF MANAGEMENT

         Our actual aggregate liability under the rescission offer will depend on the number of recipients who accept this offer. We will have no liability under this rescission offer if all of the recipients reject this rescission offer. On the other hand, if all of the recipients accept this rescission offer, we estimate our aggregate liability under this rescission offer will equal approximately $30,000,000 plus interest. Any actual liability we incur under this rescission offer in excess of $100,000 will have an adverse effect on our financial condition, including without limitation, impairing our ability to raise capital and grow our business. The extent and materiality of such adverse effect, if any, depends upon the actual aggregate amount of liability imposed on us as a result of this rescission offer.

         Our sole source of funds for payment of our actual aggregate liability, if any, under this rescission offer, may be our operating revenues which were $12,232,122 for the nine month period ended September 30, 1999 and our operating loss was $5,830,367. If our actual liability is in excess of $100,000, we will pay the aggregate amount of liability, including accrued interest, over a period of time in annual installments. The amount to be paid over time will bear interest at the statutory interest rate set by the state in which the accepting recipient resides as of the date of the rescission offer. Because we do not know the number of recipients who will accept this recission offer, we cannot estimate the length of time over which payments will be made. No assurances can be given that we will ever be able to pay in full the amount due to accepting recipients under this rescission offer, even if such payments are made in annual installments over a period of time. The time period during which payments will be made to recipients who accept this rescission offer will be determined by management in their sole discretion.

         If we continue to incur losses in the future due to our growth strategy or for other reasons, there can be no assurance that we will be able to raise funds with which to make payments to those shareholders accepting the rescission offer.

         The chart set forth below illustrates the potential interest expense we may incur as a result of this rescission offer. For purposes of this illustration, we have assumed payment of various aggregate amounts of liability in equal annual installments for a period of 30 years, plus interest to be paid annually at a rate of 10% per annum. The chart shows the total interest expense we may have to pay over a 30 year period based on various amounts of the aggregate liability under the rescission offer.

                      INTEREST EXPENSE OF RESCISSION OFFER


                                       AGGREGATE LIABILITY AMOUNT
                                             (in millions)

                           $5         $10       $15         $20        $25       $30
TOTAL INTEREST EXPENSE   $10.9M     $21.8M     $32.7M     $43.7M      $54.6M    $65.5M
  (in millions)


REGULATORY RISKS

         Compliance with State and Federal Regulations. We and our competitors are subject to state and federal statutes and rules regulating the telecommunications industry. These regulations vary from state to state and consist of items such as:

         -        approval procedures for resale agreements;
         -        certification or licensing procedures and requirements;
         -        tariff requirements;
         -        reporting requirements; and
         - requirements in connection with customer billing, suspension and disconnection.

         We believe we are in substantial compliance with all of these laws and regulations and that these laws and regulations have not had any material adverse effect on our ability to operate our business. Changes in existing laws or regulations, or in their interpretation, or the adoption of any additional laws or regulations, could have a material adverse effect on our business.

         Impact of Change in State Law. As a reseller of residential local telephone service to persons with bad credit, we, together with most other resellers, generally do not provide long-distance services. Although most states have regulations requiring resellers to provide access to long distance, operator or information services, these states typically waive these regulations and thus permit resellers to limit their exposure to the nonpayment risks of our customers. However, the public utility commissioners in Ohio and Minnesota have been unwilling to waive these regulations concerning long-distance and operator or information services. Therefore, we are effectively prohibited from conducting business in those states. There can be no assurance that other state public utility commissioners will continue to waive these regulations and thus permit us to conduct business in their state.

         A substantial portion of the market for our services are consumers who have been disconnected by their local exchange carrier for nonpayment of long-distance service. Several states are examining the billing policies of these carriers which permit them to disconnect their customers for nonpayment of long-distance services. A change in this policy may have an adverse impact on our earnings and our ability to attract customers.

RISK OF NONPAYMENT FROM CUSTOMERS

         Because most of our customers have bad credit, there is a significant risk of nonpayment. We disconnect service to nonpaying customers as soon as we are legally permitted to do so under the applicable state laws and regulations. Each state has enacted certain notice requirements that a carrier must comply with prior to disconnecting a customer's telephone service. These notice requirements vary from state to state and range from approximately 30 to 60 days' notice. In states which are consumer oriented, such as Massachusetts, we face a significant risk that we may be forced by state law to continue to provide telephone service to a nonpaying customer for an extended period of time. As a result, our financial position and results of operations may be materially adversely effected. No assurance can be given that additional states will not increase the requisite notice period in connection with the disconnection of nonpaying customers and therefore make conducting business in these states cost prohibitive.

COMPETITION

         We operate in a very competitive business environment. Competition may affect our ability to increase our customer base and generate revenues. The barriers to entry in our business are relatively low in that the initial capital investment required to enter our business is minimal. Therefore, there are a large number of small, local businesses who resell local telephone service to credit challenged consumers. These types of small businesses typically focus on a single city or relatively compact area. Although the geographic range of these types of competitors is limited, many of these companies are fiercely competitive with us in their fees for services and some of these companies have greater financial resources than we. In addition, we face increasing competition from local exchange carriers such as Southwestern Bell, who have begun offering local telephone service to their own customers who have been disconnected for nonpayment. These local exchange carriers have far more resources than we do, and will generally have lower marketing and operational costs, thus allowing them to price their local telephone services at rates that are lower than the rates we charge our customers.

FAILURE TO IMPLEMENT BUSINESS STRATEGY

         Failure to implement our business strategy could adversely affect our operations, our financial position and our results of operations and possibly our ability to generate sufficient cash to pay the amounts owed under this rescission offer. Our ability to execute our business strategy depends on our ability to:

         -        raise sufficient capital to pursue our business plan;
         -        expand our market share;
         -        identify and target the untapped markets;
         -        increase our product availability;
         -        automate our operations;
         -        advertise in an effective yet cost efficient manner;
         -        retain our key employees; and
         -        manage growth successfully.

         If our actual liability under this rescission offer is in excess of $100,000, our ability to implement our business strategy will be materially adversely affected.


  ABILITY TO RETAIN KEY PERSONNEL

         Our success is largely dependent upon our ability to retain our key personnel including our President, Richard Pollara, Vice President/General Manager, Bill Van Aken, Vice President, Terrence Battle, Treasurer, Maurice Franklin, Marketing Director/Secretary, Julie Graton, Banking Administrator, Robin Caldwell and MIS Director, Bruce Walker. The loss of the service of one or more of our key personnel could have a material adverse effect on our business. We have not entered into employment agreements or non-compete agreements with any of our key personnel. Such employees may terminate their employment with us at any time. If one or more of our key employees resign to join a competitor or to form a competing company, the loss of such personnel and any resulting loss of existing or potential customers to any such competitor could have a material adverse effect on our business, financial condition and results of operations. In the event of the loss of any such personnel, there can be no assurance that we would be able to prevent the unauthorized disclosure or use of our technical knowledge, practices or procedures by such personnel.

SEC LITIGATION RISKS

         Our business and financial prospects may be materially adversely affected by the outcome of an action brought by the Securities and Exchange Commission against our predecessor entities. Tel Com East and Tel Com West have been named as defendants in a lawsuit brought in federal court in Tampa, Florida in which the SEC alleges, among other things, violation of Rule 10b-5 of the Securities Exchange Act of 1934. The complaint further alleges that Tel Com East and Tel Com West committed fraud in the sale of their securities. As of the date of this prospectus, we have not been named as a defendant in the action. However, no assurance can be given that the SEC will not bring an action against us as a successor in interest to Tel Com East and Tel Com West. The outcome of this litigation cannot be predicted. If we are named as a party and the court rules against us, we may be subject to severe civil penalties and other remedies which will have a material adverse effect on our business and financial condition.

LACK OF PROFITABILITY

         We may not achieve profitability in the near term, if at all. During the nine months ended September 30, 1999, we incurred an operating loss of $5,830,367. Although we believe that our revenues should increase as we expand our customer base and automate our operational systems, no assurance can be given that our revenues will increase to the level necessary to cover our expenses. In addition, our financial condition may be materially adversely affected as a result of this rescission offer if our aggregate liability is in excess of $100,000. Our sole source of funds for any liability under this rescission offer may be our operating revenues.

LIQUIDITY AND FINANCING REQUIREMENTS

         In order to pursue our business strategy and growth plans, we will require significant amounts of capital. However, as of the date of this prospectus we do not have any written arrangements with respect to financing for future growth and expansion. There can be no assurance that financing will be available at all or on terms acceptable to us. In addition, because we are financing this rescission offer with our operating revenues, our liquidity and financial condition may be adversely affected by this rescission offer if our aggregate liability is in excess of $100,000. Our inability to raise capital and meet our financing requirements would have a material adverse effect on our business, financial condition and future prospects or on our ability to pay those accepting the rescission offer.

NO PUBLIC MARKET FOR OUR SECURITIES

         There presently exist no public or other market for our stock and it is not anticipated that any such market will develop. Consequently, investors may be required to maintain their ownership interest for an indefinite period of time. Because of the illiquidity of our stock and the high degree of risk, you should reject this offer and thus retain an investment in us only if you have no need for liquidity with respect to this investment and understand the nature of the risks involved in this investment.

ABSENCE OF DIVIDENDS

         We have never declared or paid cash dividends on our common stock or Class A preferred stock and we do not anticipate paying any cash dividends in the foreseeable future.

SURVIVAL OF MATERIAL CONTINGENT LIABILITIES

         It is not certain that this rescission offer will have the effect of barring claims relating to our (or our predecessor entities) non-compliance with the applicable federal and state securities laws. The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or most state securities laws. The staff of the SEC has taken the position that a person's federal right of rescission, which may survive for one year following the date of the sale, may survive a rescission offer. If a person accepts the rescission offer, we take the position that our potential liability to that person based upon initial sales of units of our predecessor entities and the exchange offer occurring as of September 30, 1998 will be eliminated. Should the rescission offer be rejected by any or all recipients, we may continue to be contingently liable for rescission or damages in an indeterminate amount, which liability could be material. We cannot presently quantify the number or the magnitude of the possible claims related to the rescission offer. Thus, we cannot quantify the potential continuing exposure upon completion of the rescission offer.

         Recipients who do not accept this rescission offer may be able to assert claims against us relating to possible non-compliance with federal and state securities laws. Should any or all of such claims prevail, our business, financial condition and results of operations could all be materially adversely affected. Even if we are successful in defending any claims under applicable securities laws, their mere assertion could result in costly litigation and significant diversion of effort by us.

SURVIVAL OF MATERIAL CONTINGENT LIABILITY FROM TEL COM JACKSONVILLE RESCISSION OFFER

         Tel Com Plus Jacksonville, LLC, one of our predecessor entities, made an offer in early to mid-1998 to each of its investors to repurchase the respective holder's units. The State of Florida, Department of Banking and Finance, acknowledged this rescission offer in the Consent Agreement with the Company. The Tel Com Jacksonville rescission offer was not registered with the SEC or with any state securities commission. No assurance can be given that the Tel Com Jacksonville rescission offer complied with applicable federal and state securities laws. Therefore, previous holders of units in Tel Com Jacksonville may have a valid claim against Tel Com Jacksonville and us, its successor entity, for failure to comply with the applicable federal and state securities laws in connection with the rescission offer. In addition, it is not certain that the rescission offer had the effect of barring claims relating to Tel Com Jacksonville's alleged non-compliance with the applicable federal and state securities laws. The rights remaining to holders of units in Tel Com Jacksonville are not delineated under the federal and state securities laws. We cannot quantify the number or the magnitude of the possible claims related to the Tel Com Jacksonville rescission offer; however, these claims, if brought, may have a material adverse effect on our business and financial condition.

LACK OF DOCUMENTATION OF PAST CORPORATE ACTIONS

         We and our predecessor entities have not properly documented our past corporate actions, including without limitation, shareholder meetings and board of director meetings. In addition, our purchase of the assets and liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville was not supported by the proper transfer documentation. Although our board of directors has ratified significant past corporate actions, there may remain corporate actions which were not properly approved or documented and which may not be properly described in this prospectus. As a result of this lack of documentation of corporate actions, we may be unaware of corporate acts which may have a material adverse effect on our business, financial condition or results of operations.

                              THE RESCISSION OFFER

BACKGROUND AND REASONS FOR THE RESCISSION OFFER

         We are the legal successor to Tel Com East, Tel Com West and Tel Com Jacksonville, each a limited liability company engaged in the business of reselling residential local telephone service to consumers with bad credit who have typically been disconnected from residential telephone service by their local exchange carrier. As of September 30, 1998, Tel Com East, Tel Com West and Tel Com Jacksonville transferred their respective assets and liabilities to us. Prior to this business combination, securities of Tel Com East, Tel Com West and Tel Com Jacksonville were offered and sold to persons in violation of the securities laws of the State of Florida, other applicable state securities laws and federal securities laws. In connection with the asset transfer, holders of units in each of Tel Com East, Tel Com West and Tel Com Jacksonville exchanged their units for securities of the Company. This exchange transaction was not registered with the SEC or any state securities commission. We have been advised that the offer and sale of such securities and their exchange for our securities did not comply with federal securities laws and other state securities laws.

         We, as successor in interest to Tel Com East, Tel Com West and Tel Com Jacksonville, entered into a Stipulation and Consent Agreement with Final Order with the State of Florida, Department of Banking and Finance, on May 12, 1999 whereby we admitted that the sale of securities of our predecessor entities was in violation of Florida law. In order to resolve this matter expeditiously and without the need for litigation, we agreed to complete an offer of rescission with respect to the securities of Tel Com East, Tel Com West and Tel Com Jacksonville sold in violation of Florida law. Pursuant to the Consent Agreement, as amended, we agreed to complete the rescission offer by November 30, 1999. However, we were unable to do so. On December 7, 1999, the State of Florida, Department of Banking and Finance, notified us that we were in violation of the Consent Agreement and that it intended to bring an action against us to enforce the provisions of the Consent Agreement. As of the date of this prospectus, the Department has not brought an action against us to enforce compliance with the Consent Agreement. We believe that by filing and distributing this prospectus in accordance with federal and state securities laws, and subsequently mailing this prospectus to our shareholders and complying with the terms of the rescission offer, we will be in compliance with the provisions of the Consent Agreement.

TERMS OF THE RESCISSION OFFER

         Pursuant to the terms hereof, we hereby offer:

         - to repurchase, from each recipient of this rescission offer, all shares of our stock received pursuant to the combination of Tel Com East, Tel Com West and Tel Com Jacksonville into United States Telecommunications, Inc. (the "Rescission Stock") at the price paid by such recipient for the securities of Tel Com East, Tel Com West and/or Tel Com Jacksonville subsequently exchanged for Rescission Stock, plus interest at the applicable state statutory rate, upon receipt by the Company of

                  - a properly completed and executed Acceptance of Rescission Offer in the form of Appendix A to this prospectus, together with a properly completed and executed stock power in the form of Appendix A,

                  - proof reasonably satisfactory to the Company evidencing the price paid by the shareholder for the securities of Tel Com East, Tel Com West and/or Tel Com Jacksonville, and

                  -        certificates representing such shares of Rescission
                           Stock.

         - to pay to each recipient of the rescission offer who sold shares of the Rescission Stock at a loss prior to the date hereof an amount equal to the price paid by such recipient for the securities of Tel Com East, Tel Com West and/or Tel Com Jacksonville, less the proceeds from the sale of the Rescission Stock, upon receipt by the Company of

                  - a properly executed Acceptance of Rescission Offer, and

                  - proof reasonably satisfactory to the Company evidencing the bona fide sale of such shares to a third party at a loss.

         Satisfactory proof of the price paid by a shareholder for the securities of Tel Com East, Tel Com West and/or Tel Com Jacksonville may take the form of a canceled check or a receipt from the broker, dealer or other person conducting such sale. The purchase price may have been paid in either cash or property. If the purchase price was paid in property, the price will be deemed to be the fair market value of such property at the time of the sale. If the proof of the purchase price is not reasonably satisfactory to us, we may require additional proof.

         Satisfactory proof of sale at a loss may take the form of appropriate confirmation of sale from brokers or dealers. If the proof of sale at a loss is not reasonably satisfactory to us, we may require additional proof. In addition, we will require evidence that any sale of the shares of Rescission Stock was a bona fide transfer to a third party of such shares. Finally, we may require that an improperly completed Acceptance of Rescission Offer form be properly completed.

HOW TO ACCEPT THE RESCISSION OFFER

         A HOLDER OF SHARES OF RESCISSION STOCK IS NOT REQUIRED TO ACCEPT THIS RESCISSION OFFER. Acceptance of the rescission offer is optional for each recipient of this rescission offer. You are urged to consider this prospectus carefully before reaching a decision.

         The form of Acceptance of Rescission Offer for persons desiring to accept the rescission offer is attached hereto as Appendix A. If you wish to accept the rescission offer made to you, you should complete and execute the appropriate sections of the Acceptance of Rescission Offer form enclosed with this prospectus and return it (along with your stock certificate(s) representing shares to be surrendered in acceptance of the offer to rescind and other required documents) to us, in care of the Company, Suite 118, 5251 110th
Avenue North, Clearwater, Florida 33760, as soon as practicable after the date of receipt this prospectus, but in no event being received by us, after the expiration date of this rescission offer which is ____________ __, 2000. Recipients of this rescission offer are encouraged to promptly return their acceptance materials by certified mail or overnight courier.

         IF YOU DO NOT COMPLETE AND RETURN A FORM OF ACCEPTANCE OR A FORM OF REJECTION PRIOR TO THE EXPIRATION OF THE RESCISSION OFFER, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

HOW TO REJECT THE RESCISSION OFFER

         REJECTION OF THIS RESCISSION OFFER, AND RETENTION OF YOUR INVESTMENT IN THE RESCISSION STOCK, IS SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK, AND IS SUITABLE ONLY FOR PERSONS WHO HAVE SUBSTANTIAL FINANCIAL RESOURCES IN RELATION TO THIS INVESTMENT, HAVE NO NEED FOR LIQUIDITY IN THIS INVESTMENT, AND UNDERSTAND THE RISK FACTORS AND ALL OTHER ASPECTS OF THE INVESTMENT.

         The form of Rejection of Rescission Offer for recipients desiring to reject the rescission offer are attached hereto as Appendix B. If you wish to reject the rescission offer made to you, you should complete and execute the Rejection of Rescission Offer form enclosed with this prospectus and return it to us, in care of the Company, Suite 118, 5251 110th Avenue North, Clearwater, Florida 33760, as soon as practicable after the date of receipt of this prospectus.

         IF YOU DO NOT COMPLETE AND RETURN A FORM OF ACCEPTANCE OR A FORM OF REJECTION PRIOR TO THE EXPIRATION OF THE RESCISSION OFFER, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

QUESTIONS ABOUT THE RESCISSION OFFER

         Persons entitled to participate in the rescission offer may call our representatives at (813) 258-4651 between 9:00 a.m. and 6:00 p.m., Eastern Standard Time.

USE OF RESCISSION STOCK REPURCHASED BY THE COMPANY IN THE RESCISSION OFFER

         The shares of common stock and Class A preferred stock purchased by us pursuant to the rescission offer, if any, will become unauthorized and unissued shares and available for general corporate purposes.

FEDERAL INCOME TAX CONSEQUENCES OF THE RESCISSION OFFER

         The following is a general summary of the likely U.S. federal income tax consequences to the persons entitled to this rescission offer who elect to accept this rescission offer and who have held their shares of stock as a capital asset. This summary is not a complete analysis of the potential tax considerations and does not discuss all aspects of the U.S. federal income taxation that may be relevant to a particular recipient of this rescission offer. Moreover, no information is provided with respect to the consequences of any applicable state, local or foreign tax laws. The accuracy of this summary is not free from doubt, and there can be no assurance that the U.S. Internal Revenue Service will agree with the conclusions stated. Accordingly, and because the tax treatment applicable to each recipient of this rescission offer may vary due to the facts and circumstances applicable to that individual, each recipient of this rescission offer should consult his or her own tax advisor to determine his or her actual tax consequences attributable to the rescission offer.

         If the amount received by the recipient of this rescission offer upon his or her acceptance of the rescission offer is deemed to constitute a distribution in redemption of stock covered under Section 302 of the Internal Revenue Code of 1986, as amended (the "Code"), the amounts received by such recipient of this rescission offer who accepts the rescission offer and tenders his or her shares to the Company will constitute a tax-free return of basis up to the amount of cash such person paid for the securities of Tel Com East, Tel Com West and/or Tel Com Jacksonville. Amounts received by a recipient of the rescission offer who accepts the rescission offer and who resold his or her shares of Rescission Stock at a loss prior to the date hereof (the "Sold Stock") will constitute taxable income. The taxable income will be characterized as capital gain up to an amount equal to the difference between the amount of cash such person paid for the stock and the amount realized upon the prior sale of such stock. The characterization of such capital gain as long-term or short-term is dependent upon the length of time such person held the Sold Stock.

         However, if the amount received by the recipient of the rescission offer upon his or her acceptance of the rescission offer is deemed to constitute a distribution of property covered under Section 301 of the Code, with respect to amounts received by such person who accepts the rescission offer and tenders his or her shares to the Company (i) that portion of the amounts received constituting a dividend (as defined in Section 316 of the Code) will constitute ordinary taxable income, and (ii) that portion of the amount received which is not a dividend, will be applied against and reduce such person's basis in such shares.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 1999. Our capitalization is presented on an actual basis. You should read this information together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes to those statements included elsewhere in this prospectus.


                                                                                               At September 30, 1999
  Long-term obligations
         Rescission obligation................................................                           $29,677,218
         Rescission obligation interest.......................................                            $4,469,417
  Total Long-term obligations.................................................                           $34,146,635
  Stockholders' Equity:
         Preferred Stock, $0.10 par value, 200,000,000 shares authorized
               Class A Preferred Stock, $0.10 par value per share,                                        $1,572,951
                 40,000,000  shares authorized; 36,461,749 shares issued......
         Common Stock, no par value, 100,000,000 shares
               authorized; 10,819,674 shares issued...........................                                    --
         Additional Paid-In Capital...........................................                            $4,213,496
         Accumulated Deficit..................................................                          ($39,414,300)
  Total Stockholders' Deficit.................................................                          ($33,627,853)
  Total Capitalization........................................................                              $518,782

                             SELECTED FINANCIAL DATA

The following selected financial data for the year ended December 31, 1998 and for the period from inception (November 17, 1997) to December 31, 1997 are derived from our financial statements which have been audited by Pender Newkirk & Company, our independent public accountants, and are included elsewhere in this prospectus. The following selected financial data for the nine months ended September 30, 1999 and 1998 are derived from unaudited financial statements included elsewhere in this prospectus. The unaudited combined pro forma financial data for the years ended December 31, 1997 and 1998 are also derived from unaudited financial statements included elsewhere in this prospectus. In the opinion of our management, the unaudited financial data include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for such period. The unaudited pro forma combined financial data presents our financial condition as if we had acquired the assets and liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville on January 1, 1997. The unaudited combined pro forma financial information is not necessarily indicative of the results of operation that would have been reported had the acquisition of the assets and liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville actually been accounted for on the date it occurred, September 30, 1998, nor is it necessarily indicative of our future results. The unaudited combined pro forma financial statement should be read in conjunction with our historical financial statements. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes appearing elsewhere in this prospectus.



                             SELECTED FINANCIAL DATA

                                                            Nine Months Ended                                  Periods Ended
                                                              September 30                                      December 31
                            ----------------------------------------------------------------                   --------------
                                 1999            1999              1998             1998            1998            1998
                              Pro forma        Actual(1)         Pro forma       Actual(1)       Pro forma        Actual(1)
                            as adjusted(2)                     as adjusted(2)                  as adjusted(3)
                            --------------   -------------    ---------------   ------------   --------------   -------------
 Sales .................    $ 12,232,122     $ 12,232,122     $ 12,516,060     $  1,245,813     $ 16,617,889     $  5,347,642
 Cost of sales .........       5,579,939        5,579,939        4,011,350          574,897        5,754,897        2,317,945
                            ------------     ------------     ------------     ------------     ------------     ------------
 GROSS PROFIT ..........       6,652,183        6,652,183        8,504,710          670,916       10,863,491        3,029,697

 Advertising expenses ..       1,144,515        1,144,515        1,662,821              117        2,093,407          430,703
 General and administra-
   tive expenses               8,823,549        9,203,713        9,628,225        1,030,799       13,488,537        5,017,832
 Impairment loss .......              --               --          126,721               --          126,721       31,674,670
 Loss on promoter
   receivable writeoff .       2,134,322        2,134,322       18,830,888               --       19,579,347          748,459
                            ------------     ------------     ------------     ------------     ------------     ------------
 OPERATING (LOSS) ......      (5,450,203)      (5,830,367)     (21,743,945)        (360,000)     (24,424,521)     (34,841,967)

                            ------------     ------------     ------------     ------------     ------------     ------------
 Other income
 (expenses:
   Interest expense ....         (43,598)         (43,598)         (43,662)            (333)         (57,189)         (13,860)

 Gain from Easy Phone
   settlement ..........       1,315,742        1,315,742               --               --               --               --
                            ------------     ------------     ------------     ------------     ------------     ------------
 TOTAL OTHER INCOME ....       1,272,144        1,272,144          (43,662)              --          (57,189)         (13,860)
 (EXPENSES)
 NET LOSS ..............    $  4,178,059     $ (4,558,223)    $(21,787,607)    $   (360,333)    $(24,481,710)    $(34,855,827)
                             ============     ============     ============     ============     ============     ============
Per Share data:
Basic loss per share ..    $      (0.41)    $      (0.45)    $      (2.39)    $      (0.07)    $      (2.68)    $      (5.68)
Diluted loss per share     $      (0.41)    $      (0.45)    $      (2.39)    $      (0.07)    $      (2.68)    $      (5.68)

 Weighted average number
   of common shares
 Basic common shares ...      10,236,769       10,236,796        9,121,708        5,115,114        9,138,928        6,140,532
 Diluted common shares .      10,236,059       10,236,796        9,121,708        5,115,114        9,138,928        6,140,532

------------------------

*(1) Reflects the operations of United States Telecommunications, Inc. for the period presented.

 (2) Reflects a reduction of goodwill and customer base amortization expenses of $380,162.

 (3) Reflects a reduction of goodwill and customer base amortization expenses of $136,721 and a reduction of impairment loss of $31,674,670 and the operations of TelCom East, Tel Com West And Tel Com Jacksonville for the nine months ending September 30, 1998.

 (4) Reflects the operations of Tel Com East, Tel Com West and Tel Com Jacksonville for the nine months ending September 30, 1999.

 (5) Reflects the operations of Tel Com East, Tel Com West and Tel Com Jacksonville for the period from inception to December 31, 1997.

                                   Period Ended
                                    December 31
                          ------------------------------
                             1997                1997
                           Pro forma          Actual(1)
                           as adjusted(4)
                          ---------------     ---------
 Sales .................   $  3,558,018     $         --
 Cost of sales .........      2,098,000               --
                           ------------     ------------
 GROSS PROFIT ..........      1,460,018               --

 Advertising expenses ..      1,455,009               --
 General and administra-
   tive expenses              3,925,562              250
 Impairment loss .......        200,356               --
 Loss on promoter
   receivable writeoff .      6,453,979               --
                           ------------     ------------
 OPERATING (LOSS) ......    (10,574,888)            (250)

                           ------------     ------------
 Other income
 (expenses:
   Interest expense ....        (57,047)              --

 Gain from Easy Phone
   settlement ..........             --               --
                           ------------     ------------
 TOTAL OTHER INCOME ....        (57,047)              --
 (EXPENSES)
 NET LOSS ..............   $(10,631,935)    $       (250)
                           ============     ============
 Basic loss per share ..             --               --

 Diluted loss per share              --               --

 Weighted average number
 of common shares
 Basic common shares ...
 Diluted common shares .

------------------------

(1) Reflects a reduction of goodwill and customer base of $2,996,230 resulting from the pro forma adjustments to offset the acquisition of TelCom East, TelCom West and TelCom Jacksonville, as if the October 1, 1998 acquisition occurred on January 1, 1997.



  Balance Sheet Data:                          SEPTEMBER
                                                30, 1999            SEPTEMBER
                                             AS ADJUSTED(1)          30, 1999                            December 31
                                             --------------    --------------------     --------------------------------------------
                                                                                               1998(1)                1997(1)
                                                               --------------------     --------------------   ---------------------
  Working capital deficit                    $    4,008,124     $         4,008,126       $        3,388,674     $             (250)
  Total assets                               $    3,294,747     $         6,290,977       $        6,628,989     $                 -
  Rescission obligation                      $   29,677,218     $        29,677,218       $       30,032,642     $                 -
  Rescission obligation interest             $    4,469,417     $         4,469,417       $        2,335,095     $             (250)
  Total stockholders' deficit                $   30,631,603     $      (33,627,853)       $     (30,904,445)     $             (250)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         You should read the following discussion of our financial condition and results of operations together with the financial statements and the notes to financial statements included elsewhere in this prospectus. The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements based upon current expectations that involve risks and uncertainties. when used in this prospectus, the words "intend," "anticipate," "believe," "estimate," "plan" and "expect" and similar expressions as they relate to us are included to identify forward-looking statements. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

BACKGROUND AND OVERVIEW

         We were incorporated in the State of Florida on November 19, 1997. In February 1998 we began obtaining licenses from various state public utility commissions to resale local telephone service, which we permitted Tel Com East, Tel Com West and Tel com Jacksonville to use. As of September 30, 1998, we purchased the assets and liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville (the "Acquisition"), to obtain a greater degree of operational efficiency by combining the administrative, management, marketing and finance functions of the various companies.

         We provide residential local telephone service to people with bad credit. Typically, our customers have been disconnected by their local exchange carrier because of nonpayment. Most local telephone exchange carriers require disconnected customers to pay their past due balance in addition to a security deposit before the carrier will reconnect their service. We focus on those consumers who have been disconnected by their local telephone exchange carrier and cannot afford to reconnect service with the carrier. We offer these consumers local telephone service for a fixed monthly price without requiring a security deposit. We do, however, charge a connection fee for new service to our customers.

         We are authorized as a reseller or competitive local telephone exchange carrier in 26 states. As a competitive local exchange carrier, we are able to purchase telephone service from major local exchange carriers at a wholesale rate under resale agreements entered into between us and each local exchange carrier from whom we purchase telephone service. We then resell the local telephone service to our customers. As of December 1, 1999, we had 17,953 customers and were conducting business in 20 states.

         For accounting purposes, our purchase of the assets and liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville is accounted for using the purchase method of accounting. Our financial statements for periods prior to the Acquisition are considered to be the historical financial statements.

         The following discussion of the results of operation and liquidity and capital resources are based on the combined results of operation and liquidity and capital resources since the inception of all entities. We believe that the combined results presents a more beneficial presentation of historical operations since Tel Com West, Tel Com East and Tel Com Jacksonville effectively operated jointly during 1997 and 1998 prior to the Acquisition.

         The following table sets forth, for the periods indicated, the pro forma results of operation as if the acquisition of Tel com East, Tel Com Jacksonville and Tel Com West had occurred on January 1, 1997.

                                                     Nine Months Ended                              Periods Ended
                                                       September 30                                  December 31
                                       --------------------------------------------    ---------------------------------------
                                               1999                    1998                  1998                  1997
                                            (unaudited)             (unaudited)          (unaudited)            (unaudited)
                                          (as adjusted)                                   (as adjusted)
                                       --------------------     -------------------    -----------------     -----------------
  Sales                                  $       12,232,122       $      12,516,060      $    16,617,889       $     3,558,018
  Cost of sales                                   5,579,939               4,011,350            5,754,398             2,098,000
                                       --------------------     -------------------    -----------------     -----------------
  GROSS PROFIT                                    6,652,183               8,504,710           10,863,491             1,460,018

  Advertising expenses                            1,144,515               1,662,821            2,093,407             1,455,009
  General and administrative expenses             8,823,554               9,628,225           13,488,537             3,925,562
  Impairment loss                                         -                 126,721              126,721               200,356
  Loss on promoter receivable
     write off                                    2,134,322              18,830,888           19,579,347             6,453,979
                                       --------------------     -------------------    -----------------     -----------------
  OPERATING (LOSS)                              (5,450,203)            (21,743,945)         (24,424,521)          (10,574,888)

  Other income (expenses):
     Interest expense                              (43,598)  .             (43,662)             (57,189)              (57,047)
     Gain from easy phone settlement              1,315,742                       -                   -                     -
                                       --------------------     -------------------    -----------------     -----------------
  TOTAL OTHER INCOME (EXPENSES)                   1,272,144                (43,662)             (57,189)              (57,047)
                                       ====================     ===================    =================     =================
  NET LOSS                               $      (4,178,059)       $    (21,787,607)      $  (24,481,710)       $  (10,631,935)
                                       ====================     ===================    =================     =================

Source of revenue and revenue recognition policy

         We generate revenues from activating a consumer and through monthly billing for the telephone services provided. Activation revenue, which is typically $89.00, is recognized when telephone services are applied for and payment is received. Telephone service revenue is recognized monthly at the time of billing. We charge our customers a fixed monthly rate of $49.95. We record unearned revenue for services, which are billed, but not yet earned.

Source of Costs of Revenues

         Our costs of revenues result from the purchases of traditional local telephone service from various local exchange carriers. The provisions of telephone service is provided to us pursuant to a resale agreement entered into with each local exchange carrier operating in the areas in which we desire to operate. In addition, the purchase and resale of the telephone service is subject to tariff agreements set forth by each state.

RESULTS OF OPERATIONS

         The following table sets forth, for the periods indicated, certain pro forma results of operations data as a percentage of revenues as if the acquisition of Tel Com East, Tel Com Jacksonville and Tel Com West had occurred on January 1, 1997. Our results of operations are reported as a single business segment.


                                                     Nine Months Ended                              Periods Ended
                                                       September 30                                  December 31
                                      ---------------------------------------------    ---------------------------------------
                                               1999                    1998                  1998                  1997
                                               ----                    ----                  ----                  ----
  Sales                                              100.0%                  100.0%               100.0%                100.0%
  Cost of sales                                      (45.6)                  (32.0)               (34.6)                (59.0)
                                       --------------------     -------------------    -----------------    ------------------
  GROSS PROFIT                                         54.4                    68.0                 65.4                  41.0
  Advertising expenses                                (9.4)                  (13.3)               (12.6)                (40.9)
  General and administrative expenses                (72.2)                  (76.9)               (81.2)               (110.3)
  Impairment loss                                        -                    (1.0)                 (.8)                 (5.6)
  Loss on promoter receivable
     write off                                       (17.4)                 (150.5)              (117.8)               (181.4)
                                       --------------------     -------------------    -----------------    ------------------
  OPERATING (LOSS)                                   (44.6)                 (173.7)              (147.0)               (297.2)
  Other income (expenses):
     Interest expense                                 (0.4)  .                (0.3)                (0.3)                 (1.6)
     Gain from easy phone settlement                   10.8                       -                   -                     -
                                       --------------------     -------------------    -----------------    ------------------
  TOTAL OTHER INCOME (EXPENSES)                        10.4                   (0.3)                (0.3)                 (1.6)
                                       ====================     ===================    =================    ==================
  NET LOSS                                           (34.2)%                (174.0)%             (147.3)%              (298.8)%
                                       ====================     ===================    =================    ==================

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1999 AND SEPTEMBER 30, 1998

Revenues

                                                     Nine Months Ended
                                                       September 30
                                      ---------------------------------------------
                                               1999                    1998
                                               ----                    ----
  Sales                                $        12,232,122      $        12,516,060
  Less provision for
     doubtful accounts                          (1,798,769)              (3,963,542)
                                       -------------------      -------------------
  Net Sales                            $        10,433,353      $         8,552,518
                                       ===================      ===================


         Our net revenues increased 22% from $8,552,518 for the nine months ended September 30, 1998 to $10,433,353 for the nine months ended September 30, 1999. The difference was primarily attributable to significantly higher receivables in 1998 that were written off as uncollectible. In 1998, we were billing a larger number of customers than in 1999. During 1999, we focused on improving our collections which resulted in disconnecting customers with problem accounts resulting in a reduction in our subscriber base but our collections on remaining account were substantially higher.

Cost of Revenues

         Our cost of revenues increased 39% from $4,011,350 for the nine months ended September 30, 1998 to $5,579,939 for the nine months ended September 30, 1999. The increase in costs is primarily due to a flaw in the billing system which allowed customers to receive services without a bill being generated, as well as our inability to decipher the carriers' encrypted bills to audit discrepancies. We believe we have solved the problem in the billing system. As of the date hereof, we believe all services provided are billed. In June of 1999, we developed a software program to read the information provided by the carrier and create an audit format to reconcile bill discrepancies. The increase in revenue per customer is a strong indication that this problem has been addressed.

         Additionally, we will indirectly benefit from the merger of SBC Communications Inc. and Ameritech Corporation. The FCC has mandated that SBC/Ameritech extend a promotional resale discount of 32% to all eligible resellers. We currently buy at a discount of between 10% and 21%. Based on current carrier billings this may result in an annual decrease in costs of revenues of over $900,000.

         Our cost of revenues will also be effected by the implementation of an electronic data interface (EDI) with the carriers. When fully operational it will eliminate the manual processing charges we now incur. Manual processing charges are approximately $25,000 per month. We will also be able to process activations and disconnections on a timely basis. We estimate savings for this function at $20,000 per month.

Advertising

         Our advertising cost decreased $518,306 from $1,662,821 for the nine months ended September 30, 1998 to $1,144,515 for the nine months ended September 30, 1999. Our advertising costs have decreased because we have focused our promotional efforts in less expensive markets. In 1999 we shifted a significant portion of our advertising budget out of expensive markets such as Boston, Los Angeles and Miami, where we were competing with multiple competitors, to less expensive markets such as Detroit, Flint and Indianapolis where there is less competition and advertising rates are cheaper. As a result, we have been able to generate a similar amount of business with less costs.

General and Administrative Expenses

         Our general and administrative expenses decreased $804,677 from $9,628,226 for the nine months ended September 30, 1998 to $8,823,549 for the nine months ended September 30, 1999. The change in general and administrative expenses primarily resulted from the following: (i) an increase of $193,390 in depreciation and amortization expenses resulting mainly from software and equipment purchases; (ii) an increase of $767,360 in wages from an increase in the work force; (iii) an increase of $210,623 in taxes from increased cash collection; (iv) a decrease of $185,244 in tax penalties and interest; (v) an increase in agent commissions expenses of $21,529; and (vi) an increase in accounting and legal fees of $311,037 to comply with regulatory requirements. In addition, other general and administrative expenses increased $277,089 from additional overhead, which was offset by a reduction of bad debt of $2,164,674 from improvements made in tracking customers and obtaining payments.

         Included in other general and administrative expenses for the nine months ended September 30, 1999 are non-recurring expenses related to legal fees of $273,982 and accounting fees of $147,186 to comply with the Consent Agreement and related matters. We are anticipating these fees to decrease substantially after our compliance with the Consent Agreement.

Impairment Loss

         During the nine months ended September 30, 1998 we recognized a $126,720 write off of impaired operating licenses obtained from the joint venture agreements between Easy Cellular, Inc. and Tel Com East, Tel Com West and Tel Com Jacksonville. These operating licenses were impaired by the acquisition of the assets and liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville by us resulting in the operating licenses no longer having use.

Loss on Promoter Receivable Write Off

         The loss on promoter receivable write off decreased by $16,696,566 for the nine months ended September 30, 1999 compared to the same period in 1998. The receivable was established when the rescission obligation was established and was determined to be uncollectible from the promoter of the Tel Com East, Tel Com Jacksonville and Tel Com West units sold. The receivable and subsequent loss decreased as a result of all the units being sold in 1997 and 1998. The only increases to the promoter receivable in 1999 were related to increases to the promoter receivable for increases in rescission obligation interest.

Other Income (Expense)

         For the nine months ended September 30, 1999, other income (expenses) were $1,272,144 as compared to ($43,662) for the nine months ended September 30, 1998. The balance is comprised of interest expense of $43,598 for 1999 and $43,662 for 1998 offset by a $1,315,742 gain in 1999 on the settlement with Easy Phone, Inc. In August 1999 we reached a settlement with Easy Phone, Inc. whereby Easy Phone, Inc. agreed to assume their carrier liabilities that we had been paying on their behalf. The liabilities of Easy Phone, Inc. had been assumed by us as part of the Acquisition. Prior to the Acquisition, Tel Com East, Tel Com West and Tel Com Jacksonville had operated under the Easy Phone, Inc. operating licenses.

Net Loss

         Our net loss for the nine months ended September 30, 1999 was $4,178,059 as compared to a net loss of $21,787,607 for the nine months ended September 30, 1998.

         The $17,609,548 reduction in our net loss was primarily due to a reduction in the write off of the promoter receivable. In addition, the reduction in our net loss was due to improving recurring operating profits as a result of better tracking and billing of customers and increased efforts in monitoring of carrier costs.

COMPARISON OF FISCAL YEARS 1998 AND 1997

Revenues

         Our revenues increased 367% from $3,558,018 for the period ended December 31, 1997 to $16,617,889 for the year ended December 31, 1998. The $13,059,871 increase was primarily attributable to our rapid expansion from operations in Florida and California from 1997 to 1998. Also in 1997 we entered the California market late in the year and had a full year of operations in 1998. The underlying subscriber base increased from 8,007 in 1997 to 24,718 in 1998.

Cost of Revenues

         Our cost of revenues increased 174% from $2,098,000 for the period ended December 31, 1997 to $5,754,398 for the year ended December 31, 1998, primarily due to entering new states and increasing the number of customers in the existing states. This increase was mainly attributable to Tel Com Jacksonville starting operations in January 1997, Tel Com East starting operations in April 1997 and Tel Com West starting Operations in July 1997 resulting in a partial year of operations in 1997 compared to twelve months in 1998.

Advertising

         Our advertising cost increased $638,398 from $1,455,009 for the period ended December 31, 1997 to $2,093,407 for the year ended December 31, 1998, primarily due to entering new markets. Also, Tel Com Jacksonville began operations in January 1997, Tel Com East began operations in April 1997 and Tel Com West began operations in July 1997 resulting in a partial year of operations in 1997 compared to twelve months in 1998.

General and Administrative Expenses

         Our general and administrative expenses increased $9,562,975 from $3,925,562 for period ended December 31, 1997 to $13,488,537 for the year ending December 31, 1998. The increased general and administrative expenses was primarily attributable to an increase of $61,365 of depreciation and amortization expenses resulting mainly from the additional depreciation and amortization from purchase of software and property and equipment. Further, we had an increase of $1,667,803 in wages from an increase in the work force and a $460,884 increase in taxes. We also had the following increases in expenses: (i) a $4,965,090 increase in bad debt expenses; (ii) a $429,093 increase in agent commissions; (iii) a $161,754 increase in office supplies; (iv) a $147,707 increase in postage; and (v) a $97,091 increase in travel from increased sales activity. In addition, we had increases in accounting and legal fees of $168,114 from retaining an accounting firm to provide record keeping services and retaining counsel. We incurred an increase in rent of $107,416 due to opening two new centers of operations, an increase in management fees of $70,146 due to increases in the cost of complying with state utility compliance requirements and an increase in consulting fees of $742,053 as a result of additional outside services utilized in 1998 to obtain licences in various states as well as the use of contract labor. We had an increase in tax penalties and interest of $477,214 due to our software system's failure to recognize and collect taxes.

Impairment Loss

         Our impairment losses decreased $73,635 from $200,356 in 1997 to $126,721 in 1998. This impairment loss was attributable to an impairment in 1997 of the goodwill related to the Tel Com Jacksonville acquisition of Montebello Finance and the impairment in 1998 of the operating licenses resulting from the Easy Cellular, Inc. joint venture.

Loss on Promoter Receivable Write Off

         The loss on promoter receivable increased $13,125,369 from 1997 to 1998 because of the write off of the promoter receivable. The receivable was established when the rescission obligation was established and was determined to be uncollectible from the promoter of the Tel Com East, Tel Com Jacksonville and Tel Com West units sold. The receivable and subsequent loss increased as a result of a higher number of units sold in 1998 and the increase in the rescission obligation interest.

Other Income (Expense)

For the year ended December 31, 1998, other income (expenses) were $57,189 as compared to $57,047 for the period ended December 31, 1997. The balance is comprised of interest expense from related party notes payable and a line of credit with Bank of America.

Net Loss

         Our net loss for the year ended December 31, 1998 was $24,481,710, as compared to a net loss of $10,631,935 for the period ended December 31, 1997.

         The $13,849,775 increase in our loss was primarily due to additional costs incurred from expansion, mainly in advertising and general and administrative expenses along with non-recurring loss on the promoter receivable write off.

LIQUIDITY AND CAPITAL RESOURCES

         Since our inception, we have primarily financed our operations through operations and from the sale of common stock and units of Tel Com East, Tel Com Jacksonville and Tel Com West. We have raised $1,985,000 through the sale of our common stock and approximately $5,845,000 through the sale of units of Tel Com East, Tel Com Jacksonville and Tel Com West which was used to finance our growth. Additionally, we have borrowed $150,000 from a shareholder and periodically drawn upon a $50,000 bank line of credit to fund our growth and working capital requirements.

         As of September 30, 1999, we had negative cash and cash equivalents totaling $34,826 with a negative working capital was $4,008,126.

         Cash provided by or used in operations is primarily derived from changes in working capital. Cash used in operations was $1,821,341, $2,961,962 and $1,682,148 for the nine months ended September 30, 1999, the year ended December 31, 1998 and period ended December 31, 1997.

         Our September 30, 1999, net cash used by operating activities included a $1,315,742 non-cash gain on a write off of accrued carrier costs payable to Easy Cellular, Inc. and was partially offset by non-cash items aggregating $4,227,728, such as depreciation and amortization, provision for bad debts and loss on promoter receivable write off and was further offset by increases in accounts payable and other accrued liabilities of $1,821,485 and unearned revenue of $107,100, and a decrease in receivables and other assets of $2,483,860.

         Our December 31, 1998, net cash used by operating activities was partially offset by non-cash items aggregating $6,174,942, such as depreciation and amortization, provision for bad debts and loss on promoter receivable write off, $162,609 offering cost write off and was further offset by increases in accounts payable and other accrued liabilities of $2,609,468 and unearned revenue of $136,105, and a decrease in receivables and other assets of $6,393,994.

         Our December 31, 1997, net cash used by operating activities was partially offset by non-cash items aggregating $6,808,440, such as depreciation and amortization, provision for bad debts and loss on promoter receivable write off, $1,036,619 of intangible impairment and offering cost write off and was further offset by increases in accounts payable and other accrued liabilities of $1,760,721, and decreases on receivables and other assets of $681,293.

         Cash used in investing activities was $279,558 for the nine months ended September 30, 1999 and $734,524 and $315,762 for the years ended December 31, 1998 and 1997, respectively. Investing activities consist primarily of purchases of property and equipment of $170,711, $333,849 and $255,711 for the nine months ended September 30, 1999 and the period ended December 31, 1998 and 1997, respectively and purchase and development of customer tracking and billing software of $108,847, $400,673 and $10,051 for the nine months ended September 30, 1999 and the period ended December 31, 1998 and 1997, respectively.

         Cash provided by financing activities for the nine months ended September 30, 1999 was $1,473,045 which was derived from the proceeds from sales of common stock totaling $600,000 and a private placement of the common stock totaling $1,234,815. The cash provided by these financing activities was partially offset by repayments on borrowings totaling $6,346 and rescission payments of $355,425. Cash provided by financing activities for the year ended December 31, 1998 was $4,252,136 which primarily consisted of proceeds of from sales of common stock totaling $150,000, proceeds from the sale of Tel Com East and Tel Com West units of $4,359,223 and $50,151 from borrowings offset by rescission payments of $98,000, distributions of $169,084 and note payable payments to a related party of $190,154. Cash provided by financing activities for the year ended December 31, 1997 was $2,069,844 which was primarily derived from the proceeds from the sales of Tel Com East, Tel Com Jacksonville and Tel Com West units of $2,091,718. The cash provided by these financing activities was offset by distributions of $12,029 and note payable payments to a related party of $9,845.

         We believe that our funds from operations will be sufficient to satisfy our cash requirements for at least the next twelve months. If this rescission offering has a large acceptance rate, we believe that our existing resources would not be sufficient to fund our operations for the next twelve months. The estimates for the periods for which we expect funds from operations, rescission payments and our available cash balances to be sufficient to meet our capital requirements are forward-looking statements that involve risks and uncertainties as set forth under the caption "Risk Factors" in this prospectus. Our capital requirements will depend on numerous factors and include possible expansion, acquisitions of complementary businesses or technologies and the resources we dedicate to new technologies and new markets.

         We have no other material commitments other than the contingent liability to Easy Cellular, Inc. related to sales taxes, excise taxes and related interest and penalties.

         We may need to raise additional capital to fund rescission payments. If additional funds are raised through the issuance of equity, the percentage ownership of our stockholders will be reduced; our stockholders may experience dilution. There can be no assurance that additional financing will be available or on terms favorable to us. If adequate funds are not available or are not available on acceptable terms, our ability to fund the rescission obligation, fund the expansion of our markets and take advantage of unanticipated opportunities or otherwise respond to competitive pressures could be significantly limited. Our business may be harmed by such limitations.

Recent Accounting Pronouncements

         In June 1998, FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires the recognition of all derivative instruments as either assets or liabilities in the statement of financial position and measurement of those derivative instruments at fair value.

SFAS No. 133, as amended, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Currently, we do not hold derivative instruments or engage~in hedging activities. The adoption of this standard is not expected to have a material effect on our combined financial statements taken as a whole.

         In March 1998, the Accounting Standards Executive Committee of the American Institute of Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." In April 1998, the same committee issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." These standards are effective for the first quarter of the year ending December 31, 1999. The adoption of these standards did not have a material effect on our combined financial statements taken as a whole.

                                    BUSINESS

  THE COMPANY

         We provide residential local telephone service to people with bad credit. Typically, our customers have been disconnected by their local telephone exchange carrier because of nonpayment. Most local exchange carriers require disconnected customers to pay their past due balance in addition to a security deposit before the carrier will reconnect their service. We focus on those consumers who have been disconnected by their local telephone exchange carrier and cannot afford to reconnect service with the carrier. We offer these consumers local telephone service for a fixed monthly price without requiring a security deposit.

         We are authorized as a reseller or competitive local exchange carrier in 26 states. As a competitive local telephone exchange carrier, we are able to purchase telephone service from major local exchange carriers at a wholesale rate under the resale agreements entered into between us and each local exchange carrier from whom we purchase telephone service. We then resell the local telephone service to our customers. As of December 1, 1999, we had 17,953 customers and were conducting business in 20 states. Our principal executive offices are located at Suite 118, 5251 110th Avenue North, Clearwater, Florida 33760.

  OUR HISTORY

         We were incorporated in the State of Florida on November 19, 1997. In February 1998, we began obtaining licenses from various state public commissions to resale local telephone service, which we permitted Tel Com East, Tel Com West and Tel Com Jacksonville to use. As of September 30, 1998, we purchased the assets and assumed liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville.

         Tel Com Jacksonville was formed in February 1997. Its initial sole managing member was Tel Com Plus, Inc., a Nevada corporation. Charles Polley was the president of Tel Com Plus, Inc. On December 3, 1996, prior to the filing of the Certificate of Formation of Tel Com Jacksonville with the Florida Secretary of State, Tel Com Jacksonville entered into a purchase agreement with D&B Holdings International, Inc. whereby D&B agreed to purchase a 62.5% interest in Tel Com Jacksonville for $750,000. The purchase price was evidenced by a non-recourse promissory note issued to Tel Com Jacksonville which has been paid in full. In addition, management believes that Tel Com Plus sold a 25% interest in Tel Com Jacksonville to Easy Cellular, Inc. in exchange for Easy Cellular's agreement to grant the venture exclusive use of its telecommunications reseller licenses. Richard Pollara, our current President, was a substantial shareholder and President and Chief Executive Officer of Easy Cellular, Inc. Management believes that after the purchase by Easy Cellular, Inc. of its interest in Tel Com Jacksonville, Easy Cellular, Inc. became a co-managing member of Tel Com Jacksonville, together with Tel Com Plus, and assumed responsibility for the operations of Tel Com Jacksonville. Thereafter, intermediaries purchased units of Tel Com Jacksonville from D&B Holdings International, Inc. and then sold these securities at significantly higher prices to investors in an unregistered offering, without the assistance of the Company's present management.

         On April 25, 1997, Tel Com Plus, Inc. formed another limited liability company, Tel Com Miami, which was subsequently renamed Tel Com East. On February 28, 1997, prior to filing the Certificate of Formation of Tel Com East with the Florida Secretary of State, Tel Com East entered into a joint venture agreement with Easy Cellular, Inc. Under this joint venture agreement, Easy Cellular agreed to grant the venture exclusive use of its telecommunications reseller license in Florida and Tel Com East agreed to contribute funds to the venture of approximately $3,000,000. In return for the contribution of its licenses, Easy Cellular received a 35.4% interest in Tel Com East, plus the right to receive $400,000 from the proceeds of the venture, which amount has not been paid as of the date of this prospectus. Mr. Pollara was the President and a substantial shareholder of Easy Cellular. After the contribution by Easy Cellular, it became the co-managing member of Tel Com East together with Tel Com Plus. On July 21, 1997, Tel Com East entered into a purchase agreement with Prime Equities Group, Inc. whereby Prime Equities purchased 50% of the total ownership of Tel Com East. Intermediaries purchased units of Tel Com East from Prime Equities and then sold these securities at significantly higher prices to investors in an unregistered offering, without the assistance of the Company's present management.

         On July 28, 1997, Tel Com Plus, Inc. formed Tel Com California, which was subsequently renamed Tel Com West. Tel Com West entered into a joint venture agreement with Easy Cellular, Inc. on July 24, 1997 whereby Easy Cellular agreed to grant the venture exclusive use of its resellers agreement for the state of California and Tel Com West agreed to contribute funds of approximately $16,500,000 to the venture. Tel Com West actually contributed only approximately $3 million in exchange for its contribution, Easy Cellular received approximately 40% of the units of Tel Com West plus the right to receive $60,000 from the proceeds of the venture, which amount has not been paid as of the date of this prospectus. Intermediaries purchased units of Tel Com West and then sold these securities at significantly higher prices to investors in an unregistered offering, without the assistance of the Company's present management. Promotional materials for Tel Com West, prepared without the assistance of the Company's present management, indicate that Prime Equities Group, Inc. purchased approximately 50% of the units of Tel Com West.

         On December 31, 1997, Richard Pollara purchased Easy Cellular, Inc.'s interest in Tel Com East, Tel Com West and Tel Com Jacksonville in exchange for a substantial portion of his holdings in Easy Cellular, Inc. Mr. Pollara and Easy Cellular, Inc. valued this exchange transaction in excess of $170,000.

         As of September 30, 1998, we purchased the assets and assumed liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville. The purpose of this transaction was to obtain a greater degree of operational efficiency by combining administrative, management, marketing and finance functions of the various companies. In connection with this consolidation, the holders of Tel Com Jacksonville, Tel Com East and Tel Com West received shares of our common stock and Class A preferred stock. No formal documents of transfer were executed by the parties to this consolidation. Mr. Pollara elected not to have his units converted into shares of our capital stock.

         In early to mid-1998, Tel Com Jacksonville made an offer to purchase to all of its outstanding units held by the holders of Tel Com Jacksonville. The amount of Tel Com Jacksonville's aggregate liability to its holders is presently $995,000. As of the date of this prospectus, approximately $578,250 has been paid by us, as successor in interest to Tel Com Jacksonville, to the former unit holders of Tel Com Jacksonville.

         Investors in units of Tel Com East, Tel Com West and Tel Com Jacksonville purchased units in these companies from various intermediaries for an aggregate purchase price of approximately $30,000,000. However, we only received approximately $6,600,000 of these proceeds. The current management of the Company is uncertain of the location or use of the remaining balance; however, they believe that a substantial portion of these funds were maintained as commissions by the intermediaries. Our attorneys are evaluating possible legal action against certain of these intermediaries. No assurance can be given that any legal action will be brought and, if brought, that it will be successful.

  OUR STRATEGY

         Our mission is to become a leading reseller of local telephone services to consumers with bad credit. To achieve this goal, we have developed and have begun implementing a business strategy to position us as a leader in the reseller segment of the telecommunication services industry. Our business strategy can be categorized into the following five main objectives:

         -    Expanding our market area;
         -    Increasing product availability for our customers;
         -    Automating our operational systems;
         -    Advertising on a national basis; and
         -    Developing and introducing new products.

         Expansion of Market Area. We are currently licensed in 26 states and doing business in 20 states. We intend to obtain licenses in all states where the regulatory environment makes it financially viable to enter the market. At this time, only two states, Ohio and Minnesota, have regulations which make it difficult for companies such as ours to operate. We expect to obtain licenses in the 22 additional states, the District of Columbia and Puerto Rico.

         Expand Product Availability. One component of our business strategy is to increase product availability for our customers. We believe that our product, local telephone service, is made available to our customer by providing convenient, easy and reliable means by which they may pay the installation and monthly fees. Because our typical customer does not have a checking account or a credit card, we rely on direct payment agents for approximately half of our customer payment activity, which are typically check cashing stores, pawn shops and convenience stores which have entered into agreements with us whereby they agree to process installation and monthly payments from our customers in exchange for receiving a percentage based commission. As of the date of this prospectus, we have approximately 425 direct payment agents. We plan to substantially increase the number of agents over the next 12 months. We also offer several methods for bypassing payment agents, including payment by check draft, Federal Express, Western Union, US Mail and credit card, which methods currently account for approximately 50% of payment activity. We are currently experimenting with E-commerce whereby the customer can access his account, make a customer service request and make a payment on-line. As the internet continues to penetrate our demographic customer base we believe that E-Commerce will account for a growing percentage of all customer transactions.

         Automation. We have invested a substantial amount of money in a proprietary software system (TMS), which is an integrated and automated order processing and collections systems. Once it is fully functioning, it will enable us to handle higher volumes of business without incremental increases in labor costs.

         Additionally, we are seeking to automate our interactions with the local telephone exchange carriers. On October 1, 1999, the Company signed an agreement with Wisor Telecom to provide an electronic data interface with Ameritech Corporation, a major local exchange carrier in the Midwest of the United States. The electronic data system will allow the Company to communicate directly and electronically with the carriers. This will greatly speed up order processing, suspensions and disconnections. Additionally it will lower the processing fees that some carriers charge, which can be as high as $19.00 per manual order. The contract with Wisor Telecom also anticipates implementing an electronic data interface with Bell Atlantic, a major local exchange carrier, by mid to late December 1999, and all additional local exchange carriers by mid-2000.

         National Advertising. We plan to begin a national advertising campaign if we become licensed in enough states to justify the additional expense of national advertising. Currently, we advertise on a local or regional basis in areas of dominant influence. The current population base we serve is not large enough to justify the expense of a national advertising campaign. However, we intend to become licensed in most states and thus expand our potential customer base. Once we have expanded our potential customer base to a specified level, we believe that national advertising will achieve greater cost efficiency and customer awareness than local or regional advertising.

         At present, advertising in each of the areas of dominant influence is one of our largest variable expenses. Once we have expanded into additional markets and have begun our national advertising campaign, we believe that further expansion into new markets will be extremely cost efficient because we will not need to incur significant additional advertising expense.

         New Products. We intend to offer new products to incrementally increase the revenues we receive from each customer. Currently we are exploring a relationship with several wholesale Internet service providers to become an Internet service provider directly to our customer base, as well as other consumers that cannot obtain Internet service due to their lack of a credit card. We believe that the demographic base we service will have the largest percentage increase of new Internet users over the next several years and we want to be positioned to be their main provider.

         In summary, we believe we can increase our revenue by expanding the service area, adding new products and advertising nationally. We further believe that the investment we are making in automation and the cost efficiency of national advertisements will allow our costs to remain relatively stable. The combination of increasing revenues and controlled costs should result in significant increases in profitability over the next 24 months.

  SERVICE AND SERVICE AREAS

         We provide local telephone services to those consumers that are unable to establish traditional local service with their local exchange carrier. As a reseller of local telephone services, we purchase service from the local exchange carrier and simply provide a dial tone to our customers. We also offer additional features such as caller ID, call waiting and call forwarding for an additional charge. We do not have any specific telecommunications equipment requirements relating to maintaining a customer's dial tone. Existing local exchange carrier equipment and operation support systems are used to provide our customers with local phone service. However, the local exchange carrier does not have any contact with our customers. From the local exchange carrier's perspective we are their customer, not the consumers to whom we resell their services.

         As of December 1, 1999, we were licensed as a telephone service provider in each of the states listed on the following chart. The chart indicates the carriers within each state with whom we have a resale agreement and the approximate number of customers we have within each state.



       STATE                                        NUMBER OF           CARRIER AGREEMENTS
                                                     CUSTOMERS
       Alabama                                           238             Bell South, GTE
       Arizona                                           65              US West, GTE
       California                                       3,923            Pacific Bell, GTE
       Connecticut                                       254             SNET
       Delaware                                          10              Bell Atlantic
       Florida                                          3,838            Bell South, GTE, Sprint
       Illinois                                         1,104            Ameritech, GTE
       Indiana                                           723             Ameritech, GTE
       Kansas                                             0              Southwestern Bell, Sprint
       Massachusetts                                     884             Bell Atlantic
       Michigan                                         5,995            Ameritech
       Missouri                                           2              South Western Bell
       Nevada                                            43              Nevada Bell, Sprint, GTE
       New Jersey                                        613             Bell Atlantic
       New York                                          82              Bell Atlantic, Frontier
       Pennsylvania                                       7              Bell Atlantic, GTE, Sprint
       Rhode Island                                      55              Bell Atlantic
       South Carolina                                    17              Bell South , Sprint
       Washington                                         0              US West, GTE, Sprint
       Wisconsin                                         100             Ameritech, GTE
                  TOTAL                                17,953


  OPERATIONS

         Initial Customer Contact/Installation Payment. In order to apply for service, a customer must first pay the installation fee. Typically, a customer sees one of our print or television advertisements and calls the 1-800 number displayed in the advertisement. This 1-800 number automatically connects the caller to an integrated voice response system which, based upon the caller's responses, provides him or her with service information for the state in which he or she lives, the current price of the services, the various acceptable methods of payments and the nearest agent payment location. If the caller needs more information, he or she is directed to one of our sales representatives.

         A customer must pay the installation fee, which is typically $89.00, before an application is completed and a service order is processed with the local exchange carrier. The installation fee may be paid by any one of the following methods: (1) credit card; (2) check draft; (3) home pick-up by Federal Express; or (4) direct payment to one of our agents. If the customer desires to pay by credit card, check draft or Federal Express, the integrated voice response system directs the customer to our accounting department which processes the payment. If the customer desires to pay at one of our agent locations, then the integrated voice response system directs the customer to an agent located within his or her zip code area. After paying the installation fee, either over the phone or in person at an agent location, the customer will receive an application number. The customer is then asked to call our sales department or is transferred by our accounting department to one of our sales representatives. The sales representative will verify payment of the installation fee by confirming the customer's application number. Once payment has been verified, the sales representative will process the application.

         We have written agreements with over 425 agents located in 16 states. Our agents are typically check cashing stores, pawn shops, rent-to-own stores or convenience stores. Under written agreements with our agents, they are required to use an electronic system to accept and process the payment activity in their stores. This electronic system records their daily activity and communicates with a server in our operations center. We are able to access their activity via our server and apply the payment activity directly to our customers' accounts. The agent is able to review a report from the electronic system with the gross amount they have collected. They deduct their commission prior to making their daily deposit. The amount of the commission is based upon the amount of the installation fee and is typically $25.00 per installation. In addition, agents receive $2.00 for each monthly bill collected from each customer.

         Activation/Line Service Request. Once we have verified payment of the installation fee, one of our sales representatives will complete the customer's application over the phone. Generally, during this call we are able to provide the customer with a phone number and an approximate date when service will be activated. From the information received from the customer, we generate a local service request with the local exchange carrier with whom we have a resale agreement. This information is then transmitted electronically to the carrier who processes the service request. Once the carrier has received and processed the service request, it will send us a firm order confirmation with the installation due date and phone number. The customer's application is then moved from pending applications to subscriber accounts. We generate and send a bill for the monthly service charge to each subscriber at the earliest possible date as permitted by the applicable state laws and regulations. The monthly service charge is a fixed amount of $49.95.

         Disconnects. A key factor in our operations is closely monitoring incoming payments so that we may disconnect a non-paying customer as soon as we are legally permitted to do so. We have software which monitors non-paying customers. This software automatically activates an automated phone message service which calls customers whose bills are due within 24 hours and also calls customers whose bills are delinquent. If the customer is delinquent in paying for a designated period of time, we may first suspend the service. If the customer still fails to pay after a designated period of time, we will permanently disconnect service. The periods of time which must pass before we either suspend or disconnect service depend on each state's laws and regulations.

  REGULATORY ENVIRONMENT

         The Telecommunications Act of 1996 ("1996 Act"), which became effective in February 1996, introduced widespread changes in the regulation of the telecommunications industry with its adoption of a pro-competitive, deregulatory national policy framework. The following summary of regulatory developments and legislation offers an overview of the current regulatory environment. We have not attempted to describe all present and proposed federal, state and local regulations and legislation affecting the telecommunications industry. Other existing federal and state regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals which could change, in varying degrees, the manner in which this industry operates. Neither the outcome of these proceedings, nor their impact upon us or the telecommunications industry, can be predicted at this time.

         The 1996 Act eliminates many of the pre-existing legal barriers to entry in the local exchange telephone market in which we operate. Remaining legal barriers to entry imposed by state or local law, rule, or regulations are subject to preemption by the Federal Communications Commission ("FCC"). As discussed below, however, the 1996 Act maintains the authority of individual state utility commissions to regulate local exchange services and to impose, on a competitively-neutral basis, requirements that are necessary to (1) preserve and advance universal service; (2) protect the public safety and welfare; (3) ensure the continued quality of telecommunications service; and (4) safeguard the rights of consumers. This overview does not purport to identify all state-level obligations owed by us.

         The 1996 Act attempts to eliminate or minimize economic and technical barriers to entry in the local exchange telephone market. Section 251 and 252 set standards that govern the relationship between local exchange carriers and resellers or competitive local exchange carriers. Under Section 251, for example, local exchange carriers must provide to potential competitors nondiscriminatory access and interconnection as well as retail telecommunications services priced at wholesale rates. The wholesale rates which the resellers are charged by the local exchange carriers generally are discounted 10% to 24% from the retail rate. The level of the discount varies depending on the local exchange carrier and the state in which the telecommunications service is provided. Section 252 establishes competitive local exchange carrier status as "co-carriers," rather than local exchange carrier customers, by requiring that state-approved negotiated or arbitrated contracts govern the parties' agreements. Under the 1996 Act, state commission decisions regarding implementation and enforcement of these interconnection or resale agreements are appealable to the federal district court in that state. Pursuant to Sections 251 and 252 of the 1996 Act, the FCC promulgated regulations (1) requiring the local exchange carrier to open their telephone networks to competition and (2) addressing various issues associated with interconnection or resale agreements. On January 25, 1999, the United States Supreme Court affirmed the authority of the FCC to establish rules governing interconnection, but remanded to the FCC issues regarding which individual components of the local exchange carriers' telephone network they must make available to resellers. On September 15, 1999, the FCC adopted rules that specify the portions of the nation's local telephone networks that local exchange carriers must make available to competitors seeking to provide competitive local telephone service. It cannot be determined at this time which, if any, parties will appeal these regulations or the impact that such appeals or the new rules may have on us or the telecommunications industry, as a whole.

         The 1996 Act establishes in Section 254 a national policy to provide affordable "universal service" to all telecommunications consumers and to provide advanced telecommunications services to schools, libraries, and rural health care providers. To achieve these objectives, the 1996 Act mandates the adoption of explicit universal service support mechanisms funded by equitable and nondiscriminatory assessments on telecommunications carriers providing interstate services. We do not provide interstate service and are, therefore, not subject to interstate universal funding requirements. States may adopt universal service mechanisms that are not inconsistent with the federal model and fund these mechanisms by assessments on telecommunications carriers providing intrastate services. In May, 1997 the FCC adopted its universal service rules implementing Section 254. The FCC's regulations provide for the collection of universal service assessments based on end-user, or retail, revenues derived from the provision of interstate telecommunications services. Numerous parties appealed various aspects of these regulations, including the revenue basis on which the contributions are determined. The appeals were consolidated in the United States Court of Appeals for the Fifth Circuit ("Fifth Circuit"), which, on July 30, 1999, remanded three portions of the FCC rules. In response, on October 8, 1999, the FCC changed it rules to eliminate intrastate revenues from the calculations for universal service contributions. Under the FCC's regulations, universal service fund ("USF") assessments are revised on a quarterly basis. During the first half of 1999, an interstate carrier's federal USF obligations totaled approximately four (4) percent of the carrier's end user revenues derived from telecommunications services. State USF programs are expected to generate approximately 75% of the support mandated under the 1996 Act. Thus the USF obligations are likely to increase as the states implement intrastate USF programs consistent with the federal model.

         The 1996 Act specifically provides for "number portability." The FCC has construed this term to refer to "service provider number portability," which allow residential and business customers to retain their telephone numbers when switching telecommunications carriers. Implementation of local number portability ("LNP"), which has been occurring in phases, is estimated to cost billions of dollars. Pursuant to the 1996 Act, costs must be recovered in a competitively-neutral matter. In May, 1998, the FCC determined that telecommunications carriers will share the costs of the regional databases necessary to implement LNP based on carriers' intrastate, interstate, and international end-user telecommunications revenues for each region. Carrier-specific costs are to be borne by each carrier. Beginning February 1, 1999 local exchange carriers have been permitted to recover their carrier-specific costs through direct end-user charges (limited to five years' duration) and/or a federally-tariffed intercarrier charge for long-term number portability query services they perform for other carriers. Interstate carriers are also required to contribute to the cost associated with numbering administration.

         State regulatory commissions exercise jurisdiction over intrastate communications, defined as those that originate and terminate within a specific state. Each state maintains its own regulatory regime. State regulation, in most cases, includes requirements for the reseller to receive from the state commission, prior to offering service, a certificate of public convenience and necessity authorizing it to provide service. The requirements for such certificates vary by state, but generally include a demonstration by the reseller that it has the financial, managerial and technical qualifications to provide the services it proposes. The certification process may take up to six months. There can be no assurances that we will receive all of the certificates we need to provide service in additional markets or that such certificates will be obtained in a timely manner.

         In addition, resellers are required to file tariffs with each state commission detailing the rates, terms and conditions for its services. These tariffs must be modified before the reseller may change prices, offer new services or change material terms and conditions. Tariff changes are generally approved within 30 days of filing. After the reseller is certified, it may also be required to file periodic reports with the state commissions and pay fees to maintain its certificates. Failure to make such filings or pay such fees could result in fines or loss of the reseller's certificates.

         On October 6, 1999, the FCC approved the merger of two major local exchange carriers, namely SBC Communications Inc. and Ameritech Corporation. SBC Communications Inc. owns and/or controls Pacific Bell, SNET and Nevada Bell. In order to receive regulatory approval, the two carriers agreed to numerous conditions designed to promote competition in the local telecommunications market within its region. One of the provisions provides that the surviving entity must provide each reseller with whom it has a resale agreement, a written offer to amend each agreement to incorporate a significant resale discount promotion of 32%. This promotional rate will remain in effect for a minimum period of two years.

         As of the date of this prospectus, we have entered into resale agreements to purchase telecommunication services from Ameritech Corporation and entities controlled by SBC Communications Inc. The resale discount rates under these resale agreements range from approximately 10% to 21%. As a result of the mandated increase in the resale discount rate as a condition to the merger, we believe that we will experience significant costs savings, estimated to be approximately $900,000 per year.

         Finally, new or renegotiated resale agreements negotiated between us and local exchange carriers must be filed with and approved by the relevant state public service commission where the services will be provided. If the state commission does not act upon a filed agreement within 90 days of filing, the agreement is deemed to go into effect. There can be no assurance that such agreements will be approved or that they will be approved in a timely manner.

  RELATIONSHIP WITH LOCAL EXCHANGE CARRIERS

         Presently, all of our local phone services in each market are provided through a single underlying carrier, the local exchange carrier. Although the relationship between us and each local exchange carrier is governed by a negotiated resale agreement, we face risks in that the scope and availability of some of the telephone services are primarily controlled by the local exchange carrier. For example, in several major cities, such as Chicago and New York City, flat rate (or unlimited) local calling plans are not available, making it difficult to provide our local services in these markets for a fixed monthly charge. The discontinuation of flat rate calling plans in markets in which we operate may have an adverse impact on our ability to offer service. Further, some local exchange carriers refuse to block directory assistance or other usage-based charges. Such blocking mechanisms are crucial to the local services we provide. Because customers purchasing our local service expect to pay a rate that does not change each month, it is difficult, if not impossible, to collect payments for calls for which charges are assessed on a per minute or per call basis. Our inability to block all usage-based calls may impede future expansion in such markets. Finally, some state commissions have held that voice mail is not a "telecommunications service" and, therefore, local exchange carriers are not required to resell this service pursuant to Section 251(c)(4) of the Act. The issue of whether local exchange carriers must resell voice mail service is currently the subject of a proceeding before the FCC. Without voice mail, we cannot offer potential customers the same package of services local exchange carriers offer.

         Our ability to compete in the local services market is further influenced by the local exchange carriers' efficient, accurate and fair provision of the service to us and our customers. Currently, local exchange carriers take anywhere from five days to two weeks to initiate service for a new reseller customer. In many instances, additional delays are caused by the local exchange carrier's improper processing of reseller orders. Further, several local exchange carriers have disparate disconnection and suspension charges, resulting in the reseller incurring a more costly charge to suspend service to its end user customer than that of a similarly-situated local exchange carrier customer. Recently, some local exchange carriers have begun imposing significant deposit requirements on resellers, which if imposed on us, could restrict the capital available to us for other uses. In addition, local exchange carriers in some states are attempting to impose significant costs on resellers for blocking, testing, and access to the local exchange carrier's operational support systems, through which customer orders are placed. Such costs, delays and varying treatment by the local exchange carrier could have a significant impact on our earnings.

  SALES AND MARKETING

         We primarily market and sell our product through mass media advertising, including television, radio and print. We believe that our marketing strategy has been effective in generating demand for our product. Our call center in Clearwater, Florida generally takes 65,000 to 75,000 calls per month from potential customers.

         The vast majority of our customers are in the lower middle to low income bracket. We believe that television advertisements are very effective with our customer base. Therefore, our television advertisements account for more than 90% of our advertising budget. Most of the television advertisements appear between the hours of 9:00 a.m. and 5:00 p.m. and appear on local network or independent stations. We attempt to advertise on television during daytime talk shows, soap operas and sitcom reruns because of the high concentration of persons within our targeted demographic base who watch these television shows.

         A significant portion of our potential customer base is Hispanic. Therefore, all advertisements are done in English and Spanish. Additionally, we use different Hispanic dialects for advertisements appearing in south Florida, California and the northeastern United States. We have a separate Spanish speaking department to handle all Spanish sales and customer service questions.

         Our television advertisements follow one of three formats; informational, testimonial or humorous. The informational advertisement provides the viewer with all of the necessary information about the product. These advertisements seek to emphasize the following three key points of our product:
(1) we do not require a deposit; (2) we do not perform a credit check; and (3) we do not require any form of identification. We run the informational advertisements when we have just entered a market and need to educate potential customers about our product. The testimonial advertisement is an endorsement by actual customers. These customers talk about their good experiences with obtaining telephone service with us. We typically run these advertisements four to six weeks after we have entered the market. The humorous advertisements are used four to six months after we have entered a market and are used to cause potential customers to remember our name and product. In mature markets, all three types of television advertisements are rotated throughout the day.

  EMPLOYEES

         As of December 1, 1999, we had 126 employees. None of our employees is represented by a labor union, and we consider our relationship with our employees to be good.

  COMPETITION

         The competition for customers with bad credit who have been disconnected by their local exchange carrier is rapidly increasing. Competition may affect our ability to increase our customer base and generate revenues. The barriers to entry in the business are relatively low because the initial capital investment required to enter our business is minimal. Therefore, there are a large number of small, local businesses who resell local telephone service to consumers with bad credit. These types of small businesses typically focus on a single city or relatively compact geographic area. Although the geographic range of these types of competitors is limited, they are fiercely competitive with us in their fees for services and some of these companies have greater financial resources than we. In addition, we face increasing competition from local exchange carriers, such as Southwestern Bell, who have begun offering local telephone service to their own customers who have been disconnected for nonpayment. The local exchange carriers have far more resources than we do, and will generally have lower marketing and operational costs, allowing them to price their local telephone services at rates that are lower than the rates we charge our customers.

  PROPERTIES

         Our principal executive office and operations center are located in the Pinellas Park Square Shopping Center in Clearwater, Florida. We entered into a lease agreement with Watch Holdings, LLC for Suites 104, 105, 118 and 119. The total amount of square footage for all of the suites is approximately 11,300 square feet and the approximate monthly rental amount is $9,510. We also lease a small office space in Sacramento, California. We have a lease with the Franklin Business Center Association for an office approximately 1,150 square feet. The approximate monthly rental amount is $860. These leases for these facilities will expire at various times in year

2000. When these leases expire, we believe that suitable replacement space will be available as required. We believe that our current facilities are adequate for our expected needs over the next several years.

         We have entered into an oral agreement with Nancy Turner Properties, Inc. effective as of October 1, 1999 to lease building space located in Tampa, Florida on a month-to-month basis. This facility will be used for additional office space. The facility is approximately 1,000 square feet and the monthly rental amount is $1,500.

  LEGAL PROCEEDINGS

         Consent Agreement with the State of Florida. The rescission offer is being made pursuant to a Stipulation and Consent Agreement with Final Order dated May 12, 1999 between the State of Florida, Department of Banking and Finance, Tel Com Plus, Inc. (a Nevada corporation whose president was Charles Polley, a promoter of the Company and its predecessor entities), Tel Com East, Tel Com West, Tel Com Jacksonville and us, as successor in interest to Tel Com East, Tel Com West and Tel Com Jacksonville. The Department conducted an investigation into the activities of the parties to the Consent Agreement with respect to their offering and sale of ownership units for the period beginning February 1997 and ending as of the date of the Consent Agreement. As a result of the Department's investigation, it determined, and the parties to the Consent Agreement agreed, to the following:

       - the ownership units of Tel Com East, Tel Com West and Tel Com Jacksonville were securities as defined by the Florida statutes;
       - the ownership units of Tel Com East, Tel Com West and Tel Com Jacksonville were offered and sold in Florida through unregistered third persons/entities in violation of Florida law;
       - the ownership units of Tel Com East, Tel Com West and Tel Com Jacksonville offered and sold in Florida were not registered for sale in Florida in violation of Florida law; and
       - none of these entities were registered to sell securities in Florida.

         Tel Com East, Tel Com West, Tel Com Jacksonville and Tel Com Plus, Inc. agreed to cease and desist any and all present and future violations of the Florida Securities and Investor Protection Act. We agreed to abide by the provisions of this Act now and in the future. In addition, the parties to the Consent Agreement agreed to complete an offer of rescission in accordance with the Florida Securities and Investor Protection Act on or before November 30, 1999 for the securities of Tel Com East, Tel Com West and Tel Com Jacksonville. However, we were unable to complete the rescission offer by November 30, 1999. On December 7, 1999, the State of Florida, Department of Banking and Finance, notified us that we were in violation of the Consent Agreement and that it intended to commence litigation against us in order to enforce the provisions of the Consent Agreement. As of the date of this prospectus, the Department has not commenced litigation against us. We believe that by filing and distributing this prospectus in accordance with federal and state securities laws, we will be in compliance with the provisions of the Consent Agreement.

         Action for Injunctive Relief. On December 20, 1999, we filed a complaint for injunctive relief in the circuit court of the thirteenth judicial circuit in Hillsborough County, Florida. This complaint seeks to enjoin Stephen Henderson, Ruben P. Ballis and Paul Gregory from improperly purporting to act as directors of the Company. They were directors of the Company until December 15, 1999. On December 15, 1999, shareholders holding in excess of two-thirds of our voting securities acted by written consent to remove Henderson, Ballis and Gregory as directors. Notwithstanding their removal as directors, on December 17, 1999, they gave written notice of a special meeting of the board of directors to be held on December 23, 1999. It is the Company's position that they have no legal authority to convene any meeting of the Company's board of directors and can take no valid legal action on behalf of the Company. No hearing has been set in this matter and no assurances can be given as to the outcome of the lawsuit.

         Cease and Desist Orders. To the best of our knowledge, there exists the following cease and desist orders which are either against us or related parties:

         - North Dakota. The Securities Commissioner of the State of North Dakota issued a cease and desist order on January 29, 1998 against Tel Com Plus Miami, LLC, Tel Com East, Tel Com Plus, Inc., Easy Cellular, Inc., Prime Equities Group, Inc., Capital Funds Administration, Inc., Applied Financial Group, Wireless Connection, Inc., Lenny Bierstein, Neil Pinkus, Howard W. Kratz, Richard Pollara, Ted Bender, Bruce Porter and their officers, directors, agents and employees. In this order, the Securities Commissioner stated that he had a reasonable basis to believe that the above named persons had engaged in, were engaging in, or were about to engage in, acts, practices or transactions which are prohibited by the North Dakota Corporation Code. The acts involved offering for sale and selling unregistered securities to residents of North Dakota and failing to register as dealers or salesmen under the laws of North Dakota. Richard Pollara vigorously denies any participation in the alleged acts and is actively contesting this cease and desist order entered against him.

         - Pennsylvania. The Pennsylvania Securities Commission issued a summary order to cease and desist on June 23,1998 against Tel Com West, Tel Com East, Tel Com Plus, Inc. Prime Equities Group, Inc., Satellite Capital Group and David Allen. In this order, the Securities Commissioner determined that units of Tel Com West and Tel Com East were being offered for sale and sold in violation of the laws of Pennsylvania.

         - Florida. In connection with the Consent Agreement entered into between the State of Florida, Department of Banking and Finance, us and certain other parties, the Department issued a cease and desist order. In connection with the Consent Agreement, Tel Com Plus, Inc., Tel Com East, Tel Com Jacksonville and Tel Com West agreed to cease and desist any and all present and future violations of the Florida Securities and Investor Protection Act and, in addition, we agreed to abide by the provision of this Act.

         - Illinois. The Illinois Securities Department issued an order of prohibition against Tel Com Plus, Inc., Tel Com West and Tel Com East on September 11, 1998. This order provided that Tel Com Plus, by and through its officers, directors, employees, agents, affiliates, successors, and assigns, offered through a web page advertisement on the internet units in Tel Com West and Tel Com East to residents of Illinois. Tel Com Plus, Inc., Tel Com West and Tel Com East did not register these units with the State of Illinois and therefore violated certain provisions of the Illinois Securities Law of 1953.

         - Wisconsin. The Commissioner of Securities of the State of Wisconsin issued a summary order of prohibition against Stephen Henderson, Raymond H. Beam, Lydia Banes, George Holmes, Christopher Polley, David Morris, Howard Kratz and Richard Inzer on December 22, 1998. This order provides that during the period of April through June 1998, agents, on behalf of the persons and entities named in this order, offered to at least one person in Wisconsin units of ownership in Tel Com East, which units were never registered for offer and sale in Wisconsin and which agents were not licensed as securities agents under the laws of Wisconsin. These actions violated the securities laws of the State of Wisconsin. As a result, the securities commissioner ordered that the named persons and entities, their agents, servants, employees, and every entity or person directly or indirectly controlled or organized by or on his behalf, are prohibited from making or causing to be made to any person or entity in Wisconsin any further offers or sales of securities unless and until such securities are registered under the securities laws of Wisconsin.

         SEC Complaint. The SEC brought an action in the federal district court in the Middle District of Florida on May 12, 1999 against Tel Com East and Tel Com West. The complaint alleges violation of Rule 10b-5 of the Securities and Exchange Act of 1934, as amended, and fraud in the sale of their securities. As of the date of this prospectus, we have not been named as a defendant in the action; however, no assurance can be given that the SEC will not bring an action against us as a successor entity to Tel Com East and Tel Com West. The outcome of this litigation cannot be predicted. If we are named as a defendant and the court does rule against us, we may be subject to severe civil penalties and other remedies which will have a material adverse effect on our business and financial condition.

                                  MANAGEMENT

      The name, ages and positions of the directors and officers of the Company at December 16, 1999 are as follows:


          Name                    Age                  Position
          ----                    ---                  --------
  Richard J. Pollara               45          President, Director
  Bill D. Van Aken                 47          Vice President, General Manager
  Terrence G.  Battle              39          Vice President
  Maurice S. Franklin              39          Treasurer
  Julie Graton                     35          Secretary, Marketing Director
  Sam Dean                         66          Director


         Richard Pollara has served as President and as a director of the Company since the Company's inception in November 1997. From April 1996 until December 1997, Mr. Pollara was the President and Chief Executive Officer of Easy Phone, Inc. and its predecessor entity, Easy Cellular, Inc. Easy Phone, Inc. was a cellular and residential phone service company. From May 1994 until January 1997, Mr. Pollara served as President and Chief Executive Officer of Montebello Finance, LLC, a limited liability company engaged in the rent-to-own business. Mr. Pollara attended the University of Mississippi. Mr. Pollara is subject to a cease and desist order issued by the State of North Dakota Securities Commission on January 29, 1998. This order arose in connection with alleged offers to sell and sales of investments contracts to residents of North Dakota which were not registered with the North Dakota Securities Commission and which were not offered or sold by registered dealers. Mr. Pollara vigorously denies any participation in the alleged acts and is actively contesting this cease and desist order entered against him.

      Bill Van Aken has served as Vice President of the Company since October 11, 1999 and has served as the Company's General Manager since its inception in November 1997. In addition, Mr. Van Aken served as the General Manager of the one of the Company's predecessor entities since February 1997. From September 1994 until February 1997, Mr. Van Aken served as a Manager of Cellular, Inc., one of GTE's Mobilenet largest agents. Mr. Van Aken attended the University of Iowa.

      Terrence G. Battle has service as Vice President of the Company since October 11, 1999 and has served as Director of Operations since the Company's inception. He also served as Director of Operations for the Company's predecessor entities. From July 1996 until June 1997, Mr. Battle was the Manager of Easy Phone, Inc. From January 1994 until June 1997, Mr. Battle was an owner of PBF, Inc., a paging service business.

         Maurice S. Franklin has served as Treasurer of the Company since October 11, 1999. Mr. Franklin was employed in sales by one of the Company's predecessor entities from August 1997 until December 1997. From July 1996 until July 1997 and from January 1998 to August 1998, Mr. Franklin served as General Manager of Easy Phone, Inc., a residential and cellular phone service company. Prior to July 1996, Mr. Franklin was an owner of PBF, Inc., a paging service business.

         Julie Graton has served as Secretary of the Company since October 11, 1999 and has served as Marketing Director of the Company since its inception. Ms. Graton also served as Marketing Director of one of the Company's predecessor entities. Ms. Graton was employed from November 1994 until July 1, 1996 by GTE MobileNet where she serviced all their government accounts in Pinellas County, Florida. From May 1994 until November 1994, Ms. Graton was the campaign manager for a candidate for the state legislature of Florida. Prior to managing this campaign, Ms. Graton worked for the Florida legislature as a legislative aide for two state representatives. Ms. Graton and her former husband, Robert Richey, filed for personal bankruptcy under Chapter 13 of the United States Bankruptcy Code in July 1998. They were discharged in March 1999.

      Sam Dean has served as a director of the Company since October 11, 1999. Mr. Dean is the owner and president of Dean Plumbing & Heating which he founded in April 1965.


                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

      The following table contains information regarding all compensation paid or accrued for each of the last two fiscal years for Richard J. Pollara, the Company's President, Joseph Cillo, the Company's former Vice President and Bill
D. Van Aken, the Company's Vice President. No bonuses or other compensation were paid to the persons listed below for the fiscal years 1997 and 1998.


                                        Annual Compensation
                                  --------------------------------
  Name and Principal Position     Fiscal Year              Salary
  ----------------------------------------------------------------
  Richard J. Pollara....             1998                 $273,000
    President                        1997                 $178,000

  Joseph Cillo..........             1998                 $166,963
    former Vice President            1997                      ---
    November 1997 to
    October 1999

  Bill D. Van Aken......             1998                 $146,084
    Vice President                   1997                 $142,912


                              CERTAIN TRANSACTIONS

      In January 1997, Tel Com Plus Jacksonville, LLC purchased the assets of Montebello Finance, LLC, a rent-to-own business, for $250,000. Montebello Finance was owned in trust by the children of Richard Pollara and Robin Caldwell. Richard Pollara had served as President and Chief Executive Officer of Montebello Finance from May 1994 until January 1997.

      In December 1997, Easy Phone, Inc. redeemed a substantial portion of the shares of stock held by Richard Pollara in exchange for Easy Phone's interest in Tel Com East, Tel Com West and Tel Com Jacksonville. Mr. Pollara was the President and Chief Executive Officer of Easy Phone and was a substantial shareholder of Easy Phone. Prior to this transaction, Easy Phone owned approximately 38% of the outstanding units of Tel Com East, approximately 32.5% of the outstanding units of Tel Com West and approximately 25% of the outstanding units of Tel Com Jacksonville. Therefore, after the redemption of Mr. Pollara's stock, Mr. Pollara was a direct shareholder of Tel Com East, Tel Com West and Tel Com Jacksonville in the above percentages. The parties to this transaction valued the transaction in excess of $170,000.

      In September 1999, a settlement agreement was reached between Tel Com East, Tel Com West, Richard Pollara, Joseph Cillo, Charles Polley, Easy Phone, Inc. and us in connection with the proceeding styled Tel Com Plus West, LLC and Tel Com Plus East, LLC, Plaintiffs v. Easy Phone, Inc. Defendant which was pending in the United Stated District Court, Middle District of Florida. The parties to this litigation settled this litigation on the following terms:


      -     The litigation was dismissed with prejudice;

      - Each party to the litigation released the other party from any and all claims which were or could have been asserted in the litigation;

      - The Company delivered to Easy Phone, Inc. its Easy Phone, Inc. stock certificates;

      - The lawsuit brought by Mr. Pollara, Robin Caldwell and Maurice Franklin against Easy Phone, Inc., Lorrinda Bucchieri and others pending in the State of California was dismissed with prejudice; and

      - The Company agreed to indemnify Easy Phone, Inc. from any tax liability of any kind to the States of Florida and California incurred in connection with the use by Tel Com East, Tel Com West or us of Easy Phone, Inc.'s public utility commission licenses in those states.

      The Company issued two promissory notes to Mr. Pollara dated November 22, 1999. These promissory notes memorialize the obligations of the Company arising from joint venture agreements entered into between two predecessor entities of the Company and Easy Cellular, Inc. Mr. Pollara succeeded to the rights of Easy Cellular, Inc. under these joint venture agreements. One joint venture agreement was entered into by Tel Com East and Easy Cellular, Inc. on February 28, 1997 whereby Tel Com East agreed to pay Easy Cellular, Inc. $400,000 from the proceeds of the venture. This amount has not been paid to Mr. Pollara, as successor in interest to Easy Cellular, Inc. Therefore, the Company, as a successor in interest to Tel Com East, issued a promissory note dated as of November 22, 1999 payable upon demand to Mr. Pollara in the principal amount of $400,000 which shall bear interest at the rate of 8.5% per annum. The second joint venture agreement was entered into by Tel Com West and Easy Cellular on July 24, 1997 whereby Tel Com West agreed to pay Easy Cellular approximately $60,000. This amount has not been paid to Mr. Pollara, as successor in interest to Easy Cellular, Inc. Therefore, the Company, as a successor in interest to Tel Com West, issued a promissory note dated as of November 22, 1999 payable upon demand to Mr. Pollara in the principal amount of approximately $60,000 which shall bear interest at the rate of 8.5% per annum. As of the date of this prospectus, Mr. Pollara has not received any interest payment on the promissory notes and does not have any present intent to demand payment of these two promissory notes.

      The Company is in arbitration proceedings with MCI Telecommunications Corp. ("MCI") for nonpayment of phone service provided by MCI. We are disputing the amount of the MCI's phone usage charge for the period during 1998. If the arbitration proceeding concludes in a manner favorable to MCI, we may be required to pay MCI approximately $264,000. As of the date of this prospectus, we have reserved $25,000 for the possibility of an adverse outcome.

      In 1999, Travelers Express Company, Inc. brought an action against us in the Circuit Court of the County of Hillsborough, Florida alleging breach of a buy-pay utility agreement. Travelers Express alleges that it is due approximately $65,000. We have counterclaimed for unspecified and, as of the date of this prospectus, undetermined damages arising out of the breach of this agreement. Management intends to vigorously litigate this matter. It is not yet possible to evaluate the likelihood of an unfavorable outcome, or provide an estimate of the potential loss.

      Charles Polley was a promoter of the Company and its predecessor entities. He was the president of Tel Com Plus, Inc., which initially formed Tel Com Jacksonville. Tel Com Plus, Inc. also formed Tel Com East and Tel Com West. After the initial formation of these entities, Easy Cellular, Inc. became a equity holder by contributing licenses to sell pre-paid telephone service to these entities. Units of Tel Com Jacksonville, Tel Com East and Tel Com West were sold to intermediaries, which in turn, sold the securities to investors in unregistered offerings, without the knowledge or assistance of the Company's present management. Neither Mr. Pollara nor any of the current officers or directors of the Company were aware of the extent of the promotional efforts.

      Mr. Polley, Tel Com East and Tel Com West have been named as defendants, together with Physicians Guardian, Inc., in an action brought by the SEC on May 12, 1999 in the federal district court of the Middle District of Florida alleging, among other things, the sale of unregistered securities in violation of Section 5 of the Securities Act of 1933, as amended, and fraud in violation of Section 17(a) and Section 10(b) of the Securities and Exchange Act. According to the complaint filed in the district court, Mr. Polley is the alleged chief executive officer of Physicians Guardian, Inc. and was instrumental in the unlawful sale of the unregistered securities. The SEC has placed Physicians Guardian, Inc. into receivership.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following tables set forth certain information as to the common stock and Class A preferred stock beneficially owned as of December 16, 1999 by

      -     each of the Company's directors and executive officers;

      -     all directors and executive officers as a group; and

      - each person known to us to be the beneficial owner of more than five percent of the outstanding shares of capital stock of the Company.

      Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days, as well as any securities owned by such person's spouse, children or relatives living in the same house. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by him or her.


--------------------------------------------------------------------------------------------------
    Name of Beneficial Owner                Number of Shares                            Percentage
                                                                                         Ownership
--------------------------------------------------------------------------------------------------
                                   Common            Class A            Total
                                   Stock             Preferred Stock
--------------------------------------------------------------------------------------------------
  DIRECTORS & EXECUTIVE
  OFFICERS
==================================================================================================
  Richard J. Pollara (1)           1,641,600         6,566,400          8,208,000         17.35%
--------------------------------------------------------------------------------------------------
  Bill Van Aken (2)                  176,000           704,000           880,000           1.86%
--------------------------------------------------------------------------------------------------
  Terrence Battle                     88,000           352,000           440,000               *
--------------------------------------------------------------------------------------------------
  Julie Graton                        88,000           352,000           440,000               *
--------------------------------------------------------------------------------------------------
  Maurice Franklin                    88,000           352,000           440,000               *
--------------------------------------------------------------------------------------------------
  Sam Dean                            24,000            96,000           120,000               *
--------------------------------------------------------------------------------------------------
  ALL DIRECTORS AND EXECUTIVE
  OFFICE AS A GROUP                2,105,600         8,422,400        10,528,000           22.3%
  (6 PERSONS)
==================================================================================================

==================================================================================================
  BENEFICIAL OWNERS OF MORE THAN 5%
==================================================================================================
  Richard J. Pollara (1)           1,641,600         6,566,400          8,208,000          17.4%
--------------------------------------------------------------------------------------------------
  GIRI Holdings                      840,000         3,360,000          4,200,000          8.88%
--------------------------------------------------------------------------------------------------
  Intercontinental Brokers, Inc.     840,000         3,360,000          4,200,000          8.88%
--------------------------------------------------------------------------------------------------
  Prime Equities Group, Inc.         600,000         2,400,000          3,000,000          6.34%
--------------------------------------------------------------------------------------------------


* Less than 1% ownership.

(1) These shares are held by Quantum Law, Inc., a corporation which is wholly-owned in trust by the two minor children of Richard Pollara. Mr. Pollara is the trustee of this trust.

(2) 156,000 of these shares are held by Titan Capital Corporation, which is a corporation owned and controlled by Bill Van Aken.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

      Our authorized capital stock consists of 300,000,000 shares of capital stock, including 100,000,000 shares of common stock, no par value per share, and 200,000,000 shares of preferred stock, $0.10 par value per share. 40,000,000 shares of the preferred stock has been designated Class A preferred stock. As of September 30, 1999, 10,819,674 shares of common stock were outstanding and 36,461,749 shares of Class A preferred stock were outstanding. Our Amended and Restated Articles of Incorporation and Bylaws are included as exhibits to the registration statement of which this prospectus is a part. Each of these documents contains more specific information regarding shareholder rights. The following discussion sets forth the material features of our capital stock.

COMMON STOCK

      The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. This entitlement to dividends is subject to preferences of the Class A preferred stock and of any outstanding shares of any other class of preferred stock that may be issued with dividend preferences. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences on the shares of Class A preferred stock and on any outstanding shares of any other class of preferred stock that may be issued that have liquidation preferences. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

PREFERRED STOCK

      Our board of directors has the authority, without action by the shareholders, to designate and issue up to l60,000,000 shares of preferred stock in one or more classes. Our board also has the authority to designate the dividend rate, voting rights and other rights, preferences and restrictions of each class, any or all of which may exceed those of the common stock.

      One of the effects of undesignated preferred stock may be to enable the board of directors to discourage an attempt to obtain control of us via a tender offer, proxy contest, merger or other means. Another effect is to protect the continuity of management. The issuance of shares of preferred stock may adversely affect the rights of holders of common stock. For example, preferred stock we issue may rank prior to the common stock as to dividend rights, liquidation preferences or both. The preferred stock also may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for common stock.

CLASS A PREFERRED STOCK

      The holders of Class A preferred stock have voting rights identical to the holders of shares of Common Stock and are entitled to vote with the holders of shares of Common Stock as one voting class. The holders of Class A preferred stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor in preference of any dividends paid on shares of the common stock. In the event of our liquidation, dissolution or winding up, the holders of Class A preferred stock are entitled to share ratably in all assets remaining after the payment of liabilities. The right of the holders of Class A preferred stock upon our liquidation, dissolution or winding up is in preference to the rights of the holders of the common stock. Holders of Class A preferred stock have no preemptive rights or rights to convert their Class A preferred stock into any other securities. There are no redemption or sinking fund provisions applicable to the Class A preferred stock. All outstanding shares of Class A preferred stock are fully paid and non-assessable.

                                     EXPERTS

      Our financial statements in this prospectus and elsewhere in this registration statement, to the extent and for the periods indicated in their reports, have been audited by Pender Newkirk & Company, CPAs and are included herein in reliance upon its authority as an expert in accounting and auditing in giving said reports.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to this rescission offer. While the prospectus, which forms a part of the registration statement, contains the information that we believe is material relative to the rescission offer, it does not contain all of the information set forth in the registration statement. Statements contained in this prospectus as to the contents of any document are not necessarily complete, and, in each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement. Copies of the registration statement may be examined without charge at the Public Reference Section of the SEC, 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549. Copies of all or any portion of the registration statement can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the SEC. The SEC maintains a World Wide Web site that contains registration statements, reports, proxy and information statements and other information regarding registrants (including us) that file electronically with the SEC. The address of such site is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS







Basis of Presentation .........................................................................................F-2

PRO FORMA FINANCIAL STATEMENTS:

    Statement of Operations for the nine months ended September 30, 1998 (unaudited)...........................F-3
    Statement of Operations for the year ended December 31, 1998 (unaudited)...................................F-4
    Statement of Operations for the year ended December 31, 1997 (unaudited)...................................F-5

UNITED STATES TELECOMMUNICATIONS, INC:

    Independent Auditors' Report...............................................................................F-6
    Balance Sheets as of September 30, 1999 (unaudited), December 31, 1998 and December 31, 1997..................................................................................F-7
    Statements of Operations for the for the nine months ended September 30, 1999 (unaudited)
        and the year ended December 31, 1998 and the period from inception (November 17, 1997)
        to December 31, 1997...................................................................................F-9
    Statements of Changes in Stockholders Deficit for the nine months ended September 30, 1999
        (unaudited) and the year ended December 31, 1998 and the period from inception
        (November 17, 1997) to December 31, 1997...............................................................F-10
    Statements of Cash Flows for the nine months ended September 30, 1999 (unaudited)
        and the year ended December 31, 1998 and the period from inception (November 17, 1997)
        to December 31, 1997...................................................................................F-11
    Notes to Financial Statements..............................................................................F-13

COMBINED FINANCIAL STATEMENTS OF TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST,
    L.L.C., AND TEL COM PLUS JACKSONVILLE, L.L.C.:

    Independent Auditors' Report...............................................................................F-24
    Balance Sheet as of September 30, 1998 and December 31, 1997...............................................F-25
    Statements of Operations for the period ending September 30, 1998 and the period from inception to December 31, 1997....................................................................F-26
    Statements of Changes in Members Capital for the period ending September 30, 1998 and the period from inception to December 31, 1997.....................................................F-27
    Statements of Cash Flows for the period ending September 30, 1998 and the period from inception to December 31, 1997.........................................................................F-29
    Notes to Financial Statements..............................................................................F-31

                     UNITED STATES TELECOMMUNICATIONS, INC.
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



                              BASIS OF PRESENTATION


Effective October 1, 1998, United States Telecommunications, Inc. ("UST") completed an asset acquisition of Tel Com Plus East L.L.C. ("Tel Com East"), Tel Com Plus West, L.L.C. ("Tel Com West") and Tel Com Plus Jacksonville, L.L.C.("Tel Com Jacksonville"). The historical financial statements prior to the acquisition transactions are those of UST.

For accounting purposes, the purchase by UST of the assets and liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville (the "Acquisition") is regarded as an acquisition of all of the assets and liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville and is accounted for using the purchase method of accounting. See Note D to the financial statements which includes a more complete discussion of the acquisitions.

The unaudited pro forma statement of operations of UST for the years ended December 31, 1997 and December 31, 1998 and for the nine months ended September 30, 1998 presents the financial condition of UST as if the Acquisition had occurred on January 1, 1997.

The unaudited pro forma financial information is not necessarily indicative of the results of operations that would have been reported had the Acquisition actually been accounted for on the date it occurred, September 30,1998, nor is it necessarily indicative of the future results of the consolidated entities. The unaudited consolidated pro forma financial statements should be read in conjunction with the historical financial statements of the Company.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                       PRO FORMA STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                                                        ACQUISITION
                                                        HISTORICAL(1)   ENTITIES(2)    ADJUSTMENTS      TOTAL
                                                        -------------   ------------   -----------   ------------
Sales                                                      $1,245,813    $11,270,247   $        --   $ 12,516,060
Cost of sales                                                 574,897      3,436,453            --      4,011,350
                                                           ----------   ------------            --   ------------
Gross profit                                                  670,916      7,833,794            --      8,504,710

Advertising expenses                                              117      1,662,704            --      1,662,821
General and administrative expenses                         1,030,799      8,597,426            --      9,628,225
Impairment loss                                                    --        126,721            --        126,721
Loss on promoter receivable write off                              --     18,830,888            --     18,830,888
                                                           ----------   ------------      --------   ------------
     Operating (loss)                                        (360,000)   (21,383,945)           --    (21,743,945)

Interest expense                                                 (333)       (43,329)           --        (43,662)
                                                           ----------   ------------            --   ------------
Net loss                                                     (360,333)  $(21,427,274)  $        --   $(21,787,607)
                                                           ==========   ============    ==========   ============
Per share date:
     Basic loss per share                                                                            $      (2.39)
                                                                                                     ============
     Diluted loss per share                                                                          $      (2.39)
                                                                                                     ============
Weighted average number of common shares:
     Basic common shares                                                                                9,121,708
     Diluted common shares                                                                              9,121,708
                                                                                                     ============


(1) Reflects the operations of United States Telecommunications, Inc. for the nine months ended September 30, 1998.

(2) Reflects the operations of Tel Com East, Tel Com West and Tel Com Jacksonville for the nine months ended September 30, 1998.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                       PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)





                                                                      Acquisition
                                                 Historical(1)        Entities (2)         Adjustments (3)             Total
                                                ---------------      --------------       -----------------           -------

Sales                                           $  5,347,642         $ 11,270,247         $                           $ 16,617,889

Cost of sales                                      2,317,945            3,436,453                                        5,754,398
                                                ------------         ------------         --------------              ------------

Gross profit                                       3,029,697            7,833,794                                       10,863,491

Advertising expenses                                 430,703            1,662,704                                        2,093,407
General and administrative expenses                5,017,832            8,597,426               (126,721)               13,488,537
Impairment loss                                   31,674,670              126,721            (31,674,670)                  126,721
Loss on promoter receivable write off                748,459           18,830,888                                       19,579,347
                                                ------------         ------------         --------------              ------------

    Operating (loss)                             (34,841,967)         (21,383,945)            31,801,391               (24,424,521)

Interest expense                                     (13,860)             (43,329)                                         (57,189)
                                                ------------         ------------         --------------              ------------

Net loss                                        $(34,855,827)        $(21,427,274)          $ 31,801,391              $(24,481,710)
                                                ============         ============         ==============              ============

Per share data:
    Basic loss per share                                                                               $      (2.68)
                                                                                                       ============
    Diluted loss per share                                                                             $      (2.68)
                                                                                                       ============
Weighted average number of
    common shares:
    Basic common shares                                                                                    9,138,928
                                                                                                        ============
    Diluted common shares                                                                                  9,138,928
                                                                                                        ============


(1) Reflects the operations of United States Telecommunications, Inc. for the year ended December 31, 1998.

(2) Reflects the operations of Tel Com East, Tel Com West and Tel Com Jacksonville for the nine months ended September 30, 1998.

(3) Reflects the reduction of the acquired goodwill and customer base impairment write off and the amortization of goodwill and customer base resulting from the acquisition.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                        PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)






                                                                     Acquisition
                                               Historical(1)         Entities (2)               Total
                                               -------------         ------------           ------------

Sales                                                                $  3,558,018           $  3,558,018

Cost of sales                                                        $  2,098,000              2,098,000
                                               ------------          ------------           ------------

Gross profit                                                            1,460,018              1,460,018

Advertising expenses                                                    1,455,009              1,455,009
General and administrative expenses            $        250             3,925,312              3,925,562
Impairment loss                                                           200,356                200,356
Loss on promoter receivable write off                                   6,453,979              6,453,979
                                               ------------          ------------           ------------

    Operating (loss)                                   (250)          (10,574,638)           (10,574,888)

Interest expense                                                          (57,047)               (57,047)
                                               ------------          ------------           ------------

Net loss                                       $       (250)         $(10,631,685)          $(10,631,935)
                                               ============          ============           ============





(1) Reflects the operations of United States Telecommunications, Inc. for the period from inception (November 17, 1997) to December 31, 1997.

(2) Reflects the operations of Tel Com East, Tel Com West and Tel Com Jacksonville for the period from inception to December 31, 1997.

                                 (PNCCPAs LOGO)


                          Independent Auditors' Report






Board of Directors
United States Telecommunications, Inc.
Clearwater, Florida


We have audited the accompanying balance sheets of United States Telecommunications, Inc. as of December 31, 1998 and 1997 and the related statements of operations, changes in stockholders' deficit, and cash flows for the year and period then ended. These financial statements are the responsibility of the management of United States Telecommunications, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States
Telecommunications, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the year and period then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As further discussed in Note B to the financial statements, the Company incurred an operating loss of approximately $34,900,000 during the year ended December 31, 1998. In addition, the Company had negative working capital of approximately $3,400,000 at December 31, 1998. These conditions combined with the rescission obligation discussed in Note J, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Certified Public Accountants
Tampa, Florida
December 7, 1999

                     UNITED STATES TELECOMMUNICATIONS, INC.
                                 BALANCE SHEET





                                                                    September 30,
                                                                     (unaudited)                     December 31,
                                                                    -------------         ------------------------------
                                                                         1999                1998                1997
                                                                    -------------         ----------          ----------

ASSETS

CURRENT ASSETS
Cash                                                                          --          $  627,854                  --

    Accounts receivable, net allowance for doubtful
        accounts of $1,114,170, $2,638,331, and $0
        at 1999, 1998, and 1997, respectively                         $1,586,405           1,015,235                  --

    Agent receivables                                                    173,081             132,534                  --

    Prepaid expenses and other                                             4,583               1,400                  --
                                                                      ----------          ----------          ----------

    TOTAL CURRENT ASSETS                                               1,764,069           1,777,023                  --
                                                                      ----------          ----------          ----------

Property and equipment, net of accumulated depreciation of
    $222,575, $47,732, and $0                                            449,398             453,530                  --

OTHER ASSETS
    Licenses, net of accumulated amortization of $12,985,
        $5,108, and $0 at 1999, 1998, and 1997, respectively             164,004             137,633                  --

    Software, net of amortization of $162,163, $57,353, and
        $0 at 1999, 1998, and 1997, respectively                         350,272             353,351                  --

    Goodwill, net of amortization of $190,082, $47,520, and
        $0 at 1999, 1998, and 1997, respectively                       2,661,142           2,803,703                  --

    Customer base, net of amortization of $316,803, $79,201,
        and $0 at 1999, 1998, and 1997, respectively                     633,605             871,208                  --

    Deposits                                                             226,754             204,541                  --

    Other assets                                                          41,733              28,000                  --
                                                                      ----------          ----------          ----------

    TOTAL OTHER ASSETS                                                 4,077,510           4,398,436                  --
                                                                      ----------          ----------          ----------

TOTAL ASSETS                                                          $6,290,977          $6,628,989                  --
                                                                      ==========          ==========          ==========



     Read the accompanying Independent Certified Public Accountants Report. The accompanying notes are an integral part of these financial statements.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                                 BALANCE SHEET





                                                                             September 30,
                                                                              (unaudited)               December 31,
                                                                              ------------     --------------------------------
                                                                                  1999             1998                1997
                                                                              ------------     ------------       -------------

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable                                                          $    250,107     $     90,800                  --

    Accrued liabilities                                                            466,894          305,819       $         250

    Accrued carrier costs                                                        1,712,418        2,112,027                  --

    Accrued sales tax                                                            2,446,763        1,861,792                  --

    Unearned revenue                                                               243,205          136,105                  --

    Notes payable and obligations - related party                                  609,003          609,003                  --

    Line of credit                                                                  43,805           50,151                  --
                                                                              ------------     ------------       -------------

    TOTAL CURRENT LIABILITIES                                                    5,772,195        5,165,697                 250
                                                                              ------------     ------------       -------------

LONG TERM LIABILITIES

    Unit recission obligation                                                   29,677,218       30,032,642                  --

    Rescission accrued interest                                                  4,469,417        2,335,095                  --
                                                                              ------------     ------------       -------------

    TOTAL LONG TERM LIABILITIES                                                 34,146,635       32,367,737
                                                                              ------------     ------------       -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT

    Preferred stock; $0.10 par value; 200,000,000 shares authorized;
        36,461,749; 36,461,749; 0 shares issued and outstanding at
        1999, 1998, and 1997, respectively; outstanding shares
        subject to the recission 16,519,349                                      1,572,951        1,572,951                  --

    Common stock; no par value; 100,000,000 shares authorized;
        10,819,674; 9,555,244; 0 shares issued and outstanding at
        1999, 1998, and 1997, respectively; outstanding shares
        subject to the recission 4,169,644                                              --               --                  --

    Additional paid in capital                                                   4,213,496        2,378,681                  --

    Accumulated Deficit                                                        (39,414,300)     (34,856,077)               (250)
                                                                              ------------     ------------       -------------

    TOTAL STOCKHOLDERS' DEFICIT                                                (33,627,853)     (30,904,445)               (250)
                                                                              ------------     ------------       -------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                   $  6,290,977     $  6,628,989       $          --
                                                                              ============     ============       =============





     Read the accompanying Independent Certified Public Accountants Report. The accompanying notes are an integral part of these financial statements.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                            STATEMENTS OF OPERATIONS






                                                            Nine Months Ended                           Periods Ended
                                                               September 30,                             December 31,
                                                    ----------------------------------         -----------------------------------
                                                        1999                  1998                 1998                   1997
                                                     (unaudited)          (unaudited)
                                                    ------------          ------------         ------------           ------------

     Sales                                          $ 12,232,122          $  1,245,813         $  5,347,642           $         --

     Cost of sales                                     5,579,939               574,897            2,317,945                     --
                                                    ------------          ------------         ------------           ------------
     GROSS PROFIT                                      6,652,183               670,916            3,029,697                     --


     Advertising expenses                              1,144,515                   117              430,703                     --
     General and administrative expenses               9,203,713             1,030,799            5,017,832                   (250)
     Impairment loss                                          --                    --           31,674,670                     --
     Loss on promoter receivable write off             2,134,322                    --              748,459                     --
                                                    ------------          ------------         ------------           ------------

     OPERATING (LOSS)                                 (5,830,367)             (360,000)         (34,841,967)                  (250)
                                                    ------------          ------------         ------------           ------------

Other income (expenses):
     Interest expense
                                                         (43,598)                 (333)             (13,860)                    --
     Gain from easy phone settlement                   1,315,742                    --                   --                     --
                                                    ------------          ------------         ------------           ------------
     TOTAL OTHER INCOME (EXPENSES)                     1,272,144                    --              (13,860)                    --

     NET LOSS                                       $ (4,558,223)         $   (360,333)        $(34,855,827)          $       (250)
                                                    ============          ============         ============           ============


Per share data:
     Basic loss per share                           $      (0.45)         $      (0.07)        $      (5.68)          $         --
                                                    ============          ============         ============           ============
     Diluted loss per share                         $      (0.45)         $      (0.07)        $      (5.68)          $         --
                                                    ============          ============         ============           ============

Weighted average number of common shares:
     Basic common shares                              10,236,796             5,115,114            6,140,532                     --
                                                    ============          ============         ============           ============
     Diluted common shares                            10,236,796             5,115,114            6,140,532                     --
                                                    ============          ============         ============           ============



     Read the accompanying Independent Certified Public Accountants Report. The accompanying notes are an integral part of these financial statements.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS DEFICIT
                NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED)
                      AND YEAR ENDED DECEMBER 31, 1998 AND
         PERIOD FROM INCEPTION (NOVEMBER 17, 1997) TO DECEMBER 31, 1997





                                             Preferred                     Common         Additional
                                      ------------------------    ----------------------   Paid In     Accumulated
                                        Shares        Stock         Shares       Stock     Capital       Deficit         Total
                                      ----------   -----------    ----------   ---------  ----------  ------------   ------------

Inception, November 17, 1997          $                                        $          $           $              $

Net loss                                                                                                      (250)          (250)
                                      ----------   -----------    ----------   ---------  ----------  ------------   ------------

Balance at December 31, 1997                                                                                  (250)          (250)

Shares issued to founders             18,102,400                   4,525,600

Shares issued to employees
    for services                       1,840,000                     460,000

Shares issued for cash                                               400,000                 150,000                      150,000

Acquisitions Transactions of
    Tel Com West                       9,543,810       954,381     2,375,267               2,228,681                    3,183,062

Acquisitions Transactions of
    Tel Com East                       5,726,057       536,957     1,482,005                                              536,957

Acquisitions Transactions of
    Tel Com Jacksonville               1,249,482        81,613       312,372                                               81,613

Net loss                                                                                               (34,855,827)   (34,855,827)
                                      ----------   -----------   -----------   ---------  ----------  ------------   ------------
Balance at December 31, 1998          36,461,749     1,572,951     9,555,244               2,378,681   (34,856,077)   (30,904,445)

Shares issued for cash
    (unaudited)                                                      850,000                 600,000                      600,000

Private placement memorandum
    net of offering costs of
    approximately $10,000
    (unaudited)                                                      414,430               1,234,815                    1,234,815

Net loss (unaudited)                                                                                    (4,558,223)    (4,558,223)
                                      ----------   -----------    ----------   ---------  ----------  ------------   ------------

Balance at September 30,
   1999 (unaudited)                   36,461,749   $ 1,572,951    10,819,674              $4,213,496  $(39,414,300)  $(33,627,853)
                                      ==========   ===========    ==========   =========  ==========  ============   ============



     Read the accompanying Independent Certified Public Accountants Report. The accompanying notes are an integral part of these financial statements.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                            STATEMENTS OF CASH FLOWS



                                                                 Nine Months Ended                  Periods Ended
                                                                    September 30                     December 31
                                                             ----------------------------    -----------------------------
                                                                1999            1998
                                                             (unaudited)     (unaudited)         1998             1997
                                                             ------------    ------------    ------------     ------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net Loss                                                $ (4,558,223)   $   (360,333)   $(34,855,827)    $       (250)
     Adjustments to reconcile net loss to net cash (used)
         by operating activities
         Depreciation and amortization                            674,811          20,000         229,797               --
         Loss on promoter receivable                            2,134,322              --         748,459               --
         Impairment loss                                               --              --      31,674,670               --
         Provision for doubtful accounts receivable             1,798,769         671,397       1,953,860               --
         Gain from Easy Cellular settlement                    (1,315,742)             --              --               --
         Changes in operating assets and liabilities:
         (Increases) decreases in:
         Accounts receivables and agent receivables            (2,410,486)       (867,206)     (2,411,164)              --
         Deposits and other assets                                (39,129)        (20,000)       (201,500)              --
         Licenses                                                 (34,248)       (107,921)       (142,741)              --
         Increases (decreases) in:
         Accounts payable                                         159,307             750          58,355              250
         Accrued liabilities                                      160,825          15,967           9,969               --
         Accrued carrier costs                                    916,382         262,362         796,035               --
         Accrued taxes                                            584,971          17,615         504,632               --
         Unearned revenues                                        107,100              --         136,105               --
                                                             ------------    ------------    ------------     ------------
     Total adjustments to reconcile net loss to net
     cash used by operating activities                          2,736,882          (7,036)     33,356,477              250
                                                             ------------    ------------    ------------     ------------
     NET CASH (USED) BY OPERATING ACTIVITIES                   (1,821,341)       (367,369)     (1,499,350)              --
                                                             ------------    ------------    ------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Cash resulting from the acquisition                               --              --         296,326               --
     Payable to Tel Com East, Tel Com West and Tel Com
        Jacksonville                                                   --       1,406,738       1,406,738               --
     Purchase of software                                        (108,847)       (175,771)       (365,647)              --
     Purchases of property and equipment                         (170,711)        (58,383)       (125,237)              --
                                                             ------------    ------------    ------------     ------------
         NET CASH PROVIDED (USED) BY INVESTING
         ACTIVITIES                                              (279,558)      1,172,584       1,212,180               --
                                                             ------------    ------------    ------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Net cash provided (payments) under line of credit             (6,345)             --          50,151               --
     Principal payments on note payable - related                      --              --         (41,355)              --
     Cash received from the issuance of a note payable                 --         150,000         150,000               --
     Payments related to the Jacksonville recission              (355,425)             --              --               --
     Payments on note receivable                                       --              --         606,228
     Cash received from issuance of common stock for cash         600,000              --         150,000               --
     Cash received from issuance of common stock for cash
        from the private placement memorandum                   1,234,815              --              --               --
                                                             ------------    ------------    ------------     ------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES              1,473,045         150,000         915,024               --
                                                             ------------    ------------    ------------     ------------
NET INCREASE (DECREASE) IN CASH                              $   (627,854)   $    955,215    $    627,854     $         --
                                                             ------------    ------------    ------------     ------------

CASH AT BEGINNING OF PERIOD                                  $    627,854              --              --               --
                                                             ============
CASH AT END OF PERIOD                                        $         --    $    955,215    $    627,854     $         --
                                                             ============    ============    ============     ============




     Read the accompanying Independent Certified Public Accountants Report. The accompanying notes are an integral part of these financial statements.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                            STATEMENTS OF CASH FLOWS




                                                                  Nine Months Ended             Periods Ended
                                                                     September 30                December 31
                                                               ------------------------  -------------------------
                                                                  1999         1998
                                                               (unaudited)  (unaudited)     1998           1997
                                                               -----------  -----------  -----------   -----------

SUPPLEMENTAL DISCLOSURES OF NON-CASH
INVESTING ACTIVITIES
     On September 30, 1998 the Company acquired the
     asset of Tel Com East, Tel Com Jacksonville and Tel
     Com West (See Note D)
      Fair value of assets acquired                            $        --  $        --  $ 3,446,164   $        --
                                                               -----------  -----------  -----------   -----------
      Net liabilities assumed                                  $        --  $        --  $35,120,834   $        --
                                                               -----------  -----------  -----------   -----------
      Fair value of common stock issued                        $        --  $        --  $ 3,801,632   $        --
                                                               -----------  -----------  -----------   -----------

SUPPLEMENTAL DISCLOSURES OF NON-CASH
FINANCING ACTIVITIES
      Issuance of stock for acquisitions of Tel Com East,
              Tel Com Jacksonville and Tel Com West            $        --  $        --  $ 3,801,632   $        --
                                                               -----------  -----------  -----------   -----------
      Recession obligation interest                            $ 2,134,322  $        --  $   748,459   $        --
                                                               -----------  -----------  -----------   -----------
SUPPLEMENTAL CASH FLOW INFORMATION
      Interest paid                                            $     3,089  $        --  $       315   $        --
                                                               -----------  -----------  -----------   -----------



     Read the accompanying Independent Certified Public Accountants Report. The accompanying notes are an integral part of these financial statements.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE A - NATURE OF OPERATIONS

United States Telecommunications, Inc. ("UST" or the "Company"), was incorporated on November 19, 1997 under the laws of the State of Florida and began operations during February 1998. The Company is a reseller of local telephone services to consumers with bad credit throughout the United States. The Company's business could be significantly affected by regulatory and legislative developments. Such effects could include increased competition and, as a result, decreased revenues.

On September 30, 1998 (effective as of October 1, 1998) UST purchased the assets and assumed liabilities of Tel Com Plus Jacksonville, L.L.C. ("Tel Com Jacksonville") Tel Com Plus East, L.L.C. ("Tel Com East") and Tel Com Plus West, L.L.C. ("Tel Com West") In connection with the acquisition, unit holders of Tel Com Jacksonville, Tel Com East and Tel Com West received shares of common stock and Class A preferred stock of UST. (See Note D).

Tel Com Florida, L.L.C. which changed its name to Tel Com Plus Jacksonville, L.L.C. on February 28, 1997 was formed on February 6, 1997. Tel Com Plus Miami L.L.C. ("TCM"), which changed its name to Tel Com East on April 9,1998, was formed on April 25,1997. Tel Com Plus California, L.L.C. ("TCC"), which changed its name to Tel Com Plus West (" Tel Com West") on April 9,1998, was formed on July 28,1997.

NOTE B - GOING CONCERN UNCERTAINTY

As indicated in the accompanying financial statements, the Company incurred a net loss of $34,855,827 during the year ended December 31, 1998. At December 31, 1998 the Company had negative working capital of $3,388,674 and negative equity of $30,904,445. Additionally the Company has entered into a Stipulation and Consent Agreement with Final Order dated May 12, 1999 with the State of Florida, Department of Banking and Finance whereby the Company agreed to complete an offer of rescission with respect to securities at Tel Com East, Tel Com West, and Tel Com Jacksonville sold in violation of federal and state securities laws. The Department of Banking and Finance for the State of Florida notified the Company on December 7, 1999, that the Company was in violation of the Consent Agreement. Further, the Department of Banking and Finance indicated that action will be taken against the Company to enforce compliance with the Consent. The Company has recorded an approximate contingent liability of $30,000,000 plus interest thereon in anticipation of a payments related to the recission offering. These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.

Management believes three major steps are important for the Company's future.

- Final settlement of the alleged federal and state violations of the securities laws, which have drained the Company of time and resources;
-        Securing new operating licenses and territories; and
-        Securing additional capital to fund future expansion.

Management believes, based on the three major steps outlined above, the Company's operating losses could be reduced, and to the extent the Company's business strategy is realized, the Company's operating losses could be eliminated.

An appropriate liquidity of the Company is also based on the three major steps outlined above. The potential liability of the Company under the rescission offer is approximately $30,000,000 plus interest. If the actual amount of liability of this recission offer exceeds $100,000, then the amount due plus interest will be paid over time. Management believes making payments over a period of time in annual installments will ease the financial burden imposed by the recission offer. However, if a significant number of participants accept this recission offer, the likelihood of repayment decreases.



     Read the accompanying Independent Certified Public Accountants Report.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE B - GOING CONCERN UNCERTAINTY - continued

During 1999, the Company offered a private placement of common stock and has received net proceeds of approximately $1,234,815. (See Note M). The Company plans to obtain additional funding through borrowings and sale of securities. However, no assurance can be given that the Company will be able to obtain additional funding.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities which may result from the possible inability of the Company to continue as a going concern.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Condensed Interim Financial Statements

The condensed consolidated financial statements as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 are unaudited. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations as of such date and for such periods. Results of interim periods are not necessarily indicative of the results to be expected for the entire fiscal year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalent

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less when purchased.

Accounts Receivables

Accounts receivable occur solely from sales of telephone services. Management reserves for all receivable balances that have not been collected within 60 days. Accounts over 90 days are written off. Management determines the reserve based upon reviews of individual accounts, recent loss experience, current economic conditions and other pertinent factors. Allowances for uncollectible billed services are adjusted monthly.

Agent Receivables

The Company has entered into agreements with various agents to receive payments for phone services. The agents are typically check cashing stores, pawnshops, rent-to-own stores and convenience stores. At the time of customer payment to the agent, the Company transfers the receivables from accounts receivable to agent receivable. At the time of agent collection, a commission obligation to the agent is recorded.



     Read the accompanying Independent Certified Public Accountants Report.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Asset Impairment

When the Company has long-lived assets, which have a possible impairment indicator, the Company estimates the future cash flows from the operation of these assets. If the estimated cash flows recoup the recorded value of the assets, they remain on the books at that value. If the net recorded value cannot be recovered, the assets are written down to their market value if lower than the recorded value.

Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation on the straight-line method over the estimated useful lives of the related assets. Assets held under leasehold improvements are amortized using the straight-line method over the life of the lease or life of the improvement, whichever is less. Major classes of property and equipment and their related lives are as follows:


                                                                                             Life in
   Major Class                                                                                Years
----------------                                                                             -------
   Leasehold improvements                                                                      3-5
   Furniture, fixtures and equipment                                                            5
   Computer equipment                                                                           3
   Equipment                                                                                    5

Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

Capitalized License Costs

The Company must obtain a license from each state's public utility commission in which it intends to operate. The requirements for these certificates vary by state, but generally include a demonstration by the Company that it has adequate managerial and technical qualifications to provide the services it proposes. In addition, the Company is required to file a tariff with each state's public utility commission in which it intends to operate. The Company must also file with each state's public utility commission the new or negotiated resale agreement negotiated with the incumbent local exchange carrier.

The direct cost of acquiring the certificates of authority, the tariffs, and the approval of the resale agreements are capitalized and amortized on a straight-line basis over 15 years.

Goodwill and Customer Base

Goodwill is the difference between the purchase price paid and liabilities assumed over the estimated fair value of assets acquired from Tel Com East, Tel Com Jacksonville and Tel Com West. Goodwill recorded in connection with the acquisition of Tel Com East, Tel Com Jacksonville and Tel Com West amounted to $26,607,226 and is being amortized using the straight-line method over 15 years. Additional goodwill resulted from the acquisition of the customer base amounted to $8,869,075 and is being amortized over three years. On an on-going basis, management reviews recoverability, the valuation and amortization of goodwill. As part of this review, management considers the un-discounted value of the projected future net earnings in evaluating the value of goodwill. If the un-discounted value of the projected future net earnings is less than the stated value, the goodwill would be written down to its fair value.

In October 1998 the Company determined that the goodwill and customer base was impaired and recognized a loss of $31,674,670 for the impairment of these intangible assets.



     Read the accompanying Independent Certified Public Accountants Report.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Software Capitalization

The Company has adopted Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This standard requires certain direct development costs associated with internal-use software to be capitalized, including external direct costs of material and services and payroll costs for employees devoting time to the software projects. These costs are amortized over a period of three years beginning when the asset is substantially ready for USE. On October 1, 1998 the Company completed the application development stage and upon placing the software in use, began amortizing the capitalized software. The Company capitalized external direct material and service costs of $108,847, $365,647 and $0 for software costs during the nine months ended September 30, 1999 and the periods ended December 31, 1998 and 1997 respectively. The Company recorded amortization of $10,485, $0, $2,500 $0 and $0 for the nine months ending September 30, 1999 and September 30, 1998 and the periods ending December 31, 1998 and 1997, respectively.

Revenue Recognition

Telephone service revenue is recognized monthly at the time of billing. The customers are billed for the prior months services. The Company records unearned revenue for services billed, but not earned.

Activation revenue is recognized when telephone services are applied for and payment is received.

Advertising

Advertising costs, other than direct response advertising, is expense as incurred. During the periods presented, the Company had no direct response advertising costs.

Income Taxes

The Company accounts for income taxes in accordance with the asset and liability approach. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax base of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refunded for the period plus or minus the change during the period in deferred tax assets and liabilities.

Earnings Per Share

Effective December 15, 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share." Statement 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Under the new requirements for calculating earnings per share, the dilutive effect of stock options and other dilutive instruments will be excluded from the basic earnings per share but included in the computation of diluted earnings per share.



     Read the accompanying Independent Certified Public Accountants Report.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Carrier Contracts

The Company purchases traditional local telephone service from various incumbent local exchange carriers. The provision of telephone service is provided to the Company pursuant to a resale agreement entered into between the Company and each incumbent local exchange carrier. As of September 30, 1999 the Company was authorized to provide residential local telephone service to consumers in 26 states. The Company is presently doing business in 20 states.

Fair Value

The Company believes that the carrying amounts of its current assets and current liabilities approximate the fair value of such items due to their short-term nature. The carrying amount of cash, accounts receivable, accounts payable and other liabilities are carried at amounts that reasonably approximate their fair values.

Credit Risk

Cash is at risk to the extent that it exceeds Federal Deposit Insurance Corporation ("FDIC") insured amounts (approximately $436,000 at December 31,
1998). To minimize risk, the Company places its cash with high credit quality institutions.

NOTE D - ACQUISITION

On October 1, 1998, UST purchased the assets and assumed liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville. The consideration paid by UST in connection with the Acquisition consisted of 4,169,644 shares of common stock of UST and 16,519,349 shares of Class A preferred stock of UST which were given to certain holders of units in Tel Com East, Tel Com West and Tel Com Jacksonville. The total purchase price for the Acquisition was approximately $35,476,000, which included the assumption of net liabilities of approximately $31,675,000. Approximately $35,500,000 of the purchase price, has been accounted for as goodwill and customer base.

The following unaudited pro forma consolidated amounts give effect to the Acquisition as if it had occurred on January 1, 1997, by consolidating the results of operations of Tel Com East, Tel Com Jacksonville and Tel Com West with the results of UST for the years ended December 31, 1998 and 1997.


                                                                                   1998                   1997
                                                                               ------------           ------------

Revenues                                                                       $ 16,617,889           $  3,558,018
Net loss                                                                        (24,481,710)           (10,631,935)
                                                                               ------------           ------------

Net loss per common share                                                      $      (2.68)
                                                                               ============

Weighted average shares used in net loss per common share calculation             9,138,928
                                                                               ============

The unaudited pro forma consolidated statements of operations are not necessarily indicative of the operating results that would have been achieved had the Acquisition accounted for as of the date it actually occurred and should not be construed as being representative of future operating results.



     Read the accompanying Independent Certified Public Accountants Report.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE E - PROPERTY AND EQUIPMENT



                                                   September 30                      December 31
                                                   ------------             -------------------------------
                                                       1999
                                                   (unaudited)                1998                   1997
                                                     --------               --------               --------
         Furniture and equipment                     $ 62,209               $ 61,631               $     --
         Leasehold Improvements                        17,719                 17,567                     --
         Equipment                                    360,970                253,560                     --
         Computer equipment                           231,075                168,504                     --
                                                     --------               --------               --------
                                                      671,973                501,262
                                                     --------               --------               --------

         Less accumulated depreciation                222,575                 47,732                     --
                                                     --------               --------               --------

                                                     $449,398               $453,530               $     --
                                                     ========               ========               ========

Depreciation expenses was $174,843, $47,732, $2,870 and $0, for period ending September 30, 1999, December 31, 1998, September 30, 1998 and December 31, 1997, respectively.

NOTE F - REVOLVING LINE OF CREDIT

The Company has established a line of credit with Bank of America, which provides for draws up to a maximum of $50,000. Amounts advanced under terms of the line of credit bear interest at 8% and interest payments are due monthly. The line of credit with the bank is secured by a $50,000 certificate of deposit. The amount outstanding on the line was $50,151 at December 31, 1998 and $43,805 at September 30, 1999.

Interest expense on the line of credit was $3,089, $2, $0 and $0, for period ending September 30, 1999, December 31, 1998, September 30, 1998 and December 31, 1997, respectively.

NOTE G - NOTES PAYABLE AND OBLIGATIONS TO RELATED PARTY

         The Company holds an obligation with Richard Pollara, president of the Company and a significant shareholder of the Company. The obligation is non-interest bearing, however the Company has imputed interest at 8.5% per annum. The obligation outstanding was $400,000 at September 30, 1999 and December 31, 1998, respectively. Interest expense was $25,500, $8,500, $0 and $0, for period ending September 30, 1999, December 31, 1998, September 30, 1998 and December 31, 1997, respectively. On November 22, 1999 the obligation was converted to a note payable. (See Note M).

         The Company holds an obligation with Richard Pollara, president of the Company and a significant shareholder of the Company. The obligation is non-interest bearing, however the Company has imputed interest at 8.5% per annum. The obligation outstanding was $59,003 at September 30, 1999 and December 31, 1998, respectively. Imputed interest expense was $3,825, $1,275, $0 and $0, for period ending September 30, 1999, December 31, 1998, September 30, 1998 and December 31, 1997, respectively. On November 22, 1999 the obligation was converted to a note payable. (See Note M).

On September 22, 1998 the Company entered into an unsecured note payable with a shareholder for $150,000. The note payable bears interest at 10% and due no later then September 28, 2000. Interest expense on the note payable was $11,250, $4,083, $333 and $0, for period ending September 30, 1999, December 31, 1998, September 30, 1998 and December 31, 1997, respectively.



     Read the accompanying Independent Certified Public Accountants Report.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE H - STOCKHOLDERS' DEFICIT

On November 2, 1999 the Company increased the par value of its preferred stock from no par to $0.10. The par value has been restated for all periods presented.

Class A Preferred Stock

The holders of Class A preferred stock have voting rights identical to the holders of shares of Common Stock and are entitled to vote with the holders of shares of Common Stock as one voting class. The holders of Class A preferred stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor in preference of any dividends paid on shares of the common stock. In the event of our liquidation, dissolution or winding up, the holders of Class A preferred stock are entitled to share ratably in all assets remaining after the payment of liabilities. The right of the holders of Class A preferred stock upon our liquidation, dissolution or winding up is in preference to the rights of the holders of the common stock. Holders of Class A preferred stock have no preemptive rights or rights to convert their Class A preferred stock into any other securities. There are no redemption or sinking fund provisions applicable to the Class A preferred stock.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. This entitlement to dividends is subject to preferences of the Class A preferred stock and of any outstanding shares of any other class of preferred stock that may be issued with dividend preferences. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences on the shares of Class A preferred stock and on any outstanding shares of any other class of preferred stock that may be issued that have liquidation preferences. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities.

During 1998, UST issued an aggregate of 4,525,600 shares of Common Stock and 18,102,400 shares of Class A preferred stock to the founders. These shares were valued at $0 since the Company was a start up organization.

During 1998, UST issued an aggregate of 460,000 shares of Common Stock and 1,840,000 shares of Class A preferred stock to employees. These shares were valued at $0 since the Company was a start up organization.

Later in 1998, UST issued an aggregate of 400,000 shares of Common Stock, at a purchase price of $150,000.

The Company issued 4,169,644 shares of Common Stock and 16,519,349 shares of Class A preferred stock In connection with the acquisition of Tel Com East, Tel Com West and Tel Com Jacksonville.

On February 12, 1999, the Company offered a private placement of a minimum of 500 and a maximum of 1,600,000 shares of common stock at a offering price of $3 per share for aggregate consideration of between $1,500 and $4,800,000. As of September 30, 1998, the Company has sold 414,430 shares resulting in net proceeds of approximately $1,234,815.

During 1999 the Company issued 850,000 shares of it common stock for cash of $600,000 to four individuals.



     Read the accompanying Independent Certified Public Accountants Report.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE I - INCOME TAXES

Deferred income tax assets and liabilities at December 31, 1998 consist of the following:


                                                                                   1998
                                                                              ------------
Current deferred tax asset                                                    $  1,008,000
Non-current deferred tax asset                                                  12,221,000
Valuation allowance                                                            (13,229,000)
                                                                              ------------
Net deferred tax asset                                                        $         --
                                                                              ============

The current deferred tax asset results from the provision for doubtful accounts, which is not currently deductible for income tax purposes and depreciation and amortization expensed for financial reporting purposes in excess of the deduction for income tax purposes. The non-current deferred tax asset results from the intangible asset impairment deductible for financial reporting purposes not deductible for tax purposes. The net deferred tax asset has a 100% valuation allowance recorded against it due to the uncertainty of generating future taxable income.

The Company's income tax benefit for the year ended December 31, 1998 differed from the statutory Federal rate of 34% applied to net income before income taxes as follows:

Statutory rate of 34% applied to the Company's net loss                         $ 11,851,000
Decreased (increase) in income taxes resulting from:
     Permanent differences                                                            (2,000)
     State income taxes, net of federal tax effect                                 1,380,000
     Change in valuation allowance                                               (13,229,000)
                                                                                ------------
Total income tax benefit                                                        $         --
                                                                                ============

At December 31, 1998, the Company has a net operating loss carryforward of approximately $1,224,000 which expires in 2018.

NOTE J - RESCISSION OBLIGATION

The State of Florida, Department of Banking and Finance entered into a Stipulation and Consent Agreement (the Agreement") with Final Order dated May 12, 1999 with the Company, Tel Com East, Tel Com West, Tel Com Jacksonville. The Agreement relates to the sale of securities of Tel Com East, Tel Com West, Tel Com Jacksonville in violation of federal and state securities laws. On December 7, 1999, the State of Florida, Department of Banking and Finance notified the Company that it was in violation of the Agreement. The Department stated that it intended to bring an action to enforce compliance with the Agreement

Pursuant to the agreement, the Company has agreed to offer a rescission in accordance with the Florida Securities and Investor Protection Act for the securities of Tel Com East, Tel Com West and Tel Com Jacksonville.

As a part of the recission, the Company is offering holders of our common stock and Class A preferred stock the right to rescind their purchase of securities of one or more of our predecessor entities. These securities were offered and sold and were subsequently exchanged for shares of the Company's common stock and Class A preferred stock in violation of federal and state securities laws. In the Agreement, the Company, as legal successor to Tel Com East, Tel Com West and Tel Com Jacksonville, admitted that the predecessors' securities were sold in violation of the securities laws of the State of Florida. Accordingly, The Company offers to certain shareholders the right to rescind the purchase of these securities. The Company is not making the rescission offer to shareholders who were or are executive officers of the Company or who actively participated in the offer and sale of the securities which are the subject of this rescission.



     Read the accompanying Independent Certified Public Accountants Report.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE J - RESCISSION OBLIGATION - continued

In early to mid-1998, an offer to purchase was made by Tel Com Jacksonville to all the unit holders of Tel Com Jacksonville. The recission was accepted by 80 unit holders resulting in the recission of approximately $995,000. The obligation is being paid out over a period of time by UST, as successor in interest to Tel Com Jacksonville. Tel Com Jacksonville established a receivable from the promoter for the total amount of the recission. In 1998, Tel Com Jacksonville wrote off the receivable of $995,000.

NOTE K - COMMITMENTS AND CONTINGENCIES

As of December 31, 1998, the Company is obligated under non-cancelable operating leases for future minimum rent payments for office space and furniture and equipment as follows:


              12 months ending
                December 31,
              ----------------
                   1999                                                       $ 196,921
                   2000                                                         134,538
                   2001                                                          39,266
                   2002                                                          34,287
                   2003                                                           7,265
                                                                              ---------
                                                                              $ 412,277
                                                                              =========

Rent expense was $115,116, $48,602, $0 and $0, for period ending September 30, 1999, December 31, 1998, September 30, 1998 and December 31, 1997, respectively.

Legal and Securities and Exchange Commission Proceedings

The Company is in arbitration proceedings with MCI Telecommunications Corp. ("MCI") for nonpayment of phone service provided by MCI. The Company is disputing the phone usage charge. If there is a negative outcome related to the arbitration the Company may be required to pay approximately $264,000. The Company has reserved $25,000 for the possibility of an adverse outcome.

In September 1999, a settlement agreement was reached between Tel Com East, Tel Com West, Richard Pollara, Joseph Cillo, Charles Polley, Easy Phone, Inc. and the Company in connection with the proceeding styled Tel Com Plus West, LLC and Tel Com Plus East, LLC, Plaintiffs v. Easy Phone, Inc. Defendants which was pending in the United States District Court, Middle District of Florida.
The parties to this litigation settled on the following terms:

         -        The litigation was dismissed with prejudice.
         - Each party to the litigation released the other parties from any and all claims which were or could have been asserted in this litigation.
         - The Company delivered to Easy Phone, Inc. its Easy Phone, Inc stock certificates.
         - The lawsuit brought by Mr. Pollara, Robin Caldwell and Maurice Franklin against Easy Phone and Lorrinda Bucchieri and others pending on the state of California was dismissed with prejudice.
         - The Company agreed to indemnify Easy Phone, Inc. from any tax liability of any kind to the States of Florida and California incurred in connection with the use by Tel Com East, Tel Com West or the Company of Easy Phone, Inc.'s public utility commission licenses in those states.



     Read the accompanying Independent Certified Public Accountants Report.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE K - COMMITMENTS AND CONTINGENCIES - continued

Securities and Exchange Commission Litigation

The Securities and Exchange Commission ("SEC") brought an action against Tel Com East and Tel Com West. The SEC alleges among other things, violation of Rule 10b-5 of the Securities Exchange Act of 1934, as amended, and fraud in the sale of their securities. As of December 7, 1999, the Company has not been named as a defendant in the action. However, no assurance can be given that the SEC will not bring an action against the Company as a successor in interest to TelCom East and TelCom West. The outcome of this litigation cannot be predicted. If the Company is named as a party and the court does rule against the Company, the Company may be subject to severe civil penalties and other remedies which will have a material adverse effect on our business and financial condition.

In 1999, Travelers Express Company, Inc. brought an action against the Company, alleging breach of a buy-pay utility agreement. Travelers Express alleges that it is due approximately $65,000. The Company has a counterclaim for unspecified and undetermined damages arising out of the breach of this agreement. Management intends to vigorously litigate this matter. It is not yet possible to evaluate the likelihood of an unfavorable outcome, or provide an estimate of the potential loss.

In the normal course of its business, the Company is subject to litigation. Management, based on discussions with its legal counsel, does not believe any claims, individually or in the aggregate, will have a material adverse impact on the Company's financial position other than disclosed above.

NOTE L - OTHER RELATED PARTY TRANSACTIONS

In December 1997, Easy Phone, Inc. (formerly Easy Cellular, Inc.) redeemed a substantial portion of the shares of stock held by Richard Pollara, president and a shareholder of UST, in exchange for Easy Phone's interest in Tel Com East, Tel Com West and Tel Com Jacksonville.

On December 30, 1997, Tel Com East, Tel Com Jacksonville and Tel Com West operated under a license agreement with Easy Phone. The agreement allowed Tel Com East, Tel Com Jacksonville and Tel Com West to use the Easy Phone licenses to resell telecommunication services for monthly payments of $20,000.

In January 1997, Tel Com Jacksonville purchased the assets of Montebello Finance, LLC, a Florida Limited Liability Company, for cash of $50,000 and a note payable of $200,000 from Richard Pollara, president of UST. The note payable was paid off during 1998.

The Company has two obligations arising from joint venture agreements entered into between two predecessor entities of the Company and Easy Cellular, Inc. Mr. Pollara succeeded to the rights of Easy Cellular, Inc. under these joint venture agreements. One joint venture agreement was entered into by Tel Com East and Easy Cellular, Inc. on February 28, 1997 whereby Tel Com East agreed to pay Easy Cellular, Inc. $400,000 from the proceeds of the venture. This amount has not been paid to Mr. Pollara, as successor in interest to Easy Cellular, Inc. The second joint venture agreement was entered into by Tel Com West and Easy Cellular on July 24, 1997 whereby Tel Com West agreed to pay Easy Cellular approximately $60,000. This amount has not been paid to Mr. Pollara, as successor in interest to Easy Cellular, Inc. Mr. Pollara has not received any payment of principal or interest on these notes. Mr. Pollara has no present interest to demand payment of these notes.

On November 22, 1999 the Company issued two promissory notes to Mr. Pollara to satisfy these obligations. (See Note M).



     Read the accompanying Independent Certified Public Accountants Report.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE M - SUBSEQUENT EVENTS

On February 12, 1999, the Company offered a private placement of a minimum of 500 and a maximum of 1,600,000 shares of common stock at a offering price of $3 per share for aggregate consideration of between $1,500 and $4,800,000. As of September 30, 1999, the Company had sold 414,430 shares resulting in net proceeds of approximately $1,234,815. The offering was open through October 1999. On November 2, 1999, the Board extended the offering for six additional months. The Company has been advised that this offering is exempt from the registration requirements of the federal securities law's pursuant to Regulation D.

During 1999, the Company issued 850,000 shares of its common stock to four individuals for cash of $600,000 pursuant to an exemption under section 4(2) of the Securities Act of 1933.

On November 2, 1999 the Company increased the par value of its preferred stock from no par to $0.10. The par value has been restated for all periods presented.

On November 22, 1999 the Company converted a $400,000 obligation of the Company with Richard Pollara in to a note payable. The note payable bears interest at 8.5% per annum, with the principal due on demand. The note is unsecured. (See Note L).

On November 22, 1999 the Company converted a $59,002 obligation of the Company with Richard Pollara in to a note payable. The note payable bears interest at 8.5% per annum, with the principal due on demand. The note is unsecured. (See Note L).



     Read the accompanying Independent Certified Public Accountants Report.

                             (PNC CPAs Letterhead)

                          Independent Auditors' Report





Board of Directors
Tel Com Plus East, L.L.C., Tel Com Plus West, L.L.C.,
    and Tel Com Plus Jacksonville, L.L.C.
Clearwater, Florida


We have audited the accompanying combined balance sheets of Tel Com Plus East, L.L.C., Tel Com Plus West, L.L.C., and Tel Com Plus Jacksonville, L.L.C. as of September 30, 1998 and December 31, 1997 and the related combined statements of operations, members' capital, and cash flows for the year and period then ended. These combined financial statements are the responsibility of the management of Tel Com Plus East, L.L.C., Tel Com Plus West, L.L.C., and Tel Com Plus Jacksonville, L.L.C. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Tel Com Plus East, L.L.C., Tel Com Plus West, L.L.C., and Tel Com Plus Jacksonville, L.L.C. as of September 30, 1998 and December 31, 1997 and the results of their operations and cash flows for the year and period then ended in conformity with generally accepted accounting principles.

Effective October 1, 1998, all of the assets and liabilities of Tel Com Plus East, L.L.C., Tel Com Plus West, L.L.C., and Tel Com Plus Jacksonville, L.L.C. were acquired by United States Telecommunications, Inc. in a transaction accounted for as a purchase. We have audited the financial statements of United States Telecommunications, Inc. for the year ended December 31, 1998 and have emphasized in our report dated December 7, 1999 the conditions which raise substantial doubt about its ability to continue as a going concern.




Certified Public Accountants
Tampa, Florida
December 7, 1999

             TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                     AND TEL COM PLUS JACKSONVILLE, L.L.C.
                             COMBINED BALANCE SHEET

                                     ASSETS

                                                                          September 30,      December 31,
                                                                              1998               1997
                                                                          -------------      ------------
CURRENT ASSETS
    Cash                                                                  $    296,328       $     71,934
    Accounts receivable, net of allowance for doubtful
        accounts of $2,006,732 and $280,916, respectively                      656,680            323,272
    Agent receivable                                                            33,786             33,102
    Prepaid expenses and Other                                                   4,400              3,979
                                                                          ------------       ------------
        Total current assets                                                   991,194            432,287
                                                                          ------------       ------------

PRE BILLED ACCOUNTS RECEIVABLE                                                                    147,672
                                                                          ------------       ------------

PROPERTY AND EQUIPMENT, NET                                                    376,021            237,000

OTHER ASSETS
    Deposits                                                                    13,041             24,971
    Operating license net of amortization of $0 and $4,167
        at 1998 and 1997, respectively                                                             95,833
    Software net of amortization of $7,136 and $2,299 at
        1998 and 1997, respectively                                             37,943              7,753
    Receivable from United States Telecommunications, Inc.                   1,406,734
    Other                                                                       15,000             15,000
                                                                          ------------       ------------
           Total other assets                                                1,472,718            143,557
                                                                          ------------       ------------

TOTAL ASSETS                                                              $  2,839,933       $    960,516
                                                                          ============       ============

                        LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES
    Accounts payable                                                      $     32,445       $     85,915
    Accrued liabilities                                                        220,850            117,513
    Accrued sale tax                                                         1,357,160            443,833
    Accrued carrier charges                                                  1,390,742          1,113,460
    Notes Payable and obligations - related parties                            500,357            613,270
                                                                          ------------       ------------
         Total current liabilities                                           3,501,554          2,373,991
                                                                          ------------       ------------

DEFERRED PRE BILLED ACCOUNTS RECEIVABLE                                                           147,672
                                                                          ------------       ------------
LONG TERM LIABILITIES
    Unit recission obligation                                               30,032,642          6,900,774
    Unit recission obligation accrued interest                               1,586,636            366,183
                                                                          ------------       ------------
        Total long term liabilities                                         31,619,278          7,266,957
                                                                          ------------       ------------

COMMITMENTS AND CONTINGENCIES

MEMBERS' CAPITAL                                                           (32,280,899)        (8,828,104)
                                                                          ------------       ------------

TOTAL LIABILITIES AND MEMBERS' CAPITAL                                    $  2,839,933       $    960,516
                                                                          ============       ============


     Read the accompanying Independent Certified Public Accountants Report. The accompanying notes are an integral part of these financial statements.

             TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                     AND TEL COM PLUS JACKSONVILLE, L.L.C.
                       COMBINED STATEMENTS OF OPERATIONS

        PERIOD ENDED SEPTEMBER 30, 1998 AND THE PERIOD FROM INCEPTION TO
                               DECEMBER 31, 1997

                                                                              1998               1997
                                                                          ------------       ------------

Revenues                                                                  $ 11,270,247       $  3,558,018

Cost of revenues                                                             3,436,453          2,098,000
                                                                          ------------       ------------

    Gross profit                                                             7,833,794          1,460,018

Advertising expenses                                                         1,662,704          1,455,009
General and administrative expenses                                          8,597,426          3,925,312
Impairment loss                                                                126,721            200,356
Loss on promoter receivable                                                 18,830,888          6,453,979
                                                                          ------------       ------------

    Loss from operations                                                   (21,383,945)       (10,574,638)

Interest expense                                                               (43,329)           (57,047)
                                                                          ------------       ------------

Net loss                                                                  $(21,427,274)      $(10,631,685)
                                                                          ============       ============



     Read the accompanying Independent Certified Public Accountants Report. The accompanying notes are an integral part of these financial statements.

              TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.
                     AND TEL COM PLUS JACKSONVILLE, L.L.C.
               COMBINED STATEMENTS OF CHANGES IN MEMBERS CAPITAL
         PERIOD ENDED SEPTEMBER 30, 1998 AND THE PERIOD FROM INCEPTION
                             TO DECEMBER 31, 1997

                                   Tel Com      Tel Com       Tel Com                       Unit Holder
                                    East         West      Jacksonville     Members'         Promissory         Members'
                                    Units        Units         Units        Capital             Note            Capital
                                   --------     --------   ------------   ------------      ------------      ------------
Tel Com East units issued
    to founders                         310                               $     12,499                        $     12,499

Tel Com East units issued
    to founders for license           1,240                                     50,000                              50,000

Tel Com East unit offering            1,805                                  2,777,910       $(2,621,226)          156,684

Tel Com West units issued
    to founders                                    2,200                        12,496                              12,496

Tel Com West units issued
    to founders for license                        8,800                        50,000                              50,000

Tel Com West unit offering                         2,856                     4,167,809        (3,911,345)          256,464

Tel Com Jacksonville units
    issued to founders                                             96

Tel Com Jacksonville unit
    offering                                                      160          750,000                             750,000

Payments on Tel Com East
    unit holders promissory
    note                                                                                         571,218           571,218

Payments on Tel Com West
    unit holders promissory
    note                                                                                         770,500           770,500

Write off Tel Com East
    uncollectible promissory
    note                                                                                         374,286           374,286

Write off Tel Com West
    uncollectible promissory
    note                                                                                         457,340           457,340

Rescission offering to Tel Com
    East                               (356)                                  (548,086)                           (548,086)

Rescission offering to Tel Com
    West                                            (238)                     (347,791)                           (347,791)

Rescission offering to Tel Com
    Jacksonville                                                 (160)        (750,000)                           (750,000)

Distributions                                                                  (12,029)                            (12,029)

Net loss                                                                   (10,631,685)                        (10,631,685)
                                   --------     --------     --------     ------------      ------------      ------------

Balance at December 31, 1997          2,999       13,618           96     $ (4,468,877)     $ (4,359,227)     $ (8,828,104)
                                   ========     ========     ========     ============      ============      ============


     Read the accompanying Independent Certified Public Accountants Report. The accompanying notes are an integral part of these financial statements.

             TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                     AND TEL COM PLUS JACKSONVILLE, L.L.C.
                       COMBINED STATEMENTS OF CHANGES IN
                                MEMBERS CAPITAL
                      PERIOD ENDED SEPTEMBER 30, 1998 AND
                 THE PERIOD FROM INCEPTION TO DECEMBER 31, 1997


                                   Tel Com      Tel Com       Tel Com                       Unit Holder
                                    East         West      Jacksonville     Members'         Promissory         Members'
                                    Units        Units         Units        Capital             Note            Capital
                                   --------     --------   ------------   ------------      ------------      ------------
Balance at December 31, 1997          2,999       13,618           96       (4,468,877)       (4,359,227)       (8,828,104)

Payments on Tel Com East
    unit holders promissory note                                                               1,675,721         1,675,721

Payments on Tel Com West
    unit holders promissory note                                                               2,077,274         2,077,274

Rescission offering to Tel Com
    East                             (1,449)                                (2,229,826)                         (2,229,826)

Rescission offering to Tel Com
    West                             (2,323)                                (3,379,606)                         (3,379,606)

Distributions                                                                 (169,084)                           (169,084)

Net loss                                                                   (21,427,274)                        (21,427,274)
                                   --------     --------     --------     ------------      ------------      ------------

Balance at September 30, 1998         1,550       11,295           96     $(31,674,667)     $   (606,232)     $(32,280,899)
                                   ========     ========     ========     ============      ============      ============


     Read the accompanying Independent Certified Public Accountants Report. The accompanying notes are an integral part of these financial statements.

             TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                     AND TEL COM PLUS JACKSONVILLE, L.L.C.
                       COMBINED STATEMENTS OF CASH FLOWS
         PERIOD ENDED SEPTEMBER 30, 1998 AND THE PERIOD FROM INCEPTION
                             TO DECEMBER 31, 1997

                                                                              1998               1997
                                                                          ------------       ------------
 CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss from operations                                              $(21,427,274)      $(10,631,685)
                                                                          ------------       ------------
    Adjustments to reconcile net loss to net cash used
        by operating activities:
           Depreciation and amortization                                        77,402             73,546
           Provision for bad debt                                            3,292,145            280,916
           Impairment loss                                                     126,721            200,356
           Issuance of units for services                                                          24,995
           Write off of offering costs and imputed interest                     35,888            836,263
           Loss on promoter receivable write off                            18,830,888          6,453,979
           Changes in operating assets and liabilities:
               (Increases) decreases in:
                  Accounts receivable and agent receivables                 (3,626,238)          (637,289)
                  Prepaid expenses and other assets                            (12,351)           (43,950)
                  Receivable from United States Telecommunications, Inc.    (1,406,738)
               Increase (decreases) in:
                  Accounts payable                                             (53,470)            85,915
                  Accrued liabilities                                          103,338            117,513
                  Accrued taxes                                                913,327            443,833
                  Accrued carrier charges                                      277,282          1,113,460
                                                                          ------------       ------------
    Total adjustments to reconcile net loss to net cash used
         by operating activities                                            18,558,194          8,949,537
                                                                          ------------       ------------
    Net cash used by operating activities                                   (2,869,080)        (1,682,148)
                                                                          ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of Montebello finance, LLC                                                           (50,000)
    Purchase of software                                                       (35,026)           (10,051)
    Purchases of property and equipment                                       (208,612)          (255,711)
                                                                          ------------       ------------
    Net cash used by investing activities                                     (243,638)          (315,762)
                                                                          ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Payments on note payable - related party                                  (148,799)            (9,845)
    Cash received from repayment of non-recourse
    Promissory notes                                                         3,752,995          1,341,718
    Cash received from the issuance of units                                                      750,000
    Payments on recission obligation                                           (98,000)
    Distributions to unit holders                                             (169,084)           (12,029)
                                                                          ------------       ------------
    Net cash provided by financing activities                                3,337,112          2,069,844
                                                                          ------------       ------------

NET INCREASE IN CASH                                                           224,394             71,934

Cash at beginning of period                                                     71,934
                                                                          ------------       ------------

Cash at end of period                                                     $    296,328       $     71,934
                                                                          ============       ============

     Read the accompanying Independent Certified Public Accountants Report. The accompanying notes are an integral part of these financial statements.

             TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                     AND TEL COM PLUS JACKSONVILLE, L.L.C.
                       COMBINED STATEMENTS OF CASH FLOWS
         PERIOD ENDED SEPTEMBER 30, 1998 AND THE PERIOD FROM INCEPTION
                             TO DECEMBER 31, 1997

                                                                              1998               1997
                                                                          ------------       ------------
SUPPLEMENTAL NON-CASH INVESTING ACTIVITIES:
    Promoter receivable for recission                                     $ 18,830,888       $  6,453,979
                                                                          ============       ============

SUPPLEMENTAL NON-CASH FINANCING ACTIVITIES:
    Issuance of a note payable for the purchase of
        Montebello Finance                                                $                  $    200,000
                                                                          ============       ============
    Issuance of obligations for offering costs                            $     35,888       $    423,115
                                                                          ============       ============
    Issuance of a non recourse promissory note
        in exchange for units                                             $                  $  6,945,719
                                                                          ============       ============
    Issuance of a operating license in exchange for units                 $                  $    100,000
                                                                          ============       ============
    Issuance of units to founders                                         $                  $     24,995
                                                                          ============       ============

SUPPLEMENTAL CASH FLOW INFORMATION
    Interest paid                                                         $     14,001       $     23,755
                                                                          ============       ============

     Read the accompanying Independent Certified Public Accountants Report. The accompanying notes are an integral part of these financial statements.

             TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                     AND TEL COM PLUS JACKSONVILLE, L.L.C.
                         NOTES TO FINANCIAL STATEMENTS

NOTE A - NATURE OF OPERATIONS

Tel Com Plus Florida, L.L.C. ("Tel Com Florida") which changed its name to Tel Com Plus Jacksonville, L.L.C. ("Tel Com Jacksonville") was formed on February 28, 1997, Tel Com Plus Miami L.L.C. ("TCM") was formed on April 25, 1997, and on March 9, 1998 TCM changed its name to Tel Com Plus East, L.L.C. ("Tel Com East") and Tel Com Plus California, L.L.C. ("TCC") was formed on July 28, 1997 and on March 9, 1998 TCC changed its name to Tel Com Plus West, L.L.C. ("Tel Com West") collectively referred to as the "Company".

The Company is a reseller of local telephone services to credit challenged consumers throughout the United States. The Company's business could be significantly affected by regulatory and legislative developments. Such effects could include increased competition and, as a result, decreased revenues.

As of September 30, 1998 (effective as of October 1, 1998), Tel Com East, Tel Com West and Tel Com Jacksonville, entered into an agreement (the "Agreement") with United States Telecommunications, Inc. ("UST"). The Agreement provided for the transfer and assignment to UST of all the assets and liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville in exchange for shares of common stock and Class A preferred stock of UST. For accounting purposes the acquisition was accounted for under the purchase method.

NOTE B - GOING CONCERN UNCERTAINTY

As indicated in the accompanying financial statements, the Company incurred an operating loss of $21,427,274 during the period ended September 30, 1998. At September 30, 1998 the Company had negative working capital of $2,510,360 and negative equity of $32,280,899. Additionally the Company has entered into a stipulation and consent agreement with final order dated May 12, 1999 with the state of Florida whereby the Company agreed to complete an offer of rescission with respect to securities at Tel Com East, Tel Com West, and Tel Com Jacksonville sold in violation of federal and state securities laws. The Company has recorded an approximate contingent liability of $30,000,000 plus interest thereon in anticipation of a payments related to the recission offering. These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.

As indicated above, on September 30, 1998 the Company entered into an agreement with UST.

Management of UST believes three major steps are important for it's future.

- Final settlement of the alleged federal and state violations of the securities laws, which have drained the Company of time and resources;
-        Securing new operating licenses and territories; and
-        Securing additional capital to fund future expansion.

Management of UST believes, based on the three major steps outlined above, its operating losses could be reduced, and to the extent the Company's business strategy is realized, the UST's operating losses could be eliminated.

An appropriate liquidity of UST is also based on the three major steps outlined above. The potential liability of UST under the rescission offer is approximately $30,000,000 plus interest. If the actual amount of liability of this recission offer exceeds $100,000, then the amount due plus interest will be paid over time. Management of UST believes making payments over a period of time in annual installments will ease the financial burden imposed by the recission offer. However if a significant number of participants accept this recission offer the likelihood of repayment decreases.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities which may result from the possible inability of the Company to continue as a going concern.


     Read the accompanying Independent Certified Public Accountants Report.

             TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                     AND TEL COM PLUS JACKSONVILLE, L.L.C.
                         NOTES TO FINANCIAL STATEMENTS


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all cash on hand and in banks, certificates of deposits and other highly liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Accounts Receivables

Accounts receivable occur solely from sales of telephone services. Management reserves for all receivable balances that have not been collected within 60 days. Accounts over 90 days are written off. Management determines the reserve based upon reviews of individual accounts, recent loss experience, current economic conditions and other pertinent factors. Allowances for uncollectible billed services are adjusted monthly.

Agent Receivable

The Company has entered into agreements with various agents to receive payments for phone services. The agents are typically check cashing stores, pawnshops, rent-to-own stores and convenience stores. At the time of customer payment to the agent, the Company transfers the receivables from accounts receivable to agent receivable. At the time of agent collection, a commission obligation to the agent is recorded.

Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation on the straight-line method over the estimated useful lives of the related assets. Assets held under leasehold improvements are amortized using the straight-line method over the life of the lease or life of improvement, whichever is less. Major classes of property and equipment and their related lives are as follows:

                                                                Life in
   Major Class                                                   Years
   -----------                                                   -----

   Leasehold improvements                                         3-5
   Furniture, fixtures and equipment                                5
   Computer equipment                                               3
   Equipment                                                        5

Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

Revenue Recognition

Revenues are recognized monthly at the time of billing. The customers are billed mid month for the current months services. Billings were performed under the carrier license name of Easy Cellular.

Cell phone services were provided on a prepaid basis and recorded as deferred revenue. Revenue was recognized when services were performed. Operations ceased during November 1997.


     Read the accompanying Independent Certified Public Accountants Report.

             TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                     AND TEL COM PLUS JACKSONVILLE, L.L.C.
                         NOTES TO FINANCIAL STATEMENTS


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Advertising Costs

Advertising costs other than direct response advertising is expense as incurred. During the period presented the Company had no direct response advertising costs.

Goodwill

Goodwill relates to the original purchase in 1997 of Montebello Finance, LLC by Tel Com Jacksonville and represents the excess of cost over fair value of net assets acquired and was amortized using the straight line method over 15 years. On an on-going basis, management reviews recoverability, the valuation and amortization of goodwill. As part of this review, management considers the undiscounted value of the projected future net earnings in evaluating the value of goodwill. If the undiscounted value of the projected future net earnings is less than the stated value, the goodwill would be written down to its fair value.

During 1997 Tel Com Jacksonville determined that the goodwill was impaired and recognized a loss on the write off of this goodwill of $200,356.

Software Capitalization

The Company has adopted Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This standard requires certain direct development costs associated with internal-use software to be capitalized including external direct costs of material and services and payroll costs for employees devoting time to the software projects. These costs are amortized over a period of three years beginning when the asset is substantially ready for USE. On October 1, 1998 the Company completed the application development stage and upon placing the software in use, began amortizing the capitalized software. The Company capitalized external direct material and service costs of $35,026 and $10,051 for software costs during fiscal 1998 and 1997 respectively. During 1998 and 1997 the company recorded amortization of $7,136 and $2,299, respectively.

Income Taxes

Taxable income or loss of the Company are allocated to the unit holders in accordance with the provisions of the operating agreement. The Company qualifies as a S-Corporation and as such, Federal income taxes accrue to the unitholders rather than to the Company. Accordingly, the statements of operations of the Company include no provision for Federal income taxes.

Credit Risk

Cash is at risk to the extent that it exceeds Federal Deposit Insurance Corporation ("FDIC") insured amounts (approximately $78,000 at September 30,
1998). To minimize risk, the Company places its cash with high credit quality institutions.

Carrier Contracts

The Company purchases traditional local telephone service from various incumbent local exchange carriers pursuant to a resale agreement. During 1998 and 1997 the Company had entered into resale agreements with four major carriers to provide residential local telephone service to consumers.


     Read the accompanying Independent Certified Public Accountants Report.

             TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                     AND TEL COM PLUS JACKSONVILLE, L.L.C.
                         NOTES TO FINANCIAL STATEMENTS


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Asset Impairment

When the Company has long-lived assets, which have a possible impairment indicator, the Company estimates the future cash flows from the operation of these assets. If the estimated cash flows recoup the recorded value of the assets, they remain on the books at that value. If the net recorded value cannot be recovered, the assets are written down to their market value if lower than the recorded value.

NOTE D - OPERATING LICENSE

The Company operated under licenses, tariffs and carrier contract to resell local telecommunications services provided from a joint venture with Easy Cellular, Inc. from inception through December 1997. On December 30, 1997, Tel Com East and Tel Com West entered into an Agency Agreement with Easy Phone, Inc. (formerly Easy Cellular, Inc.)(See Note K). The agreement allows the Company to continue to operate under operated under licenses and tariffs held by Easy Phone for a monthly rental fee of $20,000. Rental expense was $289,222 in 1998 and $31,458 in 1997, respectively.

NOTE E - ACQUISITIONS

During January 1997 (at the time of inception), Tel Com Jacksonville acquired the inventory and a carrier contract of Montebello Finance, LLC, in exchange for cash of $50,000 and a note payable of $200,000. The acquisition was accounted for using the purchase method. The purchase price of $250,000, has been recorded as an intangible asset and is being amortized over a period of three years. During 1997 the intangible asset became impaired and a loss on impairment was recognized. (See Note C).

NOTE F - PROPERTY AND EQUIPMENT

                                                            1998          1997
                                                         ----------    ----------
      Furniture and equipment                            $   64,691    $   38,398
      Equipment                                             180,295        95,883
      Leasehold Improvements                                 34,934        34,184
      Computer equipment                                    183,128        85,971
                                                         ----------    ----------
                                                            463,048       254,436
      Less accumulated depreciation                          87,027        17,436
                                                         ----------    ----------
                                                         $  376,021    $  237,000
                                                         ==========    ==========

Depreciation expense for 1998 and 1997 was $69,591 and $ 17,436, respectively.

NOTE G - NOTE PAYABLE-RELATED PARTY

The Company issued a note payable to Richard Pollara, president of the Company and significant unit holder bearing interest at 12% per annum, principal due on demand. Certain assets of the Company secure the note. The balance outstanding was $41,355 and $190,155 at September 30, 1998 and December 31, 1997
respectively. Interest expense was $14,004 and $23,755 for 1998 and 1997, respectively.

The Company has an obligation with Richard Pollara, president of the Company and a significant shareholder of the Company. The obligation is non-interest bearing, however the Company has imputed interest at 8.5% per annum. The obligation outstanding was $400,000 at September 30, 1998 and December 31, 1997 respectively. Interest expense was $25,500 and $31,167 for 1998 and 1997, respectively. (See Note L).


     Read the accompanying Independent Certified Public Accountants Report.

             TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                     AND TEL COM PLUS JACKSONVILLE, L.L.C.
                         NOTES TO FINANCIAL STATEMENTS


NOTE G - NOTE PAYABLE-RELATED PARTY - continued

The Company has an obligation with Richard Pollara, president of the Company and a significant shareholder of the Company. The obligation is non-interest bearing, however the Company has imputed interest at 8.5% per annum. The obligation outstanding was $59,002 and $23,115 at September 30, 1998 and December 31, 1997, respectively. Interest expense was $3,825 and $2,125 for 1998 and 1997, respectively. (See Note L).

NOTE H - RECESSION OBLIGATION

The State of Florida, Department of Banking and Finance entered into a Stipulation and Consent Agreement (the Agreement") with Final Order dated May 12, 1999 with UST, Tel Com East, Tel Com West, Tel Com Jacksonville. The Agreement relates to the sale of securities of Tel Com East, Tel Com West, Tel Com Jacksonville in violation of federal and state securities laws.

Pursuant to the Agreement, UST agreed to offer a rescission in accordance with the Florida Securities and Investor Protection Act on or before November 30, 1999 for the securities of Tel Com East, Tel Com West and Tel Com Jacksonville. On December 7, 1999, the State of Florida, Department of Banking and Finance notified Tel Com East Tel Com West, Tel Com Jacksonville and UST that they were in violation of the Agreement and action to enforce the Agreement would be commenced.

As a part of the recission UST is offering certain holders of our common stock and Class A preferred stock the right to rescind their purchase of securities of one or more of the predecessor entities. These securities were offered and sold and were subsequently exchanged for shares of UST common stock and Class A preferred stock in possible violation of federal and state securities laws. In a Stipulation and Consent Agreement with Final Order dated May 12, 1999 between the State of Florida, Department of Banking and Finance, UST and other parties, UST as legal successor to Tel Com East, Tel Com West and Tel Com Jacksonville, admitted that the predecessors' securities were sold in violation of the securities laws of the State of Florida. Accordingly, UST offers to certain shareholders the right to rescind the purchase of these securities. UST is not making the rescission offer to shareholders who were nor are executive officers of the UST or who actively participated in the offer and sale of the securities, which are the subject of this rescission.

UST has offered a recission to all the unit holders of Tel Com East, Tel Com Jacksonville and Tel Com West. The Company has calculated interest at 10% on the outstanding recission obligation. The Company has established a recission obligation of $30,032,642 and $6,900,774, recission obligation interest of $1,586,636 and $366,183 and a receivable from the promoter for $18,830,888 and $6,453,979 during 1998 and 1997 respectively. The Company wrote off the promoter receivable of $18,830,888 and $6,453,979 during 1998 and 1997, respectively.

In early to mid 1998 an offer to purchase was made to all the unit holders of Tel Com Jacksonville. The recission was accepted by 80 unit holders resulting in the recission obligation of $995,000. This obligation is included in the above recission obligation. The obligation is being paid out over a period of time. Tel Com Jacksonville established a receivable from the promoter for the total amount of the recission. In 1998 Tel Com Jacksonville wrote off the receivable of $995,000.


     Read the accompanying Independent Certified Public Accountants Report.

             TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                     AND TEL COM PLUS JACKSONVILLE, L.L.C.
                         NOTES TO FINANCIAL STATEMENTS


NOTE I - COMMITMENTS AND CONTINGENCIES

As of September 30, 1998, the Company is obligated under non-cancelable operating leases for future minimum rent payments for office space and furniture and equipment as follows:


                   1998                        $     57,009
                   1999                             207,056
                   2000                             141,935
                   2001                              39,266
                   2002                              34,287
                   2003                               7,265
                                               ------------
                                               $    486,818
                                               ============

Rent expense for the periods ended September 30, 1998 and December 31, 1997 was $138,169 and $79,355, respectively.

These leases were assumed by UST (See Note A).

The Securities and Exchange Commission ("SEC") brought an action against Tel Com East and Tel Com West. The SEC alleges among other things, violation of Rule 10b-5 of the Securities and Exchange Act of 1943, as amended, and fraud in the sale of their securities. The outcome of this litigation cannot be predicted. If the court does rule against the Company, the Company may be subject to severe civil penalties and other remedies which will have a material adverse effect on our business and financial condition.

In the normal course of its business, the Company is subject to litigation. Management, based on discussions with its legal counsel, does not believe any claims, individually or in the aggregate, will have a material adverse impact on the Company's financial position.

NOTE J - OTHER RELATED PARTY TRANSACTIONS

In January 1997, Tel Com Plus Jacksonville purchased the assets of Montebello Finance, LLC for cash of $50,000 and a note payable of $200,000. Montebello Finance was owned in trust by the children of the Founders of Tel Com Jacksonville.

In January 1997 Tel Com East entered into a joint venture agreement with Easy Cellular, Inc. (owned by a related party) to obtain the use of operating licenses. (See Note K).

In July 1997 Tel Com West entered into a joint venture agreement with Easy Cellular, Inc. (owned by a related party) to obtain the use of operating licenses. (See Note K).

In December 1997, Easy Phone, Inc. redeemed all of the shares of stock held by Founder of UST in exchange for Easy Phone's interest in Tel Com East, Tel Com West and Tel Com Jacksonville.


     Read the accompanying Independent Certified Public Accountants Report.

             TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                     AND TEL COM PLUS JACKSONVILLE, L.L.C.
                         NOTES TO FINANCIAL STATEMENTS


NOTE J - OTHER RELATED PARTY TRANSACTIONS - continued

The Company has two obligations arising from the joint venture agreements entered into between the Company and Easy Cellular, Inc. Mr. Pollara succeeded to the rights of Easy Cellular, Inc. under these joint venture agreements. One joint venture agreement was entered into by Tel Com East and Easy Cellular, Inc. on February 28, 1997 whereby Tel Com East agreed to pay Easy Cellular, Inc. $400,000 from the proceeds of the venture. This amount has not been paid to Mr. Pollara, as successor in interest to Easy Cellular, Inc. The second joint venture agreement was entered into by Tel Com West and Easy Cellular on July 24, 1997 whereby Tel Com West agreed to pay Easy Cellular approximately $60,000. This amount has not been paid to Mr. Pollara, as successor in interest to Easy Cellular, Inc.

NOTE K - MEMBERS' CAPITAL

Joint Venture Agreements

On February 28, 1997 Tel Com East issued 1,240 units payable to obtain the use of operating licenses valued at $50,000 and a $400,000, 8.5% note payable to provide capitalization of Tel Com East pursuant to a Joint Venture Agreement with Easy Cellular (See Note G).

On July 24, 1997 Tel Com West issued 8,800 units to obtain the use operating licenses valued at $50,000 and a 8.5% note payable for 3% of the capitalization of Tel Com West pursuant to the Joint Venture Agreement with Easy Cellular (See Note G).

Purchase Agreements

On December 3, 1996, Tel Com Jacksonville entered into a purchase agreement pursuant to which D&B Holdings International, Inc. agreed to purchase 160 units (representing 62.5% of the Tel Com East outstanding membership units) in a private placement. As part of the agreement a $750,000, 8% annum, non-recourse promissory note was delivered for the units. The net proceeds from the Unit Offering were $0 and $750,000 for the nine months ended September 30, 1998 and the period from inception to December 31, 1997, receptively.

During January 1997, Tel Com Jacksonville issued 96 units to the founding members. These units were valued at $0 since the Company was a start up organization.

On May 1, 1997, Tel Com Miami (presently Tel Com East) entered into a purchase agreement pursuant to which Prime Equities Group, Inc. agreed to purchase 1,950 units (representing 50% of the Tel Com East outstanding membership units) in a private placement for $1,539 per unit. As part of the agreement a $3,001,050 non-interest bearing, non-recourse promissory note was delivered for the units. The Company reduced the note to $2,771,910 for units returned to the Company and $156,684 for imputed interest. The net proceeds from the Unit Offering were $1,675,721 and $571,218 for the nine months ended September 30, 1998 and the period from inception to December 31, 1997, respectively. Tel Com East imputed interest at a rate of 8%. During 1997 Tel Com East wrote off the uncollected portion of the promoter non-recourse promissory note of $374,286.

During January 1997, Tel Com Miami (presently Tel Com East) issued 310 units to the founding members. The units were valued at $12,496 based on the value placed on the units issued for the operating license.


     Read the accompanying Independent Certified Public Accountants Report.

             TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                     AND TEL COM PLUS JACKSONVILLE, L.L.C.
                         NOTES TO FINANCIAL STATEMENTS


NOTE K - MEMBERS' CAPITAL - continued

On July 21, 1997, Tel Com West entered into a purchase agreement pursuant to which Prime Equities Group, Inc. agreed to purchase 11,000 units (representing 50% of the Tel Com West outstanding membership units) in a private placement for $1,539 per unit. As part of the agreement a $16,455,000 non-interest bearing; non-recourse promissory note was delivered for the units. The Company reduced the note to $4,167,809 for units returned to the Company and imputed interest of $256,464. The net proceeds from the Unit Offering were $2,077,274 and $770,500 for the nine months ended September 30, 1998 and the period from inception to December 31, 1997, receptively. Tel Com East imputed interest at a rate of 8%. During 1997 Tel Com West wrote off the uncollected portion of the promoter non-recourse promissory note of $457,340.

During July 1997, Tel Com West issued 2,200 units to the founding members. The units were valued at $12,496 based on the value placed on the units issued for the operating license.

NOTE L - OPERATING AGREEMENTS

Under an operating agreement dated April 9, 1997 the members of Tel Com East and Tel Com West agreed that net income, net loss, or capital gains of Tel Com East and Tel Com West for each fiscal year is allocated and apportioned among the members pro rata in accordance with their respective ownership interests. The agreement provides that no member is liable under judgement, decree, or order of the court, or in any other manner, for debt, obligations or liability of the Company, except as provided by law. The duration of the Company and the operating agreement is until December 31, 2025, unless the Company is dissolved earlier.


    Read the accompanying Independent Certified Public Accountants Report.

================================================================================

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of common shares means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these common shares in any circumstances under which the offer or solicitation is unlawful.

Until __________, 2000, all dealers that buy, sell or trade our securities may be required to deliver a prospectus.

---------


                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
Prospectus Summary.................................................     1
Forward-looking Statements.........................................     4
Risk Factors.......................................................     5
The Rescission Offer...............................................    10
Capitalization.....................................................    13
Selected Financial Data............................................    13
Management's Discussion and Analysis of Financial Condition and
  Results of Operations............................................    15
Business...........................................................    23
Management.........................................................    33
Compensation of Executive Officers.................................    34
Certain Transactions...............................................    34
Security Ownership of Certain Beneficial Owners and Management.....    36
Description of Capital Stock.......................................    38
Experts............................................................    39
Additional Information.............................................    39
Index to Financial Statements......................................    39
Form of Acceptance.................................................   A-1
Form of Rejection..................................................   B-1


================================================================================



================================================================================



                             RESCISSION OFFER TO THE
                                 SHAREHOLDERS OF




                                  UNITED STATES
                               TELECOMMUNICATIONS,
                                      INC.









                              --------------------
                                   PROSPECTUS
                              --------------------













                                    [ ],


================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.


      SEC Registration Fee          $  7,835
      Legal fees                    $110,000
      Accounting fees               $160,000
      Printing expenses             $ 20,000
      Miscellaneous expenses        $  2,000
                                    --------
          TOTAL                     $299,835


Item 14. Indemnification of Directors and Officers.

      In accordance with the Florida Business Corporation Act, Article VII of United States Telecommunications, Inc.'s (the "Corporation") Articles of Incorporation provide as follows:

                                   Article VII

      The Corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify directors from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which directors may be entitled under any provision of the Bylaws, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity as director and as to action in another capacity, including without limitation, as an officer or employee of the Corporation, while serving as a director and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

      The Corporation may, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify any and all person whom it shall have the power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified by may be entitled under any provisions of the bylaws, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity as to action in another capacity whiled holding such office and shall continue as to a person who has ceased to be an officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      Article Eight of the Corporation's Bylaws provides as follows:

Article VIII


      8.1. Definitions: As used in this Article, the following terms shall have the following meanings:

      (a) "Corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

      (b) "Other enterprises" includes employee benefit plans;

      (c) "Expenses" includes counsel fees, including those for appeal;

      (d) "Liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

      (e) "Proceeding" includes any threatened pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

      (f) "Agent" includes a volunteer;

      (g) "Serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

      (h) "Not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

      8.2 Authority to Indemnify.

      (a) Except as otherwise provided in this Section, the Corporation (i) shall indemnify any person who was or is a director of the Corporation and was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise and (ii) may indemnify any other person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he is or was an officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) The Corporation (i) shall indemnify any person who was or is a director of the Corporation and who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, and (ii) may indemnify any other person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      (c) To the extent that a director of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (a) or subsection (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. To the extent that an officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (a) or subsection (b), or in defense of any claim, issue, or matter therein, he may be indemnified against expenses actually and reasonably incurred by him in connection therewith.

      8.3 Advances for Expenses.

      (a) Expenses incurred by a director in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section. Expenses incurred by an officer in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

      (b) The indemnification and advancement of expenses provided pursuant to this Article are not exclusive, and a Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

            (i) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

            (ii) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

            (iii) In the case of a director, a circumstance under which the liability provisions for unlawful distributions are applicable; or

            (iv) Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

      (c) Indemnification and advancement of expenses as provided in this Article shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

      8.4 Determination and authorization of indemnification.

      (a) Any indemnification under subsection 8.2 (a) or subsection 8.2(b), unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has net the applicable standard of conduct set forth in subsection 8.2(a) or subsection 8.2(b). Such determination shall be made:

            (i) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

            (ii) If such a quorum is not obtainable or even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

            (iii) By independent legal counsel:

                  l. Selected by the Board of Directors prescribed in paragraph (i) or the committee prescribed in paragraph
                        (ii); or

                  2. If a quorum of the directors cannot be obtained for paragraph (i) and the committee cannot be designated under paragraph (ii), selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or

            (iv) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

      (b) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by subsection 8.4(a)(iii) shall evaluate the reasonableness of expenses and may authorize indemnification.

      8.5 Application to Court for indemnification or advancement of expenses.

      (a) Unless the Corporation's articles of in Corporation provide otherwise, notwithstanding the failure of a Corporation to provide indemnification, and despite any contrary determination of the Board or of the shareholders in the specific case, a director, officer, employee, or agent of the Corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

            (i) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection 8.2(c), in which case the court shall also order the Corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

            (ii) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the Corporation of its power pursuant to subsection 8.3(b); or

            (iii) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection, 8.2(a), subsection 8.2(b), or subsection 8.3(b).

Item 15. Recent Sales of Unregistered Securities.

      On February 12, 1999, the Corporation offered a private placement of a minimum of 500 and a maximum of 1,600,000 shares of common stock to accredited investors at an offering price of $3 per share for an aggregate consideration of between $1,500 and $4,800,000. As of September 30, 1999, the Corporation had sold 414,430 shares of its common stock in this offering resulting in net proceeds to the Corporation of approximately $1,234,545. The offering was open until October 1999. On November 7, 1999, the Corporation's board of directors extended the offering for six additional months. The Corporation has been advised that this offering is exempt for the registration requirements of the federal securities laws pursuant to Rule 505 of Regulation D under the Securities Act of 1933.

      On February 17, 1999, the Corporation offered and sold 400,000 shares of its common stock to Joseph Thacker, an existing shareholder of the Corporation, for an aggregate purchase price of $150,000. The offer and sale was made in reliance upon the exemption from the federal securities registration requirements set forth in Section 4(2) of the Securities Act of 1933.

      On September 1, 1999, the Corporation offered and sold (i) 150,000 shares of its common stock to Larry M. Roberts for an aggregate purchase price of $150,000, (ii) 150,000 shares of its common stock to Marion T. Wilbanks for an aggregate purchase price of $150,000 and (iii) 150,000 shares of its common stock to Khalid Elmanouzi for an aggregate purchase price of $150,000. The offer and sale was made in reliance upon the exemption from the federal securities registration requirements set forth in Section 4(2) of the Securities Act of 1933.

Item 16.Exhibits and Financial Statement Schedule

      The exhibits filed as part of this registration statement are as follows:

Exhibit
Number      Description of Exhibit
----------------------------------
3.1         Articles of Incorporation of the Corporation

3.2         Bylaws of the Corporation

4.1         Promissory Notes issued by United States Telecommunications, Inc. to
            Richard Pollara dated November 22, 1999 in the principal amount of
            $400,000

4.2         Promissory Note issued by United States Telecommunications, Inc. to
            Richard Pollara dated November 22, 1999 in the principal amount of
            $59,002.54

10.1        Resale Agreement between GTE North Incorporated and Contel of the
            South Incorporated d/b/a/ GTE Systems of the South and United States
            Telecommunications dated as of December 23, 1998

10.2 Local Exchange Telecommunications Services Resale Agreement by and between Ameritech Information Industry Services and United States
            Telecommunications, Inc. dated as of August 10, 1998

10.3        Resale Service Agreement by and between New England Telephone and
            Telegraph Company d/b/a/ Bell Atlantic - Massachusetts and United
            States Telecommunications, Inc. dated as of March 3, 1998.

10.4        Resale Agreement by and between BellSouth Telecommunications, Inc.
            and United States Telecommunications, Inc. dated as of May 28, 1998

10.5 Resale Agreement by and between Southwestern Bell Telephone Company and United States Telecommunications, Inc. dated as of October 1, 1998

10.6 Master Resale Agreement for the State of Indiana by and between United Telephone Company of Indiana and United States
            Telecommunications, Inc. (Sprint) dated as of November 1, 1998

11          Statement re: Computation of Per Share Earnings

23.1        Consent of Independent Auditors

27.1        Financial Data Schedule for the nine month period ended September
            30, 1999 (for SEC use only)

27.2        Financial Data Schedule for the year ended December 31, 1998 (for
            SEC use only)


Item 17. Undertakings.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Corporation, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The Corporation will:

      (1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Corporation under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

      (2) For determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Clearwater, State of Florida, on December 21, 1999.

                                    UNITED STATES TELECOMMUNICATIONS,  INC.

                                    By: /s/ RICHARD J. POLLARA
                                        --------------------------------
                                        Richard J. Pollara
                                          President
                                          Duly Authorized Representative

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of December 21, 1999.

/s/ RICHARD J. POLLARA
-------------------------------------
Richard J. Pollara, President and Director               Date: December 21, 1999
(Principal Executive and Accounting Officer)

/s/ SAM DEAN
-----------------------------------
Sam Dean, Director                                       Date: December 21, 1999

                                                                      APPENDIX A

                         ACCEPTANCE OF RESCISSION OFFER

                                  ------------

         YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU
          WISH TO REJECT THE RESCISSION OFFER, YOU SHOULD EXECUTE AND
             RETURN TO THE COMPANY THE REJECTION FORM ON APPENDIX B.

         IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE EXECUTE AND
            RETURN THIS FORM, IN ACCORDANCE WITH THE INSTRUCTIONS SET
                                  FORTH BELOW.

                                  ------------


United States Telecommunications, Inc.
5251 110th Avenue North, Suite 118
Clearwater, Florida 33760

Ladies and Gentlemen:

         The undersigned acknowledges receipt of the Prospectus dated __________ ___, 2000 of United States Telecommunications, Inc. (the "Company"), together with the Appendices thereto (the "Prospectus"). The Company is offering, upon the terms and conditions set forth herein and in the Prospectus, to its holders of its common stock (the "Common Stock") and Class A preferred stock (the "Preferred Stock," together with the Common Stock, the "Stock") the right to rescind their purchase of securities of one or more of the Company's predecessor entities, Tel Com Plus East, LLC, Tel Com Plus West, LLC and Tel Com Plus Jacksonville, LLC (the "Rescission Offer"). Accordingly, the undersigned acknowledges that the Company is offering to purchase the Stock of the undersigned as set forth below.

         I hereby accept the Rescission Offer for the Stock listed below. I direct that all of the payment be made for shares of Stock surrendered herewith or all of the payment to be made for the shares resold at a loss in a bona fide transaction prior to the date hereof be made to the address appearing at the end of this Rescission Offer Acceptance form. I understand that as a result of accepting the Rescission Offer, I will no longer hold the shares of Stock represented by the certificates tendered herewith.

         The following certificates representing shares of Stock purchased on the date set forth below are enclosed herewith:

  Number of Shares              Date of Purchase            Certificate Numbers





         Please include satisfactory proof of the price paid for the above-listed securities of Tel Com East, Tel Com West and/or Tel Com Jacksonville. Satisfactory proof may take the form of a canceled check or a receipt from the broker, dealer or other person conducting such sale. The purchase price may have been paid in either cash or property. If the purchase price was paid in property, the price will be deemed to be the fair market value of such properrty at the time of the sale. If the proof of the purchase price is not reasonably satisfactory to the Company, we may require additional proof.

         If you have resold the shares of Stock to a third party at a loss prior to the date hereof in a bona fide transaction, please enclose herewith proof reasonably satisfactory to the Company evidencing the sale of the shares at a loss in a bona fide transaction. Please list the number of shares purchased and the amount of consideration you received upon resale.


            Number of Shares                       Consideration Received





         Satisfactory proof of sale at a loss may take the form of appropriate confirmations of sale from brokers or dealers. If the proof of a bona fide sale at a loss is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, the Company shall require evidence that any sale of the Stock was a bona fide transfer of such shares.

         *If you require additional space, please complete an additional sheet, sign it and attach it to this form.

         1. Guarantee of Signatures. Except as set forth below, signatures on the Acceptance of Rescission Offer form need not be guaranteed.

         2. Delivery of Acceptance of Rescission Offer Forms and Certificates. You, as a Rescission Offeree, must properly complete and duly execute and mail or deliver this Acceptance of Rescission Offer form, together with the certificate(s) representing shares of Common Stock and Class A Preferred Stock to be surrendered in acceptance of the offer to rescind and other required documents to the Company at the address set forth above. IN ORDER TO ACCEPT THE RESCISSION OFFER, ALL MATERIALS MUST BE RECEIVED BY THE COMPANY BY _____________ ___, 2000.

         The Company reserves the absolute right to reject any and all surrenders of shares of Common Stock or Class A Preferred Stock (i) that are not in proper form or otherwise not valid or (ii) the acceptance of which would be, in the opinion of the Company's counsel, unlawful. The Company reserves the absolute right to waive any defect or irregularity in the surrender of shares of Common Stock or Class A Preferred Stock.

         3. Signatures on the Rescission Offer Acceptance Form. In order to accept the Rescission Offer, you must complete and execute in full the signature page and power of attorney on pages A-3 and A-4, respectively. If the shares of Common Stock or Class A Preferred Stock surrendered hereby are owned of record by two or more joint owners, all such owners must sign this Acceptance of Rescission Offer form. If any of the shares of Common Stock or Class A Preferred Stock are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Acceptance of Rescission Offer forms as there are different registrations of certificates.

         When this Acceptance of Rescission Offer form is signed by the registered holder(s) of the certificate(s) listed and transmitted hereby, the Power of Attorney to Transfer Stock on page A-4 must be completed and signed exactly as the name or names of the registered holder or holders appear on the certificate(s). Signatures on such power of attorney must be guaranteed.

         4. Mutilated, Lost, Destroyed or Stolen Certificates. If any certificate has been mutilated, lost, destroyed or stolen, the holder should promptly notify the Company. The holder will then be directed as to the steps that must be taken in order to replace the certificate. The Acceptance of Rescission Offer form and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen certificate(s) have been followed.

         5. Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to representatives of the Company, at the address and telephone number set forth in the Prospectus.

         THE METHOD OF DELIVERY OF THIS ACCEPTANCE OF RESCISSION
OFFER FORM, THE CERTIFICATE FOR SHARES OF COMMON STOCK AND CLASS

A PREFERRED STOCK, AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF DELIVERY IS TO BE MADE BY MAIL, REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

         DELIVERY OF THIS ACCEPTANCE OF RESCISSION OFFER FORM TO AN ADDRESS OTHER THAN TO "UNITED STATES TELECOMMUNICATIONS, INC., 5251 110TH AVENUE NORTH, SUITE 118, CLEARWATER, FLORIDA 33760," WILL NOT CONSTITUTE A VALID ACCEPTANCE. THIS ACCEPTANCE OF RESCISSION OFFER IS TO BE COMPLETED AND SIGNED BY EACH RESCISSION OFFEREE WHO SURRENDERS HEREWITH COMMON STOCK AND/OR CLASS A PREFERRED STOCK FOR ACCEPTANCE OF THE RESCISSION OFFER.

         I hereby accept the Rescission Offer for the above Common Stock and/or Class A Preferred Stock. I direct that all payments be made to the undersigned at the address set forth below. I understand and agree that as a result of such acceptance, I will no longer hold the shares of Common Stock and/or Class A Preferred Stock in the Company.


-------------------------------------          ------------------------------------------
Name (Please Print)                            Signature


--------------------------------------         ------------------------------------------
Street Address                                 Date


--------------------------------------         ------------------------------------------
City, State and Zip Code of Residence          Social Security or Taxpayer Identification
                                               Number

                       POWER OF ATTORNEY TO TRANSFER STOCK

       For value received,_____________________________, hereby assigns and
                          Name(s) of Rescission Offeree

transfers unto United States Telecommunications,Inc.____________________________
                               Number of Shares subject to the Rescission Offer

shares of the common stock of United States Telecommunications, Inc. standing in his or her name on the books of said corporation and represented by

Certificate No(s)._______ herewith and hereby assigns and transfers unto

United States Telecommunications, Inc.

__________________________________ shares of the Class A preferred stock
Number of shares subject to the Rescission Offer

of United States Telecommunications, Inc. standing in his or her name on the books of said corporation and represented by Certificate No(s)._______

herewith and does hereby irrevocably constitute and appoint _________ and his or her assigns, and each of them, attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.



Dated:                                      Signature:
      --------------------                            -------------------------
                                            Print Name:
                                                       ------------------------

THIS FORM SHOULD BE MAILED OR SENT TO THE COMPANY AS SOON AS PRACTICABLE, BUT IN NO EVENT BEING RECEIVED BY THE COMPANY LATER THAN THE EXPIRATION DATE OF THIS RESCISSION OFFER, WHICH IS ____________ ___, 2000.

                                                                      APPENDIX B

                          REJECTION OF RESCISSION OFFER

                                  ------------

             YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER.
         IF YOU WISH TO ACCEPT THE RESCISSION OFFER, DO NOT EXECUTE AND
                               RETURN THIS FORM.

         IF YOU WISH TO REJECT THE RESCISSION OFFER, PLEASE EXECUTE AND
            RETURN THIS FORM, IN ACCORDANCE WITH THE INSTRUCTIONS SET
                                  FORTH BELOW.

                                  ------------


United States Telecommunications, Inc.
5251 110th Avenue North
Suite 118
Clearwater, Florida  33760


Ladies and Gentlemen:

         The undersigned acknowledges receipt of the Prospectus dated __________ ___, 2000 of United States Telecommunications, Inc. (the "Company"), together with the Appendices thereto (the "Prospectus"). The Company is offering, upon the terms and conditions set forth herein and in the Prospectus, to its holders of its common stock (the "Common Stock") and Class A preferred stock (the "Preferred Stock," together with the Common Stock, the "Stock") the right to rescind their purchase of securities of one or more of the Company's predecessor entities, Tel Com Plus East, LLC, Tel Com Plus West, LLC and Tel Com Plus Jacksonville, LLC (the "Rescission Offer"). Accordingly, the undersigned acknowledges that the Company is offering to purchase the Stock of the undersigned as set forth below.

         I hereby reject the Rescission Offer. I understand that as a result of rejecting the Rescission Offer, I continue to hold the shares of Stock. I further understand that rejection of the Rescission Offer, and retaining an investment in the Company subject to this Rescission Offer, is speculative, involves a high degree of risk and is suitable only for persons of substantial financial means who are able to bear the risk of loss of their entire investment.

         1. In connection with such rejection of the Rescission Offer, the undersigned hereby represents and warrants as follows:

                  (a) The undersigned understands and acknowledges that the rejection of the Rescission Offer is speculative in nature and involves significant risks, and the undersigned has taken full cognizance of and understands all of the risk factors relating to the rejection of the Rescission Offer, including those set forth under the caption "Risk Factors" in the Prospectus.

                  (b) The undersigned represents that he or she has analyzed and reviewed the Prospectus and this rejection form before making the decision to reject the Rescission Offer.

                  (c) The undersigned has been given the opportunity to ask representatives of the Company, questions relating to the Company, its finances and its business plans and has had access to all books and records of the Company and all other documents relating to the business and financial affairs of the Company as well as such other information concerning the Company as he has considered necessary to make a decision to reject to Rescission Offer and has availed himself of that opportunity to the full extent desired, and understands the financial condition, assets, liabilities, business plans, and operations of the Company.

                  (d) The undersigned has sufficient knowledge and experience in financial matters to evaluate the merits and risks of retaining an investment in the Company, and the undersigned is financially able to bear the economic risk of loss of the entire investment should the Stock become worthless.

                  (e) The undersigned is aware that the Company entered into a Consent Agreement with the State of Florida, Department of Banking and Finance, which mandated that the Company make a rescission offer to certain of its holders of Common Stock and Class A Preferred Stock. The undersigned is further aware that the Company has a history of losses and deficits and that the Independent Auditors' Report prepared in connection with the Rescission Offer indicates substantial doubt about the Company's ability to continue as a going concern. As a result, an investment in the Shares is a speculative investment involving a high degree of risk of loss of the entire investment.

                  (f) The undersigned acknowledges that there has been no market for the Common Stock and/or the Preferred Stock and there can be no assurance that such a market will develop. Thus, the Shares are suitable for purchase only by investors who can afford to have substantial funds committed to a nonliquid, investment for an indefinite period of time.

                  (g) The undersigned acknowledges that the Company and others will rely on the representations, warranties and agreements contained herein and that, if any of the foregoing representations, warranties and agreements made by the undersigned are no longer accurate, it shall promptly notify the Company.

         2. Delivery of Rejection of Rescission Offer Forms and Certificates. You, as a Rescission Offeree, must properly complete and duly execute and mail or deliver this Rejection of Rescission Offer form. IN ORDER TO REJECT THE RESCISSION OFFER, ALL MATERIALS MUST BE RECEIVED BY THE COMPANY BY __________ ___, 2000

         3. Signatures on the Rescission Offer Rejection Form. If the shares of Common Stock and/or Class A Prferred Stock retained by the undersigned are owned of record by two or more joint owners, all such owners must sign this Rejection of RescissionOffer form. If any of the shares of Stock are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Rejection of Rescission Offer forms as there are different registrations of certificates.

         4. Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to representatives of the Company, at the address and telephone number set forth in the Prospectus.

         THE METHOD OF DELIVERY OF THIS REJECTION OF RESCISSION OFFER FORM IS AT THE ELECTION AND RISK OF THE HOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF DELIVERY IS TO BE MADE BY MAIL, REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

         DELIVERY OF THIS REJECTION OF RESCISSION OFFER FORM TO AN ADDRESS OTHER THAN TO "THE UNITED STATES TELECOMMUNICATIONS INC., 5251 110TH AVENUE NORTH, SUITE 118, CLEARWATER, FLORIDA 33760" WILL NOT CONSTITUTE A VALID REJECTION. THIS REJECTION OF RESCISSION OFFER IS TO BE COMPLETED AND SIGNED BY EACH RESCISSION OFFEREE WHO SURRENDERS HEREWITH COMMON STOCK OR CLASS A PREFERRED STOCK FOR REJECTION OF THE RESCISSION OFFER.

         I hereby reject the Rescission Offer for the Shares purchased by me from the Company. I understand and agree that as a result of such rejection, I will continue to hold shares of Common Stock and/or Class A Preferred Stock in the Company.

--------------------------------------       -----------------------------------
Name (Please Print)                          Signature


                                             -----------------------------------
                                             Date


THIS FORM SHOULD BE MAILED OR SENT AS SOON AS PRACTICABLE, BUT IN NO EVENT BEING RECEIVED BY THE COMPANY LATER THAN THE EXPIRATION DATE OF THIS RESCISSION OFFER, WHICH IS ________ __, 2000.